Exhibit 10.1

Deal CUSIP #  74340YAV1

Facility CUSIP:74340YAW9

AMENDED AND RESTATED SENIOR TERM LOAN AGREEMENT

dated as of May 4, 2017

among

PROLOGIS, L.P.,
as a Borrower and a Guarantor,

CERTAIN AFFILIATE BORROWERS,
as Borrowers,

PROLOGIS, INC.,
as a Guarantor,

Various Lenders,

BANK OF AMERICA, N.A.,
as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
JPMORGAN CHASE BANK, N.A.
Joint Lead Arrangers and Joint Bookrunners

i

16257277_9

(continued)

ii

16257277_9

(continued)

iii

16257277_9

(continued)

iv

16257277_9

(continued)

v

16257277_9

(continued)

Page

SCHEDULES

2.1	Commitments and Applicable Percentages
2.2	Fronting Lender Commitments
2.3	Initial Borrowers
8.1	Opinions
9.6	Litigation
9.9	Environmental Matters
14.2	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of
A-1	Euro Loan Notice
A-2	U. S. Loan Notice
A-3	Yen Loan Notice
A-4	Sterling Loan Notice
B	Compliance Certificate
C	Assignment and Assumption
D	Borrower’s Accession Agreement
E	Joinder Agreement
F	Increase Certificate

vi

16257277_9

AMENDED AND RESTATED SENIOR TERM LOAN AGREEMENT

This AMENDED AND RESTATED SENIOR TERM LOAN AGREEMENT dated as of May 4, 2017 is among PROLOGIS, L.P., a Delaware limited partnership (“Prologis”), each Initial Affiliate Borrower (defined below), each Eligible Affiliate that becomes a borrower hereto pursuant to Section 6.12 (individually an “Additional Affiliate Borrower” and collectively “Additional Affiliate Borrowers”), PROLOGIS, INC., as a guarantor, various Lenders (defined below), BANK OF AMERICA, N.A., as Administrative Agent, and JPMORGAN CHASE BANK, N.A., as Syndication Agent.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1	Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“ABR Rate” means the greater of (a) the Japanese Prime Rate and (b) the Daily Floating Yen Eurocurrency Rate. If at any time any rate described above is not available, then the applicable ABR Rate shall be determined by reference to the rate or rates, as applicable, that are available.

“ABR Rate Loan” means a Yen Loan denominated in Yen bearing interest at the ABR Rate.

“Additional Affiliate Borrower” has the meaning specified in the introductory paragraph hereto.

“Additional Alternative Currency” has the meaning specified in Section 6.16.

“Adjusted EBITDA” means, for the Companies on a consolidated basis, net earnings before Preferred Dividends, plus amounts that have been deducted, and minus amounts that have been added, for the following (without duplication):

(a)Non-recurring losses (gains) from Dispositions of assets (excluding Dispositions to any Property Fund and Dispositions to third parties in connection with the Companies’ development business);

(b)Losses (gains) resulting from foreign currency exchange effects of settlement of Indebtedness and mark-to-market adjustments associated with (i) intercompany Indebtedness between Prologis and any of its Consolidated Subsidiaries and Unconsolidated Affiliates, (ii) third party Indebtedness of Prologis and its Consolidated Subsidiaries and (iii) Swap Contracts (other than those entered into for purely speculative purposes);

1

16257277_9

(c)Arrangement fees, amendment fees and costs incurred in connection with the negotiation, documentation and/or closing of the Global Credit Agreement and any amendment, supplement or other modification thereto;

(d)Losses and charges from extraordinary, non-recurring and other unusual items (including fees and costs incurred in connection with the negotiation, documentation and/or closing of each capital market offering, debt financing (including this Agreement) or amendments thereto, redemption or exchange of Indebtedness, business combination, acquisition, merger, disposition, recapitalization and consent solicitation);

(e)Losses (gains) from early extinguishment of Indebtedness; and

(f)Losses (earnings) attributable to Unconsolidated Affiliates;

plus Allowed Unconsolidated Affiliate Earnings, plus all amounts deducted in calculating net earnings for Interest Expense (including cash and non-cash amounts), minority interests, provisions for taxes based on income (including deferred income taxes), provisions for unrealized gains and losses, depreciation and amortization and the effect of any other non-cash item. Notwithstanding the above, non-cash losses (gains) and any non-cash impairment of Investments, intangible assets, including goodwill, or other assets shall be added back to (in the case of write-downs, impairment charges and losses) or deducted from (in the case of gains) Adjusted EBITDA to the extent deducted (added) in the calculation of net earnings or Adjusted EBITDA (but without duplication).

“Administrative Agent” means Bank of America, in its capacity as administrative agent hereunder, or any successor in such capacity.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 14.2 or (subject to Section 14.2.4) such other address or account as Administrative Agent may from time to time notify to Prologis and Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Borrowers” means, collectively, each Initial Affiliate Borrower and each Additional Affiliate Borrower; and “Affiliate Borrower” means any of the Affiliate Borrowers.

“Aggregate Tranche Commitments” means, collectively, the U.S. Aggregate Commitments, the Euro Aggregate Commitments, the Yen Aggregate Commitments and the Sterling Aggregate Commitments; and “Aggregate Tranche Commitment” means any of the Aggregate Tranche Commitments.

“Agreement” means this Amended and Restated Senior Term Loan Agreement.

2

16257277_9

“Allocating Lender” has the meaning specified in Section 6.13.1.

“Allowed Unconsolidated Affiliate Earnings” means distributions (including “promote” or “carried interest” distributions but excluding extraordinary or non-recurring distributions) received in cash from Unconsolidated Affiliates.

“Alternative Currencies” means (a) for the U.S. Tranche, each of Euro, Sterling and Yen, (b) for the Euro Tranche, each of Dollars, Sterling and Yen, (c) for the Yen Tranche, each of Dollars, Euro and Sterling, and (d) for the Sterling Tranche, each of Dollars, Euro and Yen.

“Anti-Corruption Law” means, with respect to any Company, any law, rule or regulation of any jurisdiction applicable to such Company concerning or relating to bribery or corruption including the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

“Applicable Margin” means, with respect to any Loan, the applicable percentage per annum set forth in the table below opposite the applicable ratings of Prologis, determined in accordance with the following: If Prologis has ratings from both Moody’s and S&P, then the Applicable Margin will be based upon the higher such rating unless the difference between the ratings is two or more rating levels, in which case the Applicable Margin will be based upon the rating level that is one level below the higher rating.  If Prologis has only one such rating, then the Applicable Margin will be based on such rating.  If Prologis does not have either rating, then the highest Applicable Margin will apply.

Level	Moody’s Rating	S&P Rating	Base Rate Loans	Eurocurrency Rate Loans / Substitute Rate Loans
1	A2 or better	A or better	0.000%	0.800%
2	A3	A-	0.000%	0.900%
3	Baa1	BBB+	0.000%	0.950%
4	Baa2	BBB	0.100%	1.100%
5	Baa3	BBB-	0.350%	1.350%
6	Less than Baa3 or not rated	Less than BBB- or not rated	0.750%	1.750%

Initially, the Applicable Margin shall be determined based upon Level 2. Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Moody’s Rating or S&P Rating, as applicable, shall be effective during the period commencing on the fifth Business Day following the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

3

16257277_9

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Dollar Equivalent of the Aggregate Tranche Commitments represented by the Dollar Equivalent of such Lender’s Commitments at such time.  If the commitment of each Lender to make Loans has been terminated pursuant to Section 12.2 or if the Aggregate Tranche Commitments have expired, then the Applicable Percentage of such Lender shall be the percentage (carried out to the ninth decimal place) of the Dollar Equivalent of the Total Outstandings held by such Lender (with the aggregate amount of such Lender’s risk participation and funded participation in Fronting Loans being deemed “held” by such Lender for purposes of this definition).

“Applicable Time” means, with respect to any borrowings and payments in any currency, the local time in the place of settlement for such currency as may be determined by Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicable Tranche Lender” means, with respect to any Tranche, a Lender under such Tranche.

“Applicable Tranche Percentage” means:

(a)with respect to any U.S. Lender at any time, the percentage (carried out to the ninth decimal place) of the U.S. Aggregate Commitments represented by such U.S. Lender’s U.S. Commitment at such time.  If the commitment of each U.S. Lender to make U.S. Loans has been terminated pursuant to Section 6.3.1 or 12.2 or if the U.S. Aggregate Commitments have expired, then the Applicable Tranche Percentage of such U.S. Lender shall be the percentage (carried out to the ninth decimal place) of the U.S. Total Outstandings represented by such U.S. Lender’s U.S. Credit Exposure.  The Applicable Tranche Percentage of each U.S. Lender as of the Closing Date is set forth opposite the name of such U.S. Lender on Schedule 2.1.

(b)with respect to any Euro Lender at any time, the percentage (carried out to the ninth decimal place) of the Euro Aggregate Commitments represented by such Euro Lender’s Euro Commitment at such time.  If the commitment of each Euro Lender to make Euro Loans has been terminated pursuant to Section 6.3.1 or 12.2 or if the Euro Aggregate Commitments have expired, then the Applicable Tranche Percentage of such Euro Lender shall be the percentage (carried out to the ninth decimal place) of the Euro Total Outstandings represented by such Euro Lender’s Euro Credit Exposure.  The Applicable Tranche Percentage of each Euro Lender as of the Closing Date is set forth opposite the name of such Euro Lender on Schedule 2.1.

(c)with respect to any Yen Lender at any time, the percentage (carried out to the ninth decimal place) of the Yen Aggregate Commitments represented by such Yen Lender’s Yen Commitment at such time.  If the commitment of each Yen Lender to make Yen Loans has been terminated pursuant to Section 6.3.1 or 12.2 or if the Yen Aggregate Commitments have expired, then the Applicable Tranche Percentage of such Yen Lender shall be the percentage (carried out to the ninth decimal place) of the Yen Total Outstandings represented by such Yen Lender’s Yen Credit Exposure.  The Applicable Tranche Percentage of each Yen Lender as of the Closing Date is set forth opposite the name of such Yen Lender on Schedule 2.1.

4

16257277_9

(d)with respect to any Sterling Lender at any time, the percentage (carried out to the ninth decimal place) of the Sterling Aggregate Commitments represented by such Sterling Lender’s Sterling Commitment at such time.  If the commitment of each Sterling Lender to make Sterling Loans has been terminated pursuant to Section 6.3.1 or 12.2 or if the Sterling Aggregate Commitments have expired, then the Applicable Tranche Percentage of such Sterling Lender shall be the percentage (carried out to the ninth decimal place) of the Sterling Total Outstandings represented by such Sterling Lender’s Sterling Credit Exposure.  The Applicable Tranche Percentage of each Sterling Lender as of the Closing Date is set forth opposite the name of such Sterling Lender on Schedule 2.1.

“Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., each in its capacity as a joint lead arranger and a joint bookrunner for the credit facility contemplated hereby.

“Assignee Group” means two or more Qualified Institutions that are Affiliates of one another.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and a Qualified Institution (with the consent of any party whose consent is required by Section 14.6.2), and accepted by Administrative Agent, in substantially the form of Exhibit C or any other form (including electronic documentation generated by use of an electronic platform) approved by Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of General Partner for the fiscal year ended December 31, 2016 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto.

“Available Tranches” means, collectively, the U.S. Tranche, the Euro Tranche, the Yen Tranche and each Supplemental Tranche; and “Available Tranche” means any of the Available Tranches.

“Availability Period” means the period from the Closing Date to the earliest of (a) for purposes of any Tranche, the date of termination of the Aggregate Tranche Commitments for such Tranche pursuant to Section 6.3, and (b) for purposes of all Tranches, (i) the Maturity Date, (ii) the date of termination of all the Aggregate Tranche Commitments pursuant to Section 6.3, and (iii) the date of termination of the Commitments of each Lender pursuant to Section 12.2.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

5

16257277_9

“Base Rate” means, with respect to Loans denominated in Dollars for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Administrative Agent as its “prime rate” and (c) the Daily Floating Eurocurrency Rate.  If at any time any rate described above is not available, then the Base Rate shall be determined by reference to the rate or rates, as applicable, that are available.  The “prime rate” is a rate set by Administrative Agent based upon various factors including Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.  Any change in such rate announced by Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.

“Borrower Accession Agreement” means a Borrower Accession Agreement substantially in the form of Exhibit D.

“Borrower Materials” has the meaning specified in Section 10.2.

“Borrowers” means, collectively, Prologis and Affiliate Borrowers; and “Borrower” means any one of the Borrowers.

“Borrowings” means, collectively, U.S. Borrowings, Euro Borrowings, Yen Borrowings and Sterling Borrowings; and “Borrowing” means any one of the foregoing.

“Business Day” means:

(a)any day other than (i) a Saturday or Sunday, (ii) with respect to any Tranche, a day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where Administrative Agent’s Office for such Tranche is located or New York City, New York or (iii) with respect to the Yen Tranche, a day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City, New York or Tokyo, Japan; and

(b)if such day relates to any interest rate setting for a Eurocurrency Rate Loan denominated in Dollars, any funding, disbursement, settlement or payment in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, any day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(c)if such day relates to any interest rate setting for a Eurocurrency Rate Loan denominated in Euro, any funding, disbursement, settlement or payment in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or, if such payment system ceases to be operative, such other payment

6

16257277_9

system (if any) determined by Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro;

(d)if such day relates to any interest rate setting for a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London, Tokyo or other applicable offshore interbank market for such currency; and

(e)if such day relates to any funding, disbursement, settlement or payments in a currency other than Dollars or Euro for a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” means, for any period, an amount equal to $0.10 per square foot on the aggregate of the portfolio square footage of General Partner and its Consolidated Subsidiaries most recently reported on a Form 10-Q or 10-K filed with the SEC by or on behalf of General Partner.

“Capital Lease” means any capital lease or sublease that has been (or under GAAP should be) capitalized on the balance sheet of the lessee.

“Capitalization Rate” means the percentage rates set forth below:

(a)5.50% with respect to all Properties located in Japan;

(b)6.25% with respect to all Properties located in Europe; and

(c)6.00% with respect to all Properties not located in Japan or Europe.

“Cash Equivalents” means (a) direct obligations of the United States of America or any agency thereof, or obligations fully guaranteed by the United States of America or any agency thereof; provided that such obligations mature within one year of the date of acquisition thereof, (b) commercial paper rated “A-1” (or higher) according to S&P or “P-1” (or higher) according to Moody’s and, in each case, maturing not more than 180 days from the date of acquisition thereof, (c) time deposits with, and certificates of deposit and bankers’ acceptances issued by, any Global Lender or any other United States bank having capital surplus and undivided profits aggregating at least $1,000,000,000, and (d) mutual funds whose investments are substantially limited to the foregoing.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules,

7

16257277_9

guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Change of Control” means an event or series of events by which:

(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of General Partner entitled to vote for members of the board of directors or equivalent governing body of General Partner on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of General Partner cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)General Partner shall cease to (i) be the sole general partner of Prologis, or (ii) own, directly or indirectly, more than 50% of the Equity Interests of Prologis.

“Closing Date” means the first date all the conditions precedent in Section 8.1 are satisfied or waived in accordance with Section 14.1.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means a Lender’s commitment under any Tranche.

“Companies” means General Partner and its Consolidated Subsidiaries; provided that for purposes of Sections 9.2, 9.6, 9.7, 9.14, 9.17, 9.20 and 12.1, “Companies” shall also include each Borrower that is not a Consolidated Subsidiary; and “Company” means any one of the Companies.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

8

16257277_9

“Consolidated Leverage Ratio” means, as of any date, the ratio of (a) all Indebtedness of the Companies, on a consolidated basis, to (b) Total Asset Value; provided that for purposes of calculating the Consolidated Leverage Ratio, (i) total Indebtedness of the Companies shall be adjusted by deducting therefrom an amount equal to the lesser of (A) total Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation and (B) Unrestricted Cash of the Companies and (ii) Total Asset Value shall be adjusted by deducting therefrom the amount by which total Indebtedness is adjusted under clause (i).

“Consolidated Subsidiary” means, with respect to any Person (a “Parent”), any other Person in which such Parent directly or indirectly holds an Equity Interest and that would be consolidated in the preparation of consolidated financial statements of such Parent in accordance with GAAP.  Any reference herein or in any other Loan Document to a “Consolidated Subsidiary” shall, unless otherwise specified, be a reference to a Consolidated Subsidiary of General Partner.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Parties” means, collectively, Administrative Agent, each Lender and each Fronting Lender.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, environmental claims, breach of representations or warranties, failure to pay taxes and insurance, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

“Daily Floating Eurocurrency Rate” means, as of any date of determination, the per annum rate of interest equal to LIBOR (as defined in the definition of “Eurocurrency Rate”), or a comparable or successor rate that is approved by Administrative Agent, as published on the applicable Bloomberg screen page (or another commercially available source providing quotations of LIBOR as reasonably designated by Administrative Agent and acceptable to Prologis from time to time) at approximately 11:00 a.m. London time on the date of determination (or, if such day is not a Business Day, on the immediately preceding Business Day) for Dollar deposits being delivered in the London interbank market for a term of one month commencing on that day.  If the Daily Floating Eurocurrency Rate as of any date of determination shall be less than zero (0), such rate shall be deemed to be zero (0) as of such date of determination for all purposes of this Agreement.

9

16257277_9

“Daily Floating Yen Eurocurrency Rate” means, as of any date of determination, the Eurocurrency Rate applicable to Eurocurrency Rate Loans denominated in Yen under the Yen Tranche with a term of one month commencing on the date of determination (or, if such day is not a Business Day, on the immediately preceding Business Day). If the Daily Floating Yen Eurocurrency Rate as of any date of determination shall be less than zero (0), such rate shall be deemed to be zero (0) as of such date of determination for all purposes of this Agreement.

“Debt Service” means, for any Person for any period, the sum of the cash portion of Interest Expense (excluding, to the extent included therein, amortized fees previously paid in cash) plus any regularly scheduled principal payments on Indebtedness; provided that Debt Service shall not include Excluded Debt Service.

“Debtor Relief Laws” means Title 11 of the United States Code and all other applicable state or federal liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time or both, would be an Event of Default.

“Default Rate” means an interest rate per annum equal to (a) in the case of a Base Rate Loan, the sum of (i) the Base Rate plus (ii) the Applicable Margin, if any, for Base Rate Loans, plus (iii) 2% per annum; and (b) in the case of any other Loan, the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means any Lender that: (a) has failed to fund any Loan (including any portion of any applicable Fronting Loan) within two Business Days of the date required to be funded by it hereunder, unless such failure has been cured; (b) has notified any Borrower, Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations hereunder (unless such notice has been withdrawn and the effect of such notice has been cured) or has made a public statement to that effect (unless such statement has been retracted); (c) has failed, within three Business Days after written request by Administrative Agent or Prologis, to confirm in writing to Administrative Agent and Prologis that it will comply with the terms of this Agreement relating to its obligation to fund prospective Loans (including any portion of an applicable Fronting Loan), unless such failure has been cured; (d) has otherwise failed to pay to Administrative Agent or any other Lender any other amount (other than a de minimis amount) required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute or such failure has been cured; or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a bankruptcy or insolvency proceeding, (ii) had a receiver, conservator, trustee or custodian appointed for it, (iii) taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as the ownership or acquisition of such Equity Interest does not result in or provide such Lender with immunity from the jurisdiction of courts

10

16257277_9

within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement made with such Lender.

“Designated Borrower” means (a) with respect to the General Partner Guaranty, all Borrowers, and (b) with respect to the Prologis Guaranty, all Borrowers other than Prologis.

“Disposition” or “Dispose” means the sale, transfer, license, lease, contribution or other disposition (including any sale and leaseback transaction, but excluding charitable contributions) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interests of a Person that by its terms (or by the terms of any Equity Interests into which it is convertible or for which it is exchangeable or exercisable) (a) matures or is subject to mandatory redemption, pursuant to a sinking fund obligation or otherwise on or prior to the Maturity Date, (b) is convertible into or exchangeable or exercisable for a Liability or Disqualified Stock on or prior to the Maturity Date, (c) is redeemable on or prior to the Maturity Date at the option of the holder of such Equity Interests or (d) otherwise requires any payments by such Person on or prior to the Maturity Date.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined by Administrative Agent, at such time on the basis of the Spot Rate (as of the most recent Revaluation Date) for the purchase of Dollars with such currency.

“Dutch Banking Act” means the Act on the Supervision of the Financial Markets dated September 28, 2006 (Wet op het Financieel Toezicht).

“Dutch Borrower” means any Borrower that is organized under the Laws of The Netherlands.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

11

16257277_9

“Eligible Affiliate” means any Person in which Prologis directly or indirectly holds an Equity Interest.

“Eligible Qualified Institution” means a Qualified Institution that meets the following requirements: (a) to the extent that a Lender is a Qualified Lender with respect to an outstanding Loan in which a Fronting Lender has funded a portion of such Loan, then an “Eligible Qualified Institution” with respect to the assignment of such Loan by such Qualified Lender is a Qualified Lender; and (b) such Qualified Institution is able to make the representations set forth in Section 7.1.5(a) with respect to the applicable Tranche; provided that “Eligible Qualified Institution” shall not include any Company or any Affiliate of any Company.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means all Federal, state, provincial, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Prologis, any other Loan Party or any of their respective Affiliates directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all shares of capital stock of (or other ownership or profit interests in) such Person, all warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, and all other ownership, beneficial or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, in each case to the extent then outstanding; provided that the convertible senior notes of Prologis shall not constitute Equity Interests unless such notes are converted into capital stock of Prologis.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Prologis within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

12

16257277_9

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Prologis or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Prologis or any ERISA Affiliate from a Multiemployer Plan or receipt by Prologis or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization; (d) the filing by Prologis or any ERISA Affiliate of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; or (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person).

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Aggregate Commitments” means, at any time, the Euro Commitments of all Euro Qualified Lenders and Euro Non-Qualified Lenders, provided that the Euro Aggregate Commitments shall not include the Fronting Commitments.

“Euro Borrower” means each Borrower listed under the heading “Euro Tranche” on Schedule 2.3 and any other Borrower added to the Euro Tranche pursuant to Section 6.12.

“Euro Borrowing” means a borrowing consisting of simultaneous Euro Loans of the same Type, in the same currency and having the same Interest Period made by each Euro Lender (other than any applicable Euro Non-Qualified Lender) pursuant to Section 2.1.

“Euro Commitment” means, as to each Euro Lender, its obligation to (a) make Euro Loans to Euro Borrowers pursuant to Section 2.1 and (b) purchase participations in Euro Fronting Loans to the extent such Euro Lender is a Euro Non-Qualified Lender, in the Euro Equivalent aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Euro Lender’s name on the most recent Schedule 2.1(a), as prepared by Administrative Agent (or if the applicable assignment occurred after such preparation, in the most recent Assignment and Assumption to which such Euro Lender is a party), as such amount may be adjusted from time to time in accordance with this Agreement.

“Euro Credit Exposure” means, for any Euro Lender at any time, the aggregate Euro Outstanding Amount of all Euro Loans (other than Euro Fronting Loans) of such Euro Lender plus, as to any Euro Non-Qualified Lenders, the Euro Outstanding Amount of such Euro Lender’s participation in all applicable Euro Fronting Loans.

“Euro Equivalent” means, at any time, (a) with respect to any amount denominated in Euro, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Euro as determined by Administrative Agent, at such time on the

13

16257277_9

basis of the Spot Rate (as of the most recent Revaluation Date) for the purchase of Euro with such currency.

“Euro Fronting Loan” has the meaning specified in Section 2.2.1.

“Euro Lender” means each Lender listed on Schedule 2.1(a) and any Person that becomes a Euro Lender pursuant to Section 6.14, in each case including such Person’s successors and permitted assigns.

“Euro Loan” has the meaning specified in Section 2.1, and shall include any Euro Fronting Loans made in connection with a Euro Borrowing.

“Euro Loan Notice” means a notice of (a) a Euro Borrowing, (b) a conversion of Euro Loans from one Type to the other or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.3.1, which shall be substantially in the form of Exhibit A-1 or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Euro Non-Qualified Lender” means a Euro Lender that is not a Euro Qualified Lender.

“Euro Outstanding Amount” means: (a) with respect to Euro Loans (other than Euro Fronting Loans), the aggregate outstanding Euro Equivalent principal amount thereof after giving effect to any borrowings and repayments of Euro Loans and (b) with respect to Euro Fronting Loans, the aggregate outstanding Euro Equivalent principal amount thereof after giving effect to any borrowings and repayments of Euro Fronting Loans.

“Euro Qualified Lender” means, as of any date of determination, a Euro Lender that (a) has committed hereunder to make Euro Loans in the applicable currency requested by a Euro Borrower to be funded under the Euro Tranche, (b) is capable of making the requested Euro Loans to the Foreign Borrower requesting such Euro Loan without the imposition of any withholding taxes and (c) to the extent the applicable Euro Borrower requesting a Euro Loan is a Japanese Borrower, is not a Non-Qualified Japan Lender.

“Euro Required Lenders” means, as of any date of determination, Euro Lenders having more than 50% of the Euro Aggregate Commitments or, if the Euro Aggregate Commitments have terminated, Euro Lenders holding in the aggregate more than 50% of the Euro Total Outstandings (with the aggregate amount of each Euro Lender’s risk participation and funded participation in Euro Fronting Loans being deemed “held” by such Euro Lender for purposes of this definition); provided that the Euro Commitment of, and the portion of the Euro Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Euro Required Lenders.

“Euro Total Outstandings” means the aggregate Euro Outstanding Amount of all Euro Loans (including all Euro Fronting Loans).

“Euro Tranche” means the tranche described in Article II.

14

16257277_9

“Eurocurrency Rate” means for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by Administrative Agent, as published on the applicable Bloomberg screen page (or another commercially available source providing quotations of LIBOR as reasonably designated by Administrative Agent and acceptable to Prologis from time to time) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that to the extent a comparable or successor rate is approved by Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent.  If the Eurocurrency Rate for any Interest Period shall be less than zero (0), such rate shall be deemed to be zero (0) for such Interest Period for all purposes of this Agreement.

“Eurocurrency Rate Loan” means any Loan that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 12.1.

“Excluded Debt Service” means, for any period, any regularly scheduled principal payments on (a) any Indebtedness that pays such Indebtedness in full, but only to the extent that the amount of such final payment is greater than the scheduled principal payment immediately preceding such final payment, and (b) any Indebtedness (other than Secured Debt) that is rated at least Baa3 and BBB-, as the case may be, by at least two of S&P, Moody’s and Fitch.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized, in which its principal office is located, in which it is otherwise conducting business (other than as a result of entering into or receiving payments under this Agreement) and subject to such taxes or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located, (c) except as provided in the following sentence, in the case of a Foreign Lender (other than an assignee pursuant to a request by Prologis under Section 14.12), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 7.1.4, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 7.1.1 and (d) any Taxes imposed under FATCA.  Notwithstanding anything to the contrary contained in this definition, except with respect to any Taxes imposed under FATCA (for which the first sentence in this definition controls), (x) prior to the Trigger Date, “Excluded Taxes”

15

16257277_9

shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document (regardless of whether a Fronting Lender was utilized to mitigate any withholding taxes), provided that such Lender shall have complied with its obligations under Section 7.1.4; and (y) on or after the Trigger Date, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made to any Lender hereunder or under any other Loan Documents (regardless of whether such Lender has complied with Section 7.1.4).  Furthermore, except with respect to any Taxes imposed under FATCA (for which the first sentence in this definition controls), “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender (other than a Fronting Lender acting in such capacity) with respect to any Loan that such Lender is required to make pursuant to Section 2.2.2(a), 3.2.2(a), 4.2.2(a) or 5.2.2(a).

“Exemption Representation” has the meaning specified in Section 7.1.5(a).

“Existing Credit Agreement” means the Senior Term Loan Agreement dated as of June 19, 2014 among Prologis, certain affiliates thereof party thereto, General Partner, various lenders party thereto, and Bank of America, N.A., as administrative agent.

“Existing Indenture” means the Indenture dated as of June 30, 1998 among General Partner, Prologis and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company of California, N.A.), as Trustee.

“Extension Effective Date” has the meaning specified in Section 6.11.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Fee Letters” means, collectively, the fee letters entered into among Prologis and certain Credit Parties.

“Fitch” means Fitch IBCA, Duff & Phelps, a division of Fitch, Inc. (or any successor thereof) or, if Fitch no longer publishes ratings, then another ratings agency selected by Prologis and reasonably acceptable to Administrative Agent.

16

16257277_9

“Fixed Charge Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) (i) Adjusted EBITDA, minus (ii) Capital Expenditures, to (b) the sum of (i) Debt Service in respect of all Indebtedness, plus (ii) Preferred Dividends, in each case for the Companies on a consolidated basis and for the four fiscal quarters ending on the date of determination.

“Foreign Borrower” means a Borrower that (a) with respect to the Euro Tranche, the U.S. Tranche and the Sterling Tranche, (i) is not organized under the Laws of a jurisdiction of the United States or The Netherlands or (ii) is organized under the Laws of a jurisdiction of the United States or The Netherlands but is domiciled and operating in another jurisdiction that results in Loans under the applicable Tranche to such Borrower being subject to withholding taxes; and (b) with respect to the Yen Tranche, (i) is not organized under the Laws of Japan, the United States or The Netherlands or (ii) is organized under the Laws of Japan, the United States or The Netherlands but is domiciled and operating in another jurisdiction that results in Yen Loans to such Borrower being subject to withholding taxes.

“Foreign Currency Equivalent” means with respect to an amount denominated in a Primary Currency of any Tranche, the equivalent in the applicable Alternative Currency of such amount determined at the Spot Rate for the purchase of such Alternative Currency with the applicable Primary Currency, as determined by Administrative Agent on the most recent Revaluation Date applicable to such amount.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State or territory thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that (a) with respect to the Euro Tranche, the U.S. Tranche and the Sterling Tranche, (i) is not organized under the Laws of a jurisdiction of the United States or The Netherlands or (ii) is organized under the Laws of a jurisdiction of the United States or The Netherlands but is domiciled and operating in another jurisdiction that results in Loans under the applicable Tranche to such Loan Party being subject to withholding taxes; and (b) with respect to the Yen Tranche, (i) is not organized under the Laws of Japan, the United States or The Netherlands or (ii) is organized under the Laws of Japan, the United States or The Netherlands but is domiciled and operating in another jurisdiction that results in Yen Loans to such Loan Party being subject to withholding taxes.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Commitment” means, with respect to any Fronting Lender, the aggregate Dollar Equivalent amount of Fronting Loans that such Fronting Lender has agreed to make as set forth on Schedule 2.2, as such amount may be adjusted in accordance with Section 14.13.

“Fronting Lender Election” means the election by Prologis, in consultation with Administrative Agent, of one or more Fronting Lenders to make the applicable Fronting Loans; provided that to the extent Prologis does not make such election as to which Fronting Lenders fund such Fronting Loans within one Business Day after a request for such information by

17

16257277_9

Administrative Agent, then Administrative Agent, to the extent that it is a Fronting Lender, shall fund such Fronting Loan in its capacity as a Fronting Lender; provided, further, that if Administrative Agent, in its capacity as Fronting Lender, is unable to fund any portion of such Fronting Loan due to the limitations set forth in Section 2.2.1, 3.2.1, 4.2.1 or 5.2.1, as applicable, then such Fronting Loan (or the applicable portion thereof) shall be funded by the other Fronting Lenders in the order of the Fronting Lenders with the highest unused Fronting Commitments.

“Fronting Lenders” means, collectively, the Lenders listed on Schedule 2.2, and each successor or additional Fronting Lender hereunder, and “Fronting Lender” means any one of the Fronting Lenders.

“Fronting Loans” means, collectively, all U.S. Fronting Loans, all Euro Fronting Loans, all Yen Fronting Loans and all Sterling Fronting Loans, if any; and “Fronting Loan” means any of the Fronting Loans.

“Fronting Portion” means, with respect to any Borrowing or Loan, the portion of such Borrowing or Loan that is funded by the applicable Fronting Lender, as determined by Administrative Agent and Prologis.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” means Prologis, Inc., a Maryland corporation qualified as a REIT.

“General Partner Guaranty” means the Guaranty made by General Partner in favor of Administrative Agent, for the benefit of Lenders, pursuant to Article XV.

“Global Credit Agreement” means the Amended and Restated Global Senior Credit Agreement dated as of April 14, 2016 among Prologis, General Partner, various affiliates thereof, various lenders and various agents, including Bank of America, as Global Administrative Agent.

“Global Lender” means a “Lender” under and as defined in the Global Credit Agreement.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner,

18

16257277_9

whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  Guarantees shall not include contingent obligations under any Special Limited Contribution Agreement (“SLCA”) in connection with certain of such Person’s contributions of Properties to Property Funds pursuant to which a Company is obligated to make additional capital contributions to the respective Property Fund under certain circumstances unless the obligations under such SLCA are required under GAAP to be included in “liabilities” on the balance sheet of the Companies.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” means the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to any Borrower or otherwise) of each Loan made under this Agreement to any Designated Borrower, together with all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the United States Bankruptcy Code, would become due) and liabilities (including indemnities, fees and interest thereon), direct or indirect, of any Designated Borrower to any Credit Party now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Document, including all costs, expenses and fees, including court costs and reasonable attorneys’ fees, arising in connection with the collection of any Guaranteed Obligations.

“Guaranties” means the General Partner Guaranty and the Prologis Guaranty.

“Guarantors” means, collectively, General Partner and Prologis, and “Guarantor” means either of the Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increasing Lender” has the meaning specified in Section 6.14.1.

19

16257277_9

“Indebtedness” means for any Person, without duplication, all monetary obligations, excluding trade payables and accrued expenses (including deferred tax liabilities except as expressly provided below) incurred in the ordinary course of business or for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided, (a) of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) to pay the deferred purchase price of property or services, except (x) obligations incurred in the ordinary course of business to pay the purchase price of stock so long as such obligations are paid within customary settlement terms and (y) obligations to purchase stock (other than stock of Prologis or any of its Consolidated Subsidiaries or Affiliates) pursuant to subscription or stock purchase agreements in the ordinary course of business, (iv) arising under Capital Leases to the extent included on a balance sheet of such Person, (v) arising under Swap Contracts, excluding interest rate contracts entered into to hedge Indebtedness, net of obligations owed to such Person under non-excluded Swap Contracts, (vi) arising under any Guarantee of such Person (other than (x) endorsements in the ordinary course of business of negotiable instruments or documents for deposit or collection, (y) indemnification obligations and purchase price adjustments pursuant to acquisition agreements entered into in the ordinary course of business and (z) any Guarantee of Liabilities of a third party that do not constitute Indebtedness) and (vii) consisting of Settlement Debt or (b) secured by a Lien existing on any property of such Person, whether or not such obligation shall have been assumed by such Person; provided that the amount of any Indebtedness under this clause (b) that has not been assumed by such Person shall be equal to the lesser of the stated amount of such Indebtedness or the fair market value of the property securing such Indebtedness. The amount of any Indebtedness shall be determined without giving effect to any mark-to-market increase or decrease resulting from the purchase accounting impact of corporate or portfolio acquisitions or any mark-to-market remeasurement of the amount of any Indebtedness denominated in a currency other than Dollars.  Indebtedness shall not include obligations under any assessment, performance, bid or surety bond or any similar bonding obligation.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 14.4.2.

“Industrial Property” means a Property that is used for manufacturing, processing, warehousing or retail purposes.

“Information” has the meaning specified in Section 14.7.

“Initial Affiliate Borrowers” means the Eligible Affiliates that are listed on Schedule 2.3.

“Interest Expense” means, for any Person for any period, without duplication, (a) such Person’s “net interest expense” for such period as reported on such Person’s most recent financial statements plus (b) Restricted Payments of any kind or character with respect to, and other proceeds paid or payable in respect of, any Disqualified Stock.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan or Substitute Rate Loan (i) the last day of each Interest Period applicable to such Loan and (ii) the Maturity Date; provided that if any Interest Period for a Eurocurrency Rate Loan or Substitute Rate Loan

20

16257277_9

exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Money Market Rate Loan, (i) the last Business Day of each March, June, September and December and (ii) the Maturity Date.

“Interest Period” means (a) as to any Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date seven, fourteen or twenty-one days (to the extent available for the requested currency) or one, two, three or six months thereafter, as selected by the applicable Borrower in the applicable Loan Notice, and (b) as to any Substitute Rate Loan, a period agreed upon by the applicable Borrower and Administrative Agent (after consultation with the Lenders) or, in the absence of such agreement, a period of one month or such lesser period as Administrative Agent deems customary in the relevant market for loans bearing interest based upon a rate similar to the Substitute Rate; provided that:

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)except in the case of an Interest Period of 7, 14 or 21 days, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)no Interest Period shall extend beyond the Maturity Date.

“Investment” means any investment in any Person, Property or other asset, whether by means of stock, purchase, loan, advance, extension of credit, capital contribution or otherwise. The amount of any Investment shall be determined in accordance with GAAP; provided that the amount of the Investment in any Property shall be calculated based upon the undepreciated Investment in such Property.

“IRS” means the United States Internal Revenue Service.

“Japanese Borrower” means any Borrower that is organized under the Laws of Japan.

“Japanese Prime Rate” means, on any day, the per annum rate of interest publicly announced by Bank of Japan (or, if Bank of Japan no longer publicly announces such rate, another commercially available source reasonably designated by Administrative Agent and acceptable to Prologis) as its “short-term prime rate” in Japan.  The “short-term prime rate” is a reference point for pricing some loans, which may be priced at, above or below such announced rate (it being understood that the same shall not necessarily be the best rate offered by Administrative Agent or any Lender to its customers).  Any change in such rate shall take effect at the opening of business on the day specified in the public announcement of such change.

21

16257277_9

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means, collectively, U.S. Lenders, Euro Lenders, Yen Lenders and Sterling Lenders, and, as the context requires, includes the Fronting Lenders.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Lender may from time to time notify Prologis and Administrative Agent.

“Liabilities” means (without duplication), for any Person, (a) any obligations required by GAAP to be classified upon such Person’s balance sheet as liabilities (excluding any deferred tax liabilities and any mark-to-market increase or decrease in debt from the purchase accounting impact of corporate or portfolio acquisitions and from the re-measurement of intercompany indebtedness); (b) any liabilities secured (or for which the holder of the liability has an existing right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, whether or not such obligation shall have been assumed by such Person, provided that the amount of any Liability under this clause (b) that has not been assumed by such Person shall be equal to the lesser of the stated amount of the liabilities secured (or entitled to be secured) or the fair market value of the applicable property; and (c) any Guarantees of such Person of liabilities or obligations of others.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing, but excluding the interest of a lessor under an operating lease).

“Loans” means, collectively, all U.S. Loans, all Euro Loans, all Yen Loans and all Sterling Loans, if any; and “Loan” means any of the Loans.

“Loan Documents” means this Agreement, each Borrower Accession Agreement and the Fee Letters.

“Loan Notice” means any of the Euro Loan Notice, the U.S. Loan Notice, the Yen Loan Notice and the Sterling Loan Notice.

“Loan Parties” means, collectively, General Partner, Prologis and each Affiliate Borrower; and “Loan Party” means any one of the Loan Parties.

22

16257277_9

“Material Acquisition” means, during any 12 month period, the acquisition by any Company of one or more real property assets (including interests in participating mortgages in which the interest therein is characterized as equity according to GAAP) or portfolios of such assets or operating businesses, each of which real property assets, portfolios of real property assets or operating businesses, as the case may be, individually had a purchase price of not less than 3% of Total Asset Value and all of which real property assets, portfolio of real property assets or operating businesses collectively had an aggregate purchase price of 7.5% or more of Total Asset Value.

“Material Adverse Effect” means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to materially and adversely impair (a) the ability of the Companies, taken as a whole, to perform their respective obligations under the Loan Documents or (b) the ability of any Credit Party to enforce the Loan Documents.

“Maturity Date” means May 4, 2020 or such later date to which the Maturity Date may be extended pursuant to Section 6.11.

“Money Market Rate” means, as to any Fronting Loan that remains outstanding after the last day of an Interest Period as contemplated by Section 2.2.5, 3.2.5, 4.2.5, or 5.2.5, a rate per annum that shall be determined for such Loan by agreement between Prologis and the applicable Fronting Lender (but in no event to (a) be less than zero (0) or (b) exceed (i) in the case of a Loan denominated in Dollars, the Base Rate, or (ii) in the case of a Loan denominated in any other currency, 1.00% plus the one-month Eurocurrency Rate for the applicable currency determined two Business Days prior to the date that the Money Market Rate becomes applicable to such Loan).

“Money Market Rate Loan” means any Loan that bears interest at a rate based on the Money Market Rate.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor thereof) or, if Moody’s no longer publishes ratings, another ratings agency selected by Prologis and reasonably acceptable to Administrative Agent.

“Moody’s Rating” means the most recently-announced rating from time to time of Moody’s assigned to any class of long-term senior, unsecured debt securities issued by Prologis, as to which no letter of credit, guaranty or third party credit support is in place, regardless of whether any of such Indebtedness has been issued at the time such rating was issued.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Prologis or any ERISA Affiliate makes or is obligated to make, or during the preceding five plan years has made or been obligated to make, contributions.

“NOI” means, for any period and any Property, the difference (if positive) between (a) any rents (including rent with respect to which a tenant received any free rent during such period, the amount of such free rent as if the same had been paid in cash by such tenant), proceeds (other than proceeds from Dispositions), expense reimbursements or income received

23

16257277_9

from such Property (but excluding security or other deposits, late fees, early lease termination or other penalties of a non-recurring nature), less (b) all costs and expenses (including interest on assessment bonds) incurred as a result of, or in connection with, the development, operation or leasing of such Property (but excluding depreciation, amortization, Interest Expense (other than interest on assessment bonds) and Capital Expenditures).

“Non-Consenting Lender” means any Lender that, within the preceding 60 days failed to agree to an amendment, waiver or consent that was (a) requested by Prologis and (b) approved by Lenders holding at least 40% of the Dollar Equivalent amount of the Aggregate Tranche Commitments or, if the Aggregate Tranche Commitments have terminated, of the Dollar Equivalent amount of the Total Outstandings (calculated in the same manner as in the definition of “Required Lenders”) or if such amendment, waiver or consent related to a particular Tranche, at least 40% of the Aggregate Tranche Commitment for such Tranche or, if such Aggregate Tranche Commitment has terminated, of the Total Tranche Outstandings for such Tranche.

“Non-Industrial Property” means a Property that is not an Industrial Property.

“Non-Qualified Japan Lender” means an institution that does not have all necessary licenses and registrations under the Laws of Japan to lend to a Japanese Borrower.

“Non-Qualified Lender” means a U.S. Non-Qualified Lender, a Euro Non-Qualified Lender, a Yen Non-Qualified Lender or a Sterling Non-Qualified Lender.

“Non-Recourse Debt” means Indebtedness with respect to which recourse for payment is limited to (a) specific Property or Properties encumbered by a Lien securing such Indebtedness so long as there is no recourse to Prologis or General Partner, or (b) any Consolidated Subsidiary of Prologis or Unconsolidated Affiliate of Prologis (provided that if an entity is a partnership, there is no recourse to Prologis or General Partner as a general partner of such partnership); provided that personal recourse of Prologis or General Partner for any such Indebtedness for Customary Recourse Exceptions shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Debt.  For purposes of the foregoing and for the avoidance of doubt, (i) if the Indebtedness is partially guaranteed by Prologis or General Partner, then the portion of such Indebtedness that is not so guaranteed shall still be Non-Recourse Debt if it otherwise satisfies the requirements in this definition, and (ii) if the liability of Prologis or General Partner under any such guaranty is itself limited to specific Property or Properties, then such Indebtedness shall still be Non-Recourse Debt if such Indebtedness otherwise satisfies the requirements of this definition.

“Non-U.S. Lender” means any Lender that is not organized under the Laws of a jurisdiction of the United States, a state thereof, or the District of Columbia, or is otherwise not a resident of the United States for United States tax purposes.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of

24

16257277_9

any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency under the applicable Tranche, the rate of interest per annum at which overnight deposits in such Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 14.6.4.

“Participant Register” has the meaning specified in Section 14.6.4.

“Participating Member State” means each state so described in any EMU Legislation.

“Patriot Act” means the U.S. Patriot Act (Title III of Pub. L. 107 56) that was signed into law on October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Prologis or any ERISA Affiliate or to which Prologis or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

25

16257277_9

“Permitted Liens” means (a) pledges or deposits made to secure payment of worker’s compensation (or to participate in any fund in connection with worker’s compensation insurance), unemployment insurance, pensions or social security programs (other than any Lien regulated by ERISA), (b) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use, (c) Liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided, (d) Liens imposed by mandatory provisions of law such as for materialmen’s, mechanic’s, warehousemen’s and other like Liens arising in the ordinary course of business, securing payment of any Liability whose payment is not yet due, (e) Liens on Properties where the applicable Company or Unconsolidated Affiliate is insured against such Liens by title insurance or other similar arrangements satisfactory to Administrative Agent, (f) Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided, (g) Liens securing assessment bonds, (h) leases to tenants of space in Properties that are entered into in the ordinary course of business, (i) any netting or set-off arrangement entered into by any Company in the normal course of its banking arrangements for the purpose of netting debit and credit balances or any set-off arrangement that arises by operation of law as a result of any Company opening a bank account, or any Lien over bank accounts or set-off rights in respect of bank accounts that arise under general terms and conditions of any financial institution as a result of a Company holding a bank account in the Netherlands (and not Liens granted by a Company outside of such general terms and conditions), other than pursuant to any conditional positive pledge obligation included in such general terms and conditions, (j) any title transfer or retention of title arrangement entered into by any Company in the normal course of its trading activities on the counterparty’s standard or usual terms, (k) Liens over goods and documents of title to goods arising out of letter of credit transactions entered into in the ordinary course of business, (l) Liens securing Settlement Debt in an aggregate amount not at any time exceeding $250,000,000, (m) Liens that secure the Obligations, (n) Liens that secure senior Indebtedness of General Partner or Prologis or any of their respective Consolidated Subsidiaries on a pari passu basis with the Lien described in clause (m), and (o) Liens that secure Indebtedness of a Company to another Company.

“Person” means any natural person, corporation, limited liability company, trust, joint venture association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Prologis or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 10.2.

26

16257277_9

“Preferred Dividends” means, for the Companies, on a consolidated basis, for any period, Restricted Payments of any kind or character or other proceeds paid or payable with respect to any Equity Interests except for common equity (but excluding any Restricted Payments paid or payable to any Company).

“Primary Currency” means (a) with respect to the U.S. Tranche, Dollars; (b) with respect to the Euro Tranche, Euro; (c) with respect to the Yen Tranche, Yen; and (d) with respect to the Sterling Tranche, Sterling.

“Prologis” has the meaning specified in the introductory paragraph hereto.

“Prologis Guaranty” means the Guaranty made by Prologis in favor of Administrative Agent, for the benefit of Lenders, pursuant to Article XV.

“Properties” means real estate properties (including land) owned by a Company or an Unconsolidated Affiliate or any trust of which a Company or an Unconsolidated Affiliate is the sole beneficiary, and “Property” means any one of the Properties.

“Property Fund” means an Unconsolidated Affiliate formed or sponsored by Prologis to hold Properties.

“Qualified Institution” means (a) a Lender (other than a Defaulting Lender), (b) a bank, finance company, insurance company or other financial institution that (i) has (or, in the case of a bank, is a subsidiary of a bank holding company that has) a rating of its senior debt obligations of not less than BBB+ by S&P or “Baa-1” by Moody’s or a comparable rating by a rating agency acceptable to Administrative Agent and (ii) has total assets in excess of $10,000,000,000 or (c) any other Person approved by Prologis and Administrative Agent.

“Qualified Institutional Investor” (tekikaku kikan toshika) has the meaning assigned thereto in Article 2, Paragraph 3, item 1 of the Financial Instruments and Exchange Law (kinyu shohin torihiki ho) of Japan (Law No. 25 of 1948), Article 10, Paragraph 1 of the regulations relating to the definitions contained in such Article 2.

“Qualified Lenders” means any of the U.S. Qualified Lenders, the Euro Qualified Lenders, the Sterling Qualified Lenders and the Yen Qualified Lenders.

“Recourse Debt” means, for any Person, any Indebtedness that is not Non-Recourse Debt.

“Reference Banks” means the principal London office of JPMorgan Chase Bank, N.A. or any successor thereto selected by Administrative Agent (in consultation with Prologis).

“Register” has the meaning specified in Section 14.6.3.

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of Prologis as prescribed by the Securities Laws.

“REIT” means a “real estate investment trust” for purposes of the Code.

27

16257277_9

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Dollar Equivalent amount of the Aggregate Tranche Commitments or, if the Aggregate Tranche Commitments have terminated, Lenders holding in the aggregate more than 50% of the Dollar Equivalent amount of the Total Outstandings (with the aggregate Dollar Equivalent amount of each Lender’s risk participation and funded participation in Fronting Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, the president, the chief financial officer, a representative director, any managing director, any senior vice president, any vice president, the treasurer or any assistant treasurer of a Loan Party and, solely for purposes of notices given pursuant to Article II, III, IV and V any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Company’s stockholders, partners or members (or the equivalent).

“Revaluation Date” means (a) with respect to any Eurocurrency Rate Loan or Substitute Rate Loan denominated in an Alternative Currency, the first Business Day of each calendar month, and (b) such additional dates as Administrative Agent shall reasonably determine or Required Lenders shall reasonably require (but not more than two such additional dates in any calendar month).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc. (or any successor thereof), or, if S&P no longer publishes ratings, then another ratings agency selected by Prologis and reasonably acceptable to Administrative Agent.

“S&P Rating” means the most recently-announced rating from time to time of S&P assigned to any class of long-term senior, unsecured debt securities issued by Prologis, as to which no letter of credit, guaranty or third party credit support is in place, regardless of whether any of such Indebtedness has been issued at the time such rating was issued.

28

16257277_9

“Same Day Funds” means, with respect to any currency, immediately available funds or such other funds as Administrative Agent reasonably determines to be customary in the place of disbursement or payment for the settlement of international banking transactions in such currency.

“Sanctioned Country” means, at any time, a country, region or territory that is the subject or target of comprehensive Sanctions (which, as of the date of this Agreement, are Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Lender” means a Lender that is a Sanctioned Person.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Sanctions Authority, (b) any Person operating, organized or resident in a Sanctioned Country in violation of Sanctions or (c) any Person more than 20% owned or controlled by any one or more Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any applicable Sanctions Authority.

“Sanctions Authority” means each of the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, and Her Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Debt” means, for any Person, Indebtedness of such Person secured by any Liens (other than Permitted Liens) in any of such Person’s Properties or other material assets.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board.

“Settlement Debt” means, for any Person, tax liabilities of such Person payable in installments in connection with a settlement agreement with the relevant taxing authority.

“Solvent” means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its Liabilities, (b) it has sufficient cash flow to enable it to pay its Liabilities as they mature and (c) it does not have unreasonably small capital to conduct its businesses.

“Spot Rate” for a currency means the rate that appears on the relevant screen page on Bloomberg’s (Screen FXC) for cross currency rates with respect to such currency two Business Days prior to the date on which the foreign exchange computation is made or, if such page ceases to be available, such other page for the purpose of displaying cross currency rates as Administrative Agent may determine, in its reasonable discretion, after consultation with Prologis.

29

16257277_9

“Stabilized Industrial Properties” means, as of any date, Industrial Properties that have a Stabilized Occupancy Rate as of the first day of the most recent fiscal quarter of Prologis for which information is available.

“Stabilized Occupancy Rate” means, as of any date for any Property, that the percentage of the rentable area of such Property leased pursuant to bona fide tenant leases, licenses or other agreements requiring current rent or other similar payments, is at least 90% or such higher percentage as Prologis requires internally, consistent with past practices, to classify as a stabilized Property of the relevant type in the relevant market.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Sterling Aggregate Commitments” means, at any time, all of the Sterling Commitments of Sterling Qualified Lenders and Sterling Non-Qualified Lenders; provided that the Sterling Aggregate Commitments shall not include the Fronting Commitments.

“Sterling Borrower” means each Borrower listed under the heading “Sterling Tranche” on Schedule 2.3 and any other Borrower added to the Sterling Tranche pursuant to Section 6.12.

“Sterling Borrowing” means a borrowing consisting of simultaneous Sterling Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each Sterling Lender (other than the applicable Sterling Non-Qualified Lenders) pursuant to Section 5.1.

“Sterling Commitment” means, as to each Sterling Lender, its obligation to (a) make Sterling Loans to Sterling Borrowers pursuant to Section 5.1 and (b) purchase participations in Sterling Fronting Loans to the extent such Sterling Lender is a Sterling Non-Qualified Lender, in the Sterling Equivalent aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Sterling Lender’s name on the most recent Schedule 2.1(d), as prepared by Administrative Agent (or if the applicable assignment occurred after such preparation, in the most recent Assignment and Assumption to which such Sterling Lender is a party), as such amount may be adjusted from time to time in accordance with this Agreement.

“Sterling Credit Exposure” means, for any Sterling Lender at any time, the aggregate Sterling Outstanding Amount of all Sterling Loans (other than Sterling Fronting Loans) of such Sterling Lender plus, as to any Sterling Non-Qualified Lenders, the Sterling Outstanding Amount of such Sterling Lender’s participation in all applicable Sterling Fronting Loans.

“Sterling Equivalent” means, at any time, (a) with respect to any amount denominated in Sterling, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Sterling as determined by Administrative Agent, at such time on the basis of the Spot Rate (as of the most recent Revaluation Date) for the purchase of Sterling with such currency.

“Sterling Fronting Loan” has the meaning specified in Section 5.2.1.

30

16257277_9

“Sterling Lender” means each Lender listed on Schedule 2.1(d) and any Person that becomes a Sterling Lender pursuant to Section 6.13, in each case including such Person’s successors and permitted assigns.

“Sterling Loan” has the meaning specified in Section 5.1, and shall include any Sterling Fronting Loans made in connection with a Sterling Borrowing.

“Sterling Loan Notice” means a notice of (a) a Sterling Borrowing, (b) a conversion of Sterling Loans denominated in Dollars from one Type of Dollar-denominated Loans to the other or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 5.3.1, which shall be substantially in the form of Exhibit A-4 or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Sterling Non-Qualified Lender” means a Sterling Lender that is not a Sterling Qualified Lender.

“Sterling Outstanding Amount” means: (a) with respect to Sterling Loans (other than Sterling Fronting Loans), the aggregate outstanding Sterling Equivalent principal amount thereof after giving effect to any borrowings and repayments of Sterling Loans and (b) with respect to Sterling Fronting Loans, the aggregate outstanding Sterling Equivalent principal amount thereof after giving effect to any borrowings and repayments of Sterling Fronting Loans.

“Sterling Qualified Lender” means, as of any date of determination, a Sterling Lender that (a) has committed hereunder to make Sterling Loans in the applicable currency requested by a Sterling Borrower to be funded under the Sterling Tranche, (b) is capable of making the requested Sterling Loans to the Foreign Borrower requesting such Sterling Loan without the imposition of any withholding taxes and (c) to the extent the Sterling Borrower requesting Sterling Loans is a Japanese Borrower, is not a Non-Qualified Japan Lender.

“Sterling Required Lenders” means, as of any date of determination, Sterling Lenders having more than 50% of the Sterling Aggregate Commitments or, if the Sterling Aggregate Commitments have terminated, Sterling Lenders holding in the aggregate more than 50% of the Sterling Total Outstandings (with the aggregate amount of each Sterling Lender’s risk participation and funded participation in Sterling Fronting Loans being deemed “held” by such Sterling Lender for purposes of this definition); provided that the Sterling Commitment of, and the portion of the Sterling Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Sterling Required Lenders.

“Sterling Total Outstandings” means the aggregate Sterling Outstanding Amount of all Sterling Loans (including all Sterling Fronting Loans).

“Sterling Tranche” means the tranche described in Article V hereof.

“Subsequent Lender” has the meaning specified in Section 6.14.1.

31

16257277_9

“Substitute Rate” means (a) the Applicable Margin plus (b) (i) to the extent requested by Administrative Agent or Prologis, a negotiated rate agreed to by Prologis, Administrative Agent and each applicable Lender or (ii) to the extent that a negotiated rate is not requested or agreed to by the applicable parties, the rate per annum determined by Administrative Agent to be the highest (rounded upwards, if necessary, to four decimal places) rate notified by a Reference Bank to Administrative Agent before the last day of the applicable Interest Period as the percentage rate per annum that represents the cost to such Reference Bank of funding its Loan from whatever source it may reasonably select during such Interest Period.

“Substitute Rate Loan” means a Loan denominated in a currency other than Dollars that bears interest at a rate based on a Substitute Rate.

“Surviving Obligation” means any contingent obligation arising under a provision of this Agreement that expressly survives termination hereof as to which no claim has been asserted.

“Swap Contract” means (a) all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

32

16257277_9

“Total Asset Value” means, as of any date for the Companies on a consolidated basis, the total (without duplication) of the following:

(a)the quotient of (i) the sum of the most recent fiscal quarter’s NOI from Stabilized Industrial Properties multiplied by four, divided by (ii) the applicable Capitalization Rate; provided that, notwithstanding the foregoing, (A) any Investments in Stabilized Industrial Properties acquired from Property Funds less than 24 months prior to such date of determination shall be included at 100% of the undepreciated book value of such Property and (B) any other Investments in Stabilized Industrial Properties acquired less than 12 months prior to such date of determination shall be included at 100% of the undepreciated book value of such Property; plus

(b)for any Transition Property, the greater of (i) the quotient of (a) the most recent fiscal quarter’s NOI from such Property multiplied by four divided by (b) the applicable Capitalization Rate or (ii) 100% of the undepreciated book value of such Property; plus

(c)the amount of all other Investments in Properties under construction, Non-Industrial Properties, notes receivable backed by real estate and Properties subject to a ground lease with a Person that is not an Affiliate of Prologis, as lessee, each on an undepreciated book basis; plus

(d)the book value of raw land; plus

(e)the book value of the Companies’ Investments in Unconsolidated Affiliates; plus

(f)the product of (i) management fee income of  the Companies (prior to deduction of amortization related to investment management contracts) for the most recent fiscal quarter multiplied by (ii) four, multiplied by (iii) eight; plus

(g)the value, if positive, of the Companies’ Swap Contracts, excluding interest rate contracts entered into to hedge Indebtedness, net of obligations owing by the Companies under non-excluded Swap Contracts; plus

(h)to the extent not included in clauses (a) through (g) above, (i) restricted funds that are held in escrow pending the completion of tax-deferred exchange transactions involving operating Properties, (ii) infrastructure costs related to projects that a Company is developing on behalf of others, (iii) costs incurred related to future development projects, including purchase options on land, (iv) the corporate office buildings of Prologis and its Subsidiaries and (v) earnest money deposits associated with potential acquisitions; plus

(i)cash and Cash Equivalents; minus

(j)the amount, if any, by which the amount in clause (e) above exceeds 15% of the sum of clauses (a) through (i) above.

For the avoidance of doubt, with respect to each of clauses (b) through (j) (other than clause (f)) above, impairments pursuant to GAAP shall be included.

33

16257277_9

“Total Outstandings” means the Dollar Equivalent of the aggregate principal amount of all outstanding Loans.

“Total Tranche Outstandings” means, as applicable, the U.S. Total Outstandings, the Euro Total Outstandings, the Yen Total Outstandings or the Sterling Total Outstandings.

“Tranches” means, collectively, the U.S. Tranche, the Euro Tranche, the Yen Tranche and the Sterling Tranche; and “Tranche” means any of the Tranches.

“Tranche Required Lenders” means, as applicable, the U.S. Required Lenders, the Euro Required Lenders, the Yen Required Lenders or the Sterling Required Lenders.

“Transition Properties” means, as of any date, Industrial Properties that have been completed but are not Stabilized Industrial Properties.

“Trigger Date” means the earliest to occur of: (a) the date on which the Obligations have been accelerated in accordance with the terms hereof; (b) the date that is ten Business Days after the date on which any principal of any Loan becomes due and payable in accordance with the terms hereof, other than as a result of an acceleration thereof (but only if the same remains outstanding on such date); and (c) the date on which an Event of Default described in Section 12.1.6 occurs; provided that the Trigger Date shall not occur as a result of such an Event of Default if such Event of Default pertains to a Borrower other than Prologis and, within ten Business Days of the occurrence of such Event of Default, Required Lenders notify Prologis that such Event of Default does not result in the occurrence of the Trigger Date.

“Trigger Event” means occurrence of any of the following events: (a) the acceleration of the Obligations pursuant to Section 12.2 (unless such acceleration has been rescinded in accordance with the terms hereof); (b) any Event of Default under Section 12.1.6 with respect to General Partner or Prologis; and (c) the occurrence and continuance of any other Event of Default and receipt by Administrative Agent of notice (which has not been rescinded) from Tranche Required Lenders under any Tranche demanding that all payments be subject to the sharing arrangements described in Section 6.10.

“Type” means (a) with respect to a U.S. Loan, its character as a Base Rate Loan (for a Dollar denominated U.S. Loan) or a Eurocurrency Rate Loan, (b) with respect to a Euro Loan, its character as a Eurocurrency Rate Loan or a Substitute Rate Loan, (c) with respect to a Sterling Loan, its character as a Eurocurrency Rate Loan or a Substitute Rate Loan and (d) with respect to a Yen Loan, its character as a Eurocurrency Rate Loan, a Base Rate Loan (for a Dollar denominated Yen Loan) or an ABR Rate Loan (for a Yen denominated Yen Loan).

“Unconsolidated Affiliate” means any Person in which Prologis directly or indirectly holds Equity Interests but which is not consolidated under GAAP with Prologis on the consolidated financial statements of Prologis.

“Unencumbered Capital Expenditures” means, for any period, the total for such period of the Capital Expenditures associated with all Unencumbered Properties (except for Unencumbered Properties where the tenant is responsible for capital expenditures).

34

16257277_9

“Unencumbered Debt Service” means, for any period, the total for such period of all Debt Service in respect of all Unsecured Debt of the Companies.

“Unencumbered Debt Service Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Unencumbered NOI minus Unencumbered Capital Expenditures to (b) Unencumbered Debt Service, in each case for the four fiscal quarters ending on the date of determination.

“Unencumbered NOI” means, for any period, the total for such period of (a) the NOI of all Unencumbered Properties; provided that this clause (a) shall not include any NOI that is subject to any Lien (other than Permitted Liens); plus (b) the management fees of the Companies that are not subject to any Lien (other than Permitted Liens) less related expenses; plus (c) Allowed Unconsolidated Affiliate Earnings that are not subject to any Lien (other than Permitted Liens); minus (d) the amount, if any, by which the sum of the amounts of clauses (b) and (c) above exceeds 40% of the sum of the amounts of clauses (a), (b) and (c) above.

“Unencumbered Property” means any Property that is (a) owned directly or indirectly by a Company, (b) not subject to a Lien that secures Indebtedness of any Person (other than Permitted Liens) and (c) not subject to any negative pledge that would prohibit any pledge of such asset to Administrative Agent; provided that the provisions of Section 1013 of the Existing Indenture, and any similar requirement for the grant of an equal and ratable lien in connection with a pledge of any asset to Administrative Agent, shall not constitute a negative pledge.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means cash and Cash Equivalents that are not subject to any pledge, lien or control agreement, less (a) $10,000,000, (b) amounts normally and customarily set aside by Prologis for operating capital and interest reserves and (c) amounts placed with third parties as deposits or security for contractual obligations.

“Unsecured Debt” means, for any Person, Indebtedness of such Person that is not Secured Debt.

“U.S. Aggregate Commitments” means, at any time, all of the U.S. Commitments of U.S. Qualified Lenders and U.S. Non-Qualified Lenders; provided that the U.S. Aggregate Commitments shall not include the Fronting Commitments.

“U.S. Borrower” means each Borrower listed under the heading “U.S. Tranche” on Schedule 2.3 and any other Borrower added to the U.S. Tranche pursuant to Section 6.12.

“U.S. Borrowing” means a borrowing consisting of simultaneous U.S. Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each U.S. Lender (other than the applicable U.S. Non-Qualified Lenders) pursuant to Section 3.1.

“U.S. Commitment” means, as to each U.S. Lender, its obligation to (a) make U.S. Loans to U.S. Borrowers pursuant to Section 3.1 and (b) purchase participations in U.S. Fronting Loans to the extent such U.S. Lender is a U.S. Non-Qualified Lender, in the Dollar Equivalent

35

16257277_9

aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such U.S. Lender’s name on the most recent Schedule 2.1(b), as prepared by Administrative Agent (or if the applicable assignment occurred after such preparation, in the most recent Assignment and Assumption to which such U.S. Lender is a party), as such amount may be adjusted from time to time in accordance with this Agreement.

“U.S. Credit Exposure” means, for any U.S. Lender at any time, the aggregate U.S. Outstanding Amount of all U.S. Loans (other than U.S. Fronting Loans) of such U.S. Lender plus, as to any U.S. Non-Qualified Lenders, the U.S. Outstanding Amount of such U.S. Lender’s participation in all applicable U.S. Fronting Loans.

“U.S. Fronting Loan” has the meaning specified in Section 3.2.1.

“U.S. Lender” means each Lender listed on Schedule 2.1(b) and any Person that becomes a U.S. Lender pursuant to Section 6.14, in each case including such Person’s successors and permitted assigns.

“U.S. Loan” has the meaning specified in Section 3.1, and shall include any U.S. Fronting Loans made in connection with a U.S. Borrowing.

“U.S. Loan Notice” means a notice of (a) a U.S. Borrowing, (b) a conversion of U.S. Loans denominated in Dollars from one Type of Dollar-denominated Loans to the other or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 3.3.1, which shall be substantially in the form of Exhibit A-2 or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“U.S. Non-Qualified Lender” means a U.S. Lender that is not a U.S. Qualified Lender.

“U.S. Outstanding Amount” means: (a) with respect to U.S. Loans (other than U.S. Fronting Loans), the aggregate outstanding Dollar Equivalent principal amount thereof after giving effect to any borrowings and repayments of U.S. Loans and (b) with respect to U.S. Fronting Loans, the aggregate outstanding Dollar Equivalent principal amount thereof after giving effect to any borrowings and repayments of U.S. Fronting Loans.

“U.S. Qualified Lender” means, as of any date of determination, a U.S. Lender that (a) has committed hereunder to make U.S. Loans in the applicable currency requested by a U.S. Borrower to be funded under the U.S. Tranche, (b) is capable of making the requested U.S. Loans to the Foreign Borrower requesting such U.S. Loan without the imposition of any withholding taxes and (c) to the extent the U.S. Borrower requesting U.S. Loans is a Japanese Borrower, is not a Non-Qualified Japan Lender.

“U.S. Required Lenders” means, as of any date of determination, U.S. Lenders having more than 50% of the U.S. Aggregate Commitments or, if the U.S. Aggregate Commitments have terminated, U.S. Lenders holding in the aggregate more than 50% of the U.S. Total Outstandings (with the aggregate amount of each U.S. Lender’s risk participation and funded participation in U.S. Fronting Loans being deemed “held” by such U.S. Lender for purposes of

36

16257277_9

this definition); provided that the U.S. Commitment of, and the portion of the U.S. Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of U.S. Required Lenders.

“U.S. Total Outstandings” means the aggregate U.S. Outstanding Amount of all U.S. Loans (including all U.S. Fronting Loans).

“U.S. Tranche” means the tranche described in Article III hereof.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” and “¥” mean the lawful currency of Japan.

“Yen Aggregate Commitments” means, at any time, all of the Yen Commitments of Yen Qualified Lenders and Yen Non-Qualified Lenders, provided that the Yen Aggregate Commitments shall not include the Fronting Commitments.

“Yen Borrower” means each Borrower listed under the heading “Yen Tranche” on Schedule 2.3 and any other Borrower added to the Yen Tranche pursuant to Section 6.12.

“Yen Borrowing” means a borrowing consisting of simultaneous Yen Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each Yen Lender (other than the applicable Yen Non-Qualified Lenders) pursuant to Section 4.1.

“Yen Commitment” means, as to each Yen Lender, its obligation to (a) make Yen Loans to Yen Borrowers pursuant to Section 4.1 and (b) purchase participations in Yen Fronting Loans to the extent such Yen Lender is a Yen Non-Qualified Lender, in the Yen Equivalent aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Yen Lender’s name on the most recent Schedule 2.1(c), prepared by Administrative Agent (or if the applicable assignment occurred after such preparation, in the most recent Assignment and Assumption to which such Yen Lender is a party), as such amount may be adjusted from time to time in accordance with this Agreement.

“Yen Credit Exposure” means, for any Yen Lender at any time, the aggregate Yen Outstanding Amount of all Yen Loans (other than Yen Fronting Loans) of such Yen Lender plus, as to any Yen Non-Qualified Lenders, the Yen Outstanding Amount of such Yen Lender’s participation in all applicable Yen Fronting Loans.

“Yen Equivalent” means, at any time, (a) with respect to any amount denominated in Yen, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Yen as determined by Administrative Agent, at such time on the basis of the Spot Rate (as of the most recent Revaluation Date) for the purchase of Yen with such currency.

37

16257277_9

“Yen Fronting Loan” has the meaning specified in Section 4.2.1.

“Yen Lender” means each Lender listed on Schedule 2.1(c) and any Person that becomes a Yen Lender pursuant to Section 6.14, in each case including such Person’s successors and permitted assigns; provided that such Person and its permitted successors or assigns in each case is a Qualified Institutional Investor who does not come under the definition of “money lender” under paragraph 2 of article 2 of Money Lending Business Act (Kashikin Gyo Hou, Act No. 32 of 1983, as amended).

“Yen Loan” has the meaning specified in Section 4.1, and shall include any Yen Fronting Loans made in connection with a Yen Borrowing.

“Yen Loan Notice” means a notice of (a) a Yen Borrowing, (b) a conversion of Yen Loans from one Type to the other or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 4.3.1, which shall be substantially in the form of Exhibit A-3 or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Yen Non-Qualified Lender” means a Yen Lender that is not a Yen Qualified Lender.

“Yen Outstanding Amount” means: (a) with respect to Yen Loans (other than Yen Fronting Loans), the aggregate outstanding Yen Equivalent principal amount thereof after giving effect to any borrowings and repayments of Yen Loans and (b) with respect to Yen Fronting Loans, the aggregate outstanding Yen Equivalent principal amount thereof after giving effect to any borrowings and repayments of Yen Fronting Loans.

“Yen Qualified Lender” means, as of any date of determination, a Yen Lender that (a) has committed hereunder to make Yen Loans in the applicable currency requested by a Yen Borrower to be funded under the Yen Tranche, (b) is capable of making the requested Yen Loans to the applicable Foreign Borrower requesting such Yen Loan without the imposition of any withholding taxes, (c) has not provided written notice to Administrative Agent a that it cannot make Yen Loans that are ABR Rate Loans; provided that if a Lender fails to constitute a Yen Qualified Lender solely because it fails to meet clause (c), such Lender shall be considered a Yen Qualified Lender for all purposes other than a request for a Yen Borrowing consisting of ABR Rate Loans, and (d) to the extent the Yen Borrower requesting Yen Loans is a Japanese Borrower, is not a Non-Qualified Japan Lender.

“Yen Required Lenders” means, as of any date of determination, Yen Lenders having more than 50% of the Yen Aggregate Commitments or, if the Yen Aggregate Commitments have terminated, Yen Lenders holding in the aggregate more than 50% of the Yen Total Outstandings (with the aggregate amount of each Yen Lender’s risk participation and funded participation in Yen Fronting Loans being deemed “held” by such Yen Lender for purposes of this definition); provided that the Yen Commitment of, and the portion of the Yen Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Yen Required Lenders.

38

16257277_9

“Yen Total Outstandings” means the aggregate Yen Outstanding Amount of all Yen Loans (including all Yen Fronting Loans).

“Yen Tranche” means the tranche described in Article IV hereof.

Section 1.2Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)Any reference to Laws of a jurisdiction of the United States shall include the United States federal government, the District of Columbia and any State or territory of the United States.

Section 1.3Accounting Terms.

Section 1.3.1Generally.  All accounting and financial terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including

39

16257277_9

financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

Section 1.3.2Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Prologis or Required Lenders shall so request, Administrative Agent, Lenders and Prologis shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Prologis shall provide to Administrative Agent and each Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.3.3Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Companies or to the determination of any amount for the Companies on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Prologis is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Consolidated Subsidiary as defined herein.

Section 1.3.4Property Funds.  Notwithstanding the foregoing, in the event of a change in GAAP resulting in Property Funds being treated as Consolidated Subsidiaries under GAAP, such Property Funds shall continue to be considered Unconsolidated Affiliates.

Section 1.4Exchange Rates.  Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent amount, the Euro Equivalent amount, the Sterling Equivalent amount and the Yen Equivalent amount of Loans and any Loans denominated in the Alternative Currency of each applicable Tranche.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date.

Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, an amount (such as a required minimum or multiple amount) is expressed in a Primary Currency of the applicable Tranche, but such Borrowing or Eurocurrency Rate Loan, is denominated in an Alternative Currency, such amount shall be the relevant Foreign Currency Equivalent of such Primary Currency amount (rounded to the nearest unit of such Alternative Currency, with 0.0001 of a unit being rounded upward), as determined by Administrative Agent on the applicable Revaluation Date under and in accordance with the provisions of this Agreement.

40

16257277_9

Section 1.5Change of Currency.

(a)Each obligation of Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as Administrative Agent (and, to the extent a Default does not exist, Prologis) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as Administrative Agent (and, to the extent a Default does not exist, Prologis) may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to such change in currency.

Section 1.6Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to United States Central time (daylight or standard, as applicable).

ARTICLE II
EURO COMMITMENTS AND EURO LOANS

Section 2.1Euro Loans.  Subject to the terms and conditions set forth herein (including Section 2.2), each Euro Lender severally agrees to make loans (each such loan, a “Euro Loan”) under the Euro Tranche to each Euro Borrower in Euro or in one or more Alternative Currencies of the Euro Tranche, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Euro Lender’s Euro Commitment; provided that after giving effect to any Euro Borrowing, (a) the Euro Total Outstandings shall not exceed the Euro Aggregate Commitments and (b) the Euro Credit Exposure of any Euro Lender shall not exceed such Euro Lender’s Euro Commitment.  Within the limits of each Euro Lender’s Euro Commitment, Euro Borrowers may borrow under this Section 2.1, prepay under Section 2.4 and reborrow under this Section 2.1.  Euro Loans may be Base Rate Loans (if denominated in Dollars), Eurocurrency Rate Loans or, solely upon the occurrence of an event described in Section 7.2 or 7.3, Substitute Rate Loans, as further provided herein.

41

16257277_9

Section 2.2Euro Fronting Loans.

Section 2.2.1Euro Fronting Loans.  Subject to the terms and conditions set forth in this Section 2.2, upon a request for a Euro Borrowing in an Alternative Currency or to a Foreign Borrower in compliance with Section 2.1, each Fronting Lender agrees, subject to the limitations set forth below, to fund its Fronting Portion of such Euro Borrowing in the requested currency with respect to such Euro Borrowing and in the amount of each Euro Non-Qualified Lender’s Applicable Tranche Percentage for such Euro Borrowing (each a “Euro Fronting Loan”), notwithstanding the fact that, after giving effect to such funding, all Euro Fronting Loans of such Fronting Lender, when aggregated with the Euro Loans of such Fronting Lender, may exceed the amount of such Fronting Lender’s Euro Commitment; provided that (a) after giving effect to any Euro Fronting Loan, the aggregate Dollar Equivalent amount of all Fronting Loans funded by such Fronting Lender shall not exceed the Fronting Commitment of such Fronting Lender and (b) such Fronting Lender shall not be a Euro Non-Qualified Lender with respect to such Euro Borrowing.  Immediately upon the making of a Euro Fronting Loan, the applicable Euro Non-Qualified Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Fronting Lender a risk participation in 100% of such Euro Fronting Loan.  The obligation of each Euro Non-Qualified Lender to make Euro Loans in an Alternative Currency or to a Foreign Borrower under Section 2.1 shall be satisfied by its purchase of a risk participation in the applicable Euro Fronting Loan; it being understood that no Euro Non-Qualified Lender shall be responsible for, or be deemed to be a Defaulting Lender or otherwise in breach of this Agreement as a result of, the failure by a Fronting Lender to make a Fronting Loan in which such Euro Non-Qualified Lender is to purchase a risk participation.

Section 2.2.2Election of Fronting Lenders.  (a)  Upon a request for a Euro Borrowing in accordance with Section 2.3 in an Alternative Currency or to a Foreign Borrower with respect to which there are Euro Non-Qualified Lenders, there shall be a Fronting Lender Election.  If, based on the limitations set forth in the proviso to the first sentence of Section 2.2.1 or the last two sentences of Section 2.2.2(b) (the “Euro Fronting Limitations”), the Fronting Commitments are not sufficient to fund all of the requested Euro Fronting Loans in such Alternative Currency or to such Foreign Borrower, then the applicable Euro Borrower shall, within one Business Day after notice by Administrative Agent of such insufficiency, decrease the amount of the requested Euro Borrowing to the amount that would result in utilization of the maximum available Fronting Commitments, subject to the Euro Fronting Limitations and, if applicable, after giving effect to the following sentence. If one or more Euro Lenders are Euro Non-Qualified Lenders solely because such Euro Lenders are not capable of making requested Euro Loans to a Foreign Borrower without the imposition of withholding taxes (each a “Euro Specified Lender”), such Borrower may, within one Business Day after notice by Administrative Agent of the insufficiency, notify Administrative Agent that it will accept responsibility for such withholding taxes with respect to such Euro Borrowing, in which case (i) Administrative Agent and the Fronting Lenders shall allocate the available Fronting Commitments (A) first, to cover any portion of such Borrowing that will not be funded by a Euro Lender because it is a Non-Qualified Lender for a reason other than potential withholding taxes and (B) then, to cover the remaining amount of such Borrowing, in each case up to the maximum available Fronting Commitments, subject to the Euro Fronting Limitations, (ii) the participations in any Fronting Loans made pursuant to clause (i)(B) above shall be allocated among the Euro Specified Lenders pro rata according to their respective Euro Commitments, (iii) each Euro Specified Lender shall

42

16257277_9

fund its pro rata share of such Borrowing to the extent not funded by the Fronting Lenders and (iv) such Borrower shall pay or reimburse each Euro Specified Lender for any withholding tax arising from such Borrowing in accordance with Section 7.1.

(b)Each Non-Qualified Japan Lender with respect to the Euro Tranche (i) represents and warrants to each applicable Fronting Lender that (A) the purchase of a risk participation in such Fronting Loan by such Non-Qualified Japan Lender and (B) the funding of such risk participation in such Fronting Loan by such Non-Qualified Japan Lender will not violate any applicable Law (including any Law of Japan), and (ii) agrees to indemnify such Fronting Lender for all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for such Fronting Lender) incurred by such Fronting Lender or asserted against such Fronting Lender arising from any Fronting Loan made by such Fronting Lender pursuant to Section 2.2.1.  Without limiting the foregoing, no Fronting Lender shall be obligated to make any Fronting Loan pursuant to Section 2.2.1 if such Fronting Lender determines that any representation or warranty of the applicable Non-Qualified Japan Lender in clause (i) of the preceding sentence is not accurate. Notwithstanding the foregoing provisions of this Section 2.2.2(b), no Fronting Lender shall make a Fronting Loan in which a Non-Qualified Japan Lender would be required to purchase a risk participation if such Non-Qualified Japan Lender has notified such Fronting Lender at least two Business Days prior to the proposed date of borrowing (with copies to Administrative Agent and Prologis) that, as a result of a Change in Law, such Lender cannot make the representation and warranty set forth in the first sentence of this Section 2.2.2(b).

Section 2.2.3Refinancing of the Euro Fronting Loans.

(a)(i)       On the Trigger Date, Administrative Agent shall notify each Euro Non-Qualified Lender of its obligation to fund its participation in each applicable Euro Fronting Loan.  Each applicable Euro Non-Qualified Lender shall make the amount of its participation in each applicable Euro Fronting Loan specified in such notice available to Administrative Agent in Same Day Funds for the account of the applicable Fronting Lender at Administrative Agent’s Office for payments in the same currency as the applicable Euro Fronting Loan not later than 11:00 a.m. on the Business Day specified in such notice.

     (ii)      To the extent that a Euro Non-Qualified Lender that has a risk participation in a Euro Fronting Loan assigns all or part of its interest in such risk participation under Section 14.6 to a Euro Qualified Lender for purposes of such Euro Fronting Loan, then such Euro Qualified Lender shall make the amount of its assigned participation in such Euro Fronting Loan available to Administrative Agent in Same Day Funds for the account of the applicable Fronting Lender at Administrative Agent’s Office for payments in the same currency as the applicable Euro Fronting Loan not later than 1:00 p.m., on the third Business Day following the effective date of the assignment.

(b)If any applicable Euro Lender fails to make available to any Fronting Lender any amount required to be paid by such Euro Lender pursuant to the foregoing provisions of this Section 2.2.3 by the time specified in Section 2.2.3(a), such Fronting Lender shall be entitled to recover from such Euro Lender (acting through Administrative Agent), on demand, such amount in the same currency as the applicable Euro Fronting Loan with interest thereon for the period

43

16257277_9

from the date such payment is required to the date on which such payment is immediately available to such Fronting Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  A certificate of a Fronting Lender submitted to any applicable Euro Lender (through Administrative Agent) with respect to any amount owing under this clause (b) shall be conclusive absent manifest error.

(c)Each applicable Euro Lender’s obligation to purchase and fund risk participations in Euro Fronting Loans pursuant to this Section 2.2.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Euro Lender may have against the applicable Fronting Lender, any Euro Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such funding of risk participations shall relieve or otherwise impair the obligation of any Euro Borrower to repay any Fronting Lender, together with interest as provided herein.

(d)At any time after any Euro Lender has purchased and funded a risk participation in a Euro Fronting Loan, if the applicable Fronting Lender receives any payment on account of such Euro Fronting Loan, such Fronting Lender will distribute to such Euro Lender such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Euro Lender’s participation was funded) in the same funds and currency as those received by such Fronting Lender.

(e)If any payment received by any Fronting Lender (and paid to a Euro Lender) in respect of principal of or interest on any Euro Fronting Loan is required to be returned by such Fronting Lender under any of the circumstances described in Section 14.5 (including pursuant to any settlement entered into by such Fronting Lender in its discretion), such Euro Lender shall pay to such Fronting Lender in the applicable currency of such Euro Fronting Loan the amount of such payment in respect of such Euro Fronting Loan on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  Administrative Agent will make such demand upon the request of the applicable Fronting Lender.  The obligations of Euro Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 2.2.4Payments for Account of the Applicable Fronting Lender. Notwithstanding any other provision of this Agreement, until the applicable Euro Lender funds its risk participation pursuant to this Section 2.2 to refinance such Euro Lender’s applicable Euro Fronting Loan, all payments made hereunder in respect of the portion of any Euro Loan that was funded in part by a Fronting Lender shall be solely for the account of the applicable Fronting Lender.

Section 2.2.5Defaulting Lender.  Notwithstanding the foregoing, no Fronting Lender shall be required to make a Euro Fronting Loan with respect to which there is a Euro Non-Qualified Lender that is a Defaulting Lender at the time of the receipt by Administrative Agent of the applicable Euro Loan Notice or at any time prior to the funding of such Euro Fronting Loan.  In addition, to the extent (a) a Euro Fronting Loan is outstanding, (b) a Euro Non-Qualified Lender becomes a Defaulting Lender and (c) the applicable Fronting Lender makes a

44

16257277_9

demand for repayment to the applicable Euro Borrower, then such Euro Borrower shall repay such Euro Fronting Loan (i) on or before the earlier of (A) 30 days following receipt of such demand or (B) the fifth day following the last day of the applicable Interest Period ending after receipt of such demand or (ii) if no Interest Period is in effect with respect to such Euro Fronting Loan, within ten days following receipt of such demand.  If any such Euro Fronting Loan is not repaid in full on the last day of an Interest Period (if applicable or required under clause (i)(B) above), subject to Section 6.5.2, such Euro Fronting Loan shall bear interest at the Money Market Rate plus the Applicable Margin until such payment is made hereunder.

Section 2.3Euro Borrowings, Conversions and Continuations of Euro Loans.

Section 2.3.1Procedures for Euro Borrowings. Each Euro Borrowing, each conversion of Euro Loans denominated in Dollars from one Type of Dollar-denominated Loans to the other and each continuation of Eurocurrency Rate Loans shall be made upon the requesting Euro Borrower’s irrevocable notice to Administrative Agent, which may be given by (A) telephone or (B) a Euro Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to Administrative Agent of a Euro Loan Notice. Each such notice must be received by Administrative Agent not later than 11:00 a.m. (a) three Business Days prior to the requested date of any Euro Borrowing of, conversion to or continuation of, Eurocurrency Rate Loans (other than a Euro Borrowing denominated in Yen), (b) four Business Days prior to the requested date of any Euro Borrowing denominated in Yen or any continuation of Eurocurrency Rate Loans denominated in Yen, and (c) one Business Day prior to the requested date of any Euro Borrowing of Base Rate Loans or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans. Each Euro Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount permitted by Section 6.1.1. Each Euro Borrowing of or conversion to Base Rate Loans shall be in a principal amount permitted by Section 6.1.1. Each Euro Loan Notice shall specify (i) the jurisdiction of the applicable Euro Borrower and whether such Borrower is a Foreign Borrower, (ii) whether the applicable Euro Borrower is requesting a Euro Borrowing, a conversion of Euro Loans denominated in Dollars from one Type of Dollar-denominated Loans to the other, or a continuation of Eurocurrency Rate Loans, (iii) the requested date of the Euro Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Euro Loans to be borrowed, converted or continued, (v) the Type of Euro Loans to be borrowed or to which existing Euro Loans denominated in Dollars are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the currency of the Euro Loans to be borrowed or continued. If the requesting Euro Borrower fails to specify a currency in a Euro Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Euro. If the requesting Euro Borrower fails to specify a Type of Euro Loan in a Euro Loan Notice or fails to give a timely notice requesting a conversion or continuation, then (A) if the applicable Euro Loans are denominated in Dollars, such Euro Loans shall be made as, or converted to, Base Rate Loans; and (B) if the applicable Euro Loans are denominated in a currency other than Dollars, such Euro Loans shall be made in the currency requested or, in the case of a continuation, continued in the same currency, as Eurocurrency Rate Loans with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the requesting Euro Borrower requests a Euro Borrowing of, conversion to or continuation of, Eurocurrency Rate Loans in any such Euro Loan Notice, but fails to specify an Interest Period, it

45

16257277_9

will be deemed to have specified an Interest Period of one month. No Euro Loan may be converted into or continued as a Euro Loan denominated in a different currency, but instead must be repaid in the original currency of such Euro Loan and reborrowed in the other currency.

Section 2.3.2Funding of Euro Loans.  Following receipt of a Euro Loan Notice, Administrative Agent shall promptly notify each Euro Lender of the amount (and currency) of its Applicable Tranche Percentage of the applicable Euro Borrowings, and if no timely notice of a conversion or continuation is provided by the applicable Euro Borrower, Administrative Agent shall notify each Euro Lender of the details of any automatic conversion to Base Rate Loans or continuations of Euro Loans denominated in a currency other than Dollars, in each case as described in Section 2.3.1.  In the case of a Euro Borrowing, each Euro Qualified Lender and the applicable Fronting Lender, if any, shall make the amount of its Euro Loan available to Administrative Agent in Same Day Funds at Administrative Agent’s Office for the applicable currency not later than 11:00 a.m., in the case of any Euro Loan denominated in any Euro or Sterling, and not later than the Applicable Time specified by Administrative Agent in the case of any Euro Loan in an Alternative Currency, other than Sterling, under the Euro Tranche, in each case on the Business Day specified in the applicable Euro Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 8.2, Administrative Agent shall make all funds so received available to the applicable Euro Borrower in like funds as received by Administrative Agent either by (a) crediting the account of such Euro Borrower on the books of Administrative Agent with the amount of such funds or (b) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by such Euro Borrower.

Section 2.3.3Certain Continuations and Conversions.  Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan.  During the existence of a Default, the Euro Required Lenders may at their option, by notice to the Euro Borrowers (which notice may be revoked at the option of the Euro Required Lenders notwithstanding any provision of Section 14.1), declare that (a) no Euro Loans denominated in Dollars may be requested as, converted to or continued as Eurocurrency Rate Loans, and (b) no Euro Loans denominated in any other currency may be requested or continued as Eurocurrency Rate Loans, other than as Eurocurrency Rate Loans with an Interest Period of one month.

Section 2.3.4Notice of Rates.  Administrative Agent shall promptly notify each applicable Euro Borrower and Euro Lender of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, Administrative Agent shall notify the applicable Euro Borrower and Euro Lenders of any change in Administrative Agent’s “prime rate” used in determining the Base Rate for Euro Loans denominated in Dollars promptly following the public announcement of such change.

Section 2.3.5Number of Interest Periods.  After giving effect to all Euro Borrowings, all conversions of Euro Loans from one Type to the other, and all continuations of Euro Loans as the same Type, there shall not be more than 15 Interest Periods in effect with respect to all Loans under all Tranches.

46

16257277_9

Section 2.4   Euro Prepayments.

Section 2.4.1Prepayments of Loans.  Each Euro Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Euro Loans in whole or in part without premium or penalty; provided that (a) such notice must be in a form acceptable to Administrative Agent and be received by Administrative Agent not later than 11:00 a.m., (i) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in an Alternative Currency, (ii) two Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Euros and (iii) on the date of prepayment of any Base Rate Loans or Substitute Rate Loans; and (b) any prepayment of Euro Loans shall be in a principal amount permitted by Section 6.1.2 or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Euro Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Eurocurrency Rate Loans.  Administrative Agent will promptly notify each Euro Lender and each Euro Fronting Lender, as applicable, of its receipt of each such notice, and of the amount of such Euro Lender’s Applicable Tranche Percentage of such prepayment.  If such notice is given by such Euro Borrower, then such Euro Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amount required pursuant to Section 7.5.  Subject to Sections 2.2.4 and 6.8.3, each such prepayment shall be applied to the Euro Loans of Euro Lenders in accordance with their respective Applicable Tranche Percentages.

Section 2.4.2Prepayments Due to Currency Fluctuations.  Administrative Agent shall calculate the Euro Equivalent of the Euro Total Outstandings on each applicable Revaluation Date.  If on the Revaluation Date that occurs on the first Business Day of each calendar month, or such other times as Administrative Agent may determine in its reasonable discretion, such calculation reflects that, as of such Revaluation Date, the Euro Equivalent of the Euro Total Outstandings exceeds an amount equal to 105% of the Euro Aggregate Commitments then in effect, then, within five Business Days after notice of such calculation from Administrative Agent to Prologis, Euro Borrowers shall prepay the Euro Loans in an aggregate amount sufficient to reduce the Euro Equivalent of such Euro Total Outstandings as of such date of payment to an amount not exceeding 100% of the Euro Aggregate Commitments then in effect. Subject to Section 2.2.4, each such prepayment shall be applied to the Euro Loans of Euro Lenders in accordance with their respective Applicable Tranche Percentages.

Section 2.4.3Other Prepayments.  If, on any date other than the Maturity Date, the Euro Equivalent of the Euro Total Outstandings exceeds the Euro Aggregate Commitments then in effect and such excess is not due to a currency exchange fluctuation covered under Section 2.4.2, then, within two Business Days after notice from Administrative Agent to Prologis, Euro Borrowers shall prepay the Euro Loans in an aggregate amount sufficient to reduce the Euro Equivalent of such Euro Total Outstandings as of such date of payment to an amount not to exceed the Euro Aggregate Commitments then in effect, without regard to any minimum or multiples specified in Section 6.1.2 with respect to prepayments. Subject to Section 2.2.4, each such prepayment shall be applied to the Euro Loans of Euro Lenders in accordance with their respective Applicable Tranche Percentages.

47

16257277_9

ARTICLE III
U.S. COMMITMENTS AND U.S. LOANS

Section 3.1   U.S. Loans.  Subject to the terms and conditions set forth herein (including Section 3.2), each U.S. Lender severally agrees to make loans (each such loan, a “U.S. Loan”) under the U.S. Tranche to each U.S. Borrower in Dollars or in one or more Alternative Currencies of the U.S. Tranche, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such U.S. Lender’s U.S. Commitment; provided that after giving effect to any U.S. Borrowing, (a) the U.S. Total Outstandings shall not exceed the U.S. Aggregate Commitments and (b) the U.S. Credit Exposure of any U.S. Lender shall not exceed such U.S. Lender’s U.S. Commitment.  Within the limits of each U.S. Lender’s U.S. Commitment, U.S. Borrowers may borrow under this Section 3.1, prepay under Section 3.4 and reborrow under this Section 3.1.  U.S. Loans denominated in Dollars may be Base Rate Loans or Eurocurrency Rate Loans and U.S. Loans denominated in any other Alternative Currency may be Eurocurrency Rate Loans or, solely upon the occurrence of an event described in Section 7.2 or 7.3, Substitute Rate Loans, as further provided herein.

Section 3.2   U.S. Fronting Loans.

Section 3.2.1U.S. Fronting Loans.  Subject to the terms and conditions set forth in this Section 3.2, upon a request for a U.S. Borrowing in an Alternative Currency or to a Foreign Borrower in compliance with Section 3.1, each Fronting Lender agrees, subject to the limitations set forth below, to fund its Fronting Portion of such U.S. Borrowing in the requested currency with respect to such U.S. Borrowing and in the amount of each U.S. Non-Qualified Lender’s Applicable Tranche Percentage for such U.S. Borrowing (each a “U.S. Fronting Loan”), notwithstanding the fact that, after giving effect to such funding, all U.S. Fronting Loans of such Fronting Lender, when aggregated with the U.S. Loans of such Fronting Lender, may exceed the amount of such Fronting Lender’s U.S. Commitment; provided that (a) after giving effect to any U.S. Fronting Loan, the aggregate Dollar Equivalent amount of all Fronting Loans funded by such Fronting Lender shall not exceed the Fronting Commitment of such Fronting Lender, and (b) such Fronting Lender shall not be a U.S. Non-Qualified Lender with respect to such U.S. Borrowing. Immediately upon the making of a U.S. Fronting Loan, the applicable U.S. Non-Qualified Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Fronting Lender a risk participation in 100% of such U.S. Fronting Loan.  The obligation of each U.S. Non-Qualified Lender to make U.S. Loans in an Alternative Currency or to a Foreign Borrower under Section 3.1 shall be satisfied by its purchase of a risk participation in the applicable U.S. Fronting Loan; it being understood that no U.S. Non-Qualified Lender shall be responsible for, or be deemed to be a Defaulting Lender or otherwise in breach of this Agreement as a result of, the failure by a Fronting Lender to make a Fronting Loan in which such U.S. Non-Qualified Lender is to purchase a risk participation.

Section 3.2.2Election of Fronting Lenders.  (a) Upon a request for a U.S. Borrowing in accordance with Section 3.3 in an Alternative Currency or to a Foreign Borrower with respect to which there are U.S. Non-Qualified Lenders, there shall be a Fronting Lender Election.  If, based on the limitations set forth in the proviso to the first sentence of Section 3.2.1 or the last two sentences of Section 3.2.2(b) (the “U.S. Fronting Limitations”), the Fronting Commitments are

48

16257277_9

not sufficient to fund all of the requested U.S. Fronting Loans in such Alternative Currency or to such Foreign Borrower, then the applicable U.S. Borrower shall, within one Business Day after notice by Administrative Agent of such insufficiency, decrease the amount of the requested U.S. Borrowing to the amount that would result in utilization of the maximum available Fronting Commitments, subject to the U.S. Fronting Limitations and, if applicable, after giving effect to the following sentence.  If one or more U.S. Lenders are U.S. Non-Qualified Lenders solely because such U.S. Lenders are not capable of making requested U.S. Loans to a Foreign Borrower without the imposition of withholding taxes (each a “U.S. Specified Lender”), such Borrower may, within one Business Day after notice by Administrative Agent of the insufficiency, notify Administrative Agent that it will accept responsibility for such withholding taxes with respect to such U.S. Borrowing, in which case (i) Administrative Agent and the Fronting Lenders shall allocate the available Fronting Commitments (A) first, to cover any portion of such Borrowing that will not be funded by a U.S. Lender because it is a Non-Qualified Lender for a reason other than potential withholding taxes and (B) then, to cover the remaining amount of such Borrowing, in each case up to the maximum available Fronting Commitments, subject to the U.S. Fronting Limitations, (ii) the participations in any Fronting Loans made pursuant to clause (i)(B) above shall be allocated among the U.S. Specified Lenders pro rata according to their respective U.S. Commitments, (iii) each U.S. Specified Lender shall fund its pro rata share of such Borrowing to the extent not funded by the Fronting Lenders and (iv) such Borrower shall pay or reimburse each U.S. Specified Lender for any withholding tax arising from such Borrowing in accordance with Section 7.1.

(b)Each Non-Qualified Japan Lender with respect to the U.S. Tranche (i) represents and warrants to each applicable Fronting Lender that (A) the purchase of a risk participation in such Fronting Loan by such Non-Qualified Japan Lender and (B) the funding of such risk participation in such Fronting Loan by such Non-Qualified Japan Lender will not violate any applicable Law (including any Law of Japan), and (ii) agrees to indemnify such Fronting Lender for all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for such Fronting Lender) incurred by such Fronting Lender or asserted against such Fronting Lender arising from any Fronting Loan made by such Fronting Lender pursuant to Section 3.2.1.  Without limiting the foregoing, no Fronting Lender shall be obligated to make any Fronting Loan pursuant to Section 3.2.1 if such Fronting Lender determines that any representation or warranty of the applicable Non-Qualified Japan Lender in clause (i) of the preceding sentence is not accurate. Notwithstanding the foregoing provisions of this Section 3.2.2(b), no Fronting Lender shall make a Fronting Loan in which a Non-Qualified Japan Lender would be required to purchase a risk participation if such Non-Qualified Japan Lender has notified such Fronting Lender at least two Business Days prior to the proposed date of borrowing (with copies to Administrative Agent and Prologis) that, as a result of a Change in Law, such Lender cannot make the representation and warranty set forth in the first sentence of this Section 3.2.2(b).

Section 3.2.3Refinancing of the U.S. Fronting Loans.

(a)(i)       On the Trigger Date, Administrative Agent shall notify each U.S. Non-Qualified Lender of its obligation to fund its participation in each applicable U.S. Fronting Loan.  Each applicable U.S. Non-Qualified Lender shall make the amount of its participation in each applicable U.S. Fronting Loan specified in such notice available to Administrative Agent in

49

16257277_9

Same Day Funds for the account of the applicable Fronting Lender at Administrative Agent’s Office for payments in the same currency as the applicable U.S. Fronting Loan not later than 1:00 p.m. on the Business Day specified in such notice.

     (ii)       To the extent that a U.S. Non-Qualified Lender that has a risk participation in a U.S. Fronting Loan assigns all or part of its interest in such risk participation under Section 14.6 to a U.S. Qualified Lender for purposes of such U.S. Fronting Loan, then such U.S. Qualified Lender shall make the amount of its assigned participation in such U.S. Fronting Loan available to Administrative Agent in Same Day Funds for the account of the applicable Fronting Lender at Administrative Agent’s Office for payments in the same currency as the applicable U.S. Fronting Loan not later than 1:00 p.m. on the third Business Day following the effective date of the assignment.

(b)If any applicable U.S. Lender fails to make available to any Fronting Lender any amount required to be paid by such U.S. Lender pursuant to the foregoing provisions of this Section 3.2.3 by the time specified in Section 3.2.3(a), such Fronting Lender shall be entitled to recover from such U.S. Lender (acting through Administrative Agent), on demand, such amount in the same currency as the applicable U.S. Fronting Loan with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Fronting Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  A certificate of a Fronting Lender submitted to any applicable U.S. Lender (through Administrative Agent) with respect to any amount owing under this clause (b) shall be conclusive absent manifest error.

(c)Each applicable U.S. Lender’s obligation to purchase and fund risk participations in U.S. Fronting Loans pursuant to this Section 3.2.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such U.S. Lender may have against the applicable Fronting Lender, any U.S. Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such funding of risk participations shall relieve or otherwise impair the obligation of any U.S. Borrower to repay any Fronting Lender, together with interest as provided herein.

(d)At any time after any U.S. Lender has purchased and funded a risk participation in a U.S. Fronting Loan, if the applicable Fronting Lender receives any payment on account of such U.S. Fronting Loan, such Fronting Lender will distribute to such U.S. Lender such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such U.S. Lender’s participation was funded) in the same funds and currency as those received by such Fronting Lender.

(e)If any payment received by any Fronting Lender (and paid to a U.S. Lender) in respect of principal of or interest on any U.S. Fronting Loan is required to be returned by such Fronting Lender under any of the circumstances described in Section 14.5 (including pursuant to any settlement entered into by such Fronting Lender in its discretion), such U.S. Lender shall pay to such Fronting Lender in the applicable currency of such Fronting Loan the amount of such payment in respect of such U.S. Fronting Loan on demand of Administrative Agent, plus interest

50

16257277_9

thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  Administrative Agent will make such demand upon the request of the applicable Fronting Lender.  The obligations of the applicable U.S. Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 3.2.4Payments for Account of the Applicable Fronting Lender.  Notwithstanding any other provision of this Agreement, until the applicable U.S. Lender funds its risk participation pursuant to this Section 3.2 to refinance such U.S. Lender’s applicable U.S. Fronting Loan, all payments made hereunder in respect of the portion of any U.S. Loan that was funded in part by a Fronting Lender shall be solely for the account of the applicable Fronting Lender.

Section 3.2.5Defaulting Lender.  Notwithstanding the foregoing, no Fronting Lender shall be required to make a U.S. Fronting Loan with respect to which there is a U.S. Non-Qualified Lender that is a Defaulting Lender at the time of the receipt by Administrative Agent of the applicable U.S. Loan Notice or at any time prior to the funding of such U.S. Fronting Loan.  In addition, to the extent (a) a U.S. Fronting Loan is outstanding, (b) a U.S. Non-Qualified Lender becomes a Defaulting Lender and (c) the applicable Fronting Lender makes a demand for repayment to the applicable U.S. Borrower, then such U.S. Borrower shall repay such U.S. Fronting Loan (i) on or before the earlier of (A) 30 days following receipt of such demand or (B) the fifth day following the last day of the applicable Interest Period ending after receipt of such demand or (ii) if no Interest Period is in effect with respect to such U.S. Fronting Loan, within ten days following receipt of such demand.  If any such U.S. Fronting Loan is not repaid in full on the last day of an Interest Period (if applicable or required under clause (i)(B) above), subject to Section 6.5.2, such U.S. Fronting Loan shall bear interest at the Money Market Rate plus the Applicable Margin until such payment is made hereunder.

Section 3.3   U.S. Borrowings, Conversions and Continuations of U.S. Loans.

Section 3.3.1Procedures for U.S. Borrowings.  Each U.S. Borrowing, each conversion of U.S. Loans denominated in Dollars from one Type of Dollar-denominated Loans to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the requesting U.S. Borrower’s irrevocable notice to Administrative Agent, which may be given by (A) telephone or (B) a U.S. Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to Administrative Agent of a U.S. Loan Notice. Each such notice must be received by Administrative Agent not later than 11:00 a.m. (a) three Business Days prior to the requested date of any U.S. Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (other than a U.S. Borrowing denominated in Yen), (b) four Business Days prior to the requested date of any U.S. Borrowing denominated in Yen or any continuation of Eurocurrency Rate Loans denominated in Yen, and (c) on the Business Day of the requested date of any U.S. Borrowing of Base Rate Loans or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans. Each U.S. Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount permitted by Section 6.1.1. Each U.S. Borrowing of or conversion to Base Rate Loans shall be in a principal amount permitted by Section 6.1.1. Each U.S. Loan Notice shall specify (i) the jurisdiction of the applicable U.S. Borrower and whether such Borrower is a Foreign Borrower, (ii) whether such U.S. Borrower is requesting a U.S.

51

16257277_9

Borrowing, a conversion of U.S. Loans denominated in Dollars from one Type of Dollar-denominated Loans to the other, or a continuation of Eurocurrency Rate Loans, (iii) the requested date of the U.S. Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of U.S. Loans to be borrowed, converted or continued, (v) the Type of U.S. Loans to be borrowed or to which existing U.S. Loans denominated in Dollars are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the currency of the U.S. Loans to be borrowed, continued or converted. If the requesting U.S. Borrower fails to specify a currency in a U.S. Loan Notice requesting a U.S. Borrowing, then the U.S. Loans so requested shall be made in Dollars. If the requesting U.S. Borrower fails to specify a Type of U.S. Loan in a U.S. Loan Notice or if the requesting U.S. Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable U.S. Loans shall be made as, or converted to, Base Rate Loans; provided that in the case of a failure to timely request a continuation of U.S. Loans denominated in an Alternative Currency of the U.S. Tranche, such U.S. Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the requesting U.S. Borrower requests a U.S. Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in any such U.S. Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No U.S. Loan may be converted into or continued as a U.S. Loan denominated in a different currency, but instead must be repaid in the original currency of such U.S. Loan and reborrowed in the other currency.

Section 3.3.2Funding of U.S. Loans.  Following receipt of a U.S. Loan Notice, Administrative Agent shall promptly notify each U.S. Lender of the amount and currency of its Applicable Tranche Percentage of the applicable U.S. Borrowing, and if no timely notice of a conversion or continuation is provided by the applicable U.S. Borrower, Administrative Agent shall notify each U.S. Lender of the details of any automatic conversion to Base Rate Loans or continuation of U.S. Loans denominated in a currency other than Dollars, in each case as described in Section 3.3.1.  In the case of a U.S. Borrowing, each U.S. Qualified Lender and the applicable Fronting Lender, if any, shall make the amount of its U.S. Loan available to Administrative Agent in Same Day Funds at Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any U.S. Loan denominated in Dollars, and not later than the Applicable Time specified by Administrative Agent in the case of any U.S. Loan in an Alternative Currency under the U.S. Tranche, in each case on the Business Day specified in the applicable U.S. Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 8.2, Administrative Agent shall make all funds so received available to the applicable U.S. Borrower in like funds as received by Administrative Agent either by (a) crediting the account of such U.S. Borrower on the books of Administrative Agent with the amount of such funds or (b) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by such U.S. Borrower.

Section 3.3.3Certain Continuations and Conversions.  Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan.  During the existence of a Default, the U.S. Required Lenders may at their option, by notice to the U.S. Borrowers (which notice may be revoked at the option of the U.S. Required Lenders notwithstanding any provision of Section

52

16257277_9

14.1), declare that (a) no U.S. Loans denominated in Dollars may be requested as, converted to or continued as Eurocurrency Rate Loans, and (b) no U.S. Loans denominated in an Alternative Currency may be requested or continued as Eurocurrency Rate Loans, other than as Eurocurrency Rate Loans with an Interest Period of one month.

Section 3.3.4Notice of Rates.  Administrative Agent shall promptly notify the applicable U.S. Borrower and U.S. Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, Administrative Agent shall notify the applicable U.S. Borrower and U.S. Lenders of any change in Administrative Agent’s “prime rate” used in determining the Base Rate promptly following the public announcement of such change.

Section 3.3.5Number of Interest Periods.  After giving effect to all U.S. Borrowings, all conversions of U.S. Loans from one Type to the other, and all continuations of U.S. Loans as the same Type, there shall not be more than 15 Interest Periods in effect with respect to all Loans under all Tranches.

Section 3.4   U.S. Prepayments.

Section 3.4.1Prepayments of Loans.  Each U.S. Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay U.S. Loans in whole or in part without premium or penalty; provided that (a) such notice must be in a form acceptable to Administrative Agent and be received by Administrative Agent not later than 11:00 a.m., (i) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in an Alternative Currency, (ii) two Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars and (iii) on the date of prepayment of any Base Rate Loans or Substitute Rate Loans; and (b) any prepayment of U.S. Loans shall be in a principal amount permitted by Section 6.1.2 or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of U.S. Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of the applicable Loans.  Administrative Agent will promptly notify each U.S. Lender and each Fronting Lender, as applicable, of its receipt of each such notice, and of the amount of such U.S. Lender’s Applicable Tranche Percentage of such prepayment.  If such notice is given by such U.S. Borrower, then such U.S. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amount required pursuant to Section 7.5.  Subject to Sections 3.2.4 and 6.9.3, each such prepayment shall be applied to the U.S. Loans of U.S. Lenders in accordance with their respective Applicable Tranche Percentages.

Section 3.4.2Prepayments Due to Currency Fluctuations.  Administrative Agent shall calculate the Dollar Equivalent of the U.S. Total Outstandings on each applicable Revaluation Date.  If on the Revaluation Date that occurs on the first Business Day of each calendar month, or such other times as Administrative Agent may determine in its reasonable discretion, such calculation reflects that, as of such Revaluation Date, the Dollar Equivalent of the U.S. Total Outstandings exceeds an amount equal to 105% of the U.S. Aggregate Commitments then in effect, then, within five Business Days after notice of such calculation from Administrative

53

16257277_9

Agent to Prologis, U.S. Borrowers shall prepay U.S. Loans in an aggregate amount sufficient to reduce the Dollar Equivalent of the U.S. Total Outstandings as of such date of payment to an amount not exceeding 100% of the U.S. Aggregate Commitments then in effect.  Subject to Section 3.2.4, each such prepayment shall be applied to the U.S. Loans of U.S. Lenders in accordance with their respective Applicable Tranche Percentages.

Section 3.4.3Other Prepayments.  If, on any date other than the Maturity Date, the Dollar Equivalent of the U.S. Total Outstandings exceeds the U.S. Aggregate Commitments then in effect and such excess is not due to a currency exchange fluctuation covered under Section 3.4.2, then, within two Business Days after notice from Administrative Agent to Prologis, U.S. Borrowers shall prepay the U.S. Loans in an aggregate amount sufficient to reduce the Dollar Equivalent of such U.S. Total Outstandings as of such date of payment to an amount not to exceed the U.S. Aggregate Commitments then in effect, without regard to any minimum or multiples specified in Section 6.1.2 with respect to prepayments. Subject to Section 3.2.4, each such prepayment shall be applied to the U.S. Loans of U.S. Lenders in accordance with their respective Applicable Tranche Percentages.

ARTICLE IV
YEN COMMITMENTS AND YEN LOANS

Section 4.1   Yen Loans.  Subject to the terms and conditions set forth herein (including Section 4.2), each Yen Lender severally agrees to make loans (each such loan, a “Yen Loan”) under the Yen Tranche to each Yen Borrower in Yen or in one or more Alternative Currencies of the Yen Tranche, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Yen Lender’s Yen Commitment; provided that after giving effect to any Yen Borrowing, (a) the Yen Total Outstandings shall not exceed the Yen Aggregate Commitments and (b) the Yen Credit Exposure of any Yen Lender shall not exceed such Yen Lender’s Yen Commitment, provided, further, that any Yen Loan denominated in Yen may only be made to a Yen Borrower organized under the Laws of Japan or that is qualified to do business in Japan as a foreign entity.  Within the limits of each Yen Lender’s Yen Commitment, Yen Borrowers may borrow under this Section 4.1, prepay under Section 4.4 and reborrow under this Section 4.1.  Yen Loans may be Base Rate Loans (if denominated in Dollars), ABR Rate Loans (if denominated in Yen), Eurocurrency Rate Loans or, solely upon the occurrence of an event described in Section 7.2 or 7.3, Substitute Rate Loans, as further provided herein.  Each Yen Lender that makes a Yen Loan, other than a Yen Fronting Loan, hereby represents and warrants that it is not a Non-Qualified Japan Lender.

Section 4.2   Yen Fronting Loans.

Section 4.2.1Yen Fronting Loans.  Subject to the terms and conditions set forth in this Section 4.2, upon a request for a Yen Borrowing in an Alternative Currency, consisting of ABR Rate Loans or to a Foreign Borrower in compliance with Section 4.1, each Fronting Lender agrees, subject to the limitations set forth below, to fund its Fronting Portion of such Yen Borrowing in the requested currency with respect to such Yen Borrowing and in the amount of each Yen Non-Qualified Lender’s Applicable Tranche Percentage for such Yen Borrowing (each a “Yen Fronting Loan”), notwithstanding the fact that, after giving effect to such funding, all

54

16257277_9

Yen Fronting Loans of such Fronting Lender, when aggregated with the Yen Loans of such Fronting Lender,  may exceed the amount of such Fronting Lender’s Yen Commitment; provided that (a) after giving effect to any Yen Fronting Loan, the aggregate Dollar Equivalent amount of all Fronting Loans funded by such Fronting Lender shall not exceed the Fronting Commitment of such Fronting Lender, and (b) such Fronting Lender shall not be a Yen Non-Qualified Lender with respect to such Yen Borrowing. Immediately upon the making of a Yen Fronting Loan, the applicable Yen Non-Qualified Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Fronting Lender a risk participation in 100% of such Yen Fronting Loan.  The obligation of each Yen Non-Qualified Lender to make Yen Loans in an Alternative Currency or consisting of ABR Rate Loans or to a Foreign Borrower under Section 4.1 shall be satisfied by its purchase of a risk participation in the applicable Yen Fronting Loan; it being understood that no Yen Non-Qualified Lender shall be responsible for, or be deemed to be a Defaulting Lender or otherwise in breach of this Agreement as a result of, the failure by a Fronting Lender to make a Fronting Loan in which such Yen Non-Qualified Lender is to purchase a risk participation.

Section 4.2.2Election of Fronting Lenders.  (a) Upon a request for a Yen Borrowing in accordance with Section 4.3 in an Alternative Currency or consisting of ABR Rate Loans or to a Foreign Borrower with respect to which there are Yen Non-Qualified Lenders, there shall be a Fronting Lender Election.  If, based on the limitations set forth in the proviso to the first sentence of Section 4.2.1 or the last two sentences of Section 4.2.2(b) (the “Yen Fronting Limitations”), the Fronting Commitments are not sufficient to fund all of the requested Yen Fronting Loans in such Alternative Currency or consisting of ABR Rate Loans or to a Foreign Borrower, then the applicable Yen Borrower shall, within one Business Day after notice by Administrative Agent of such insufficiency, decrease the amount of the requested Yen Borrowing to the amount that would result in utilization of the maximum available Fronting Commitments subject to the Yen Fronting Limitations and, if applicable, after giving effect to the following sentence. If one or more Yen Lenders are Yen Non-Qualified Lenders solely because such Yen Lenders are not capable of making requested Yen Loans to a Foreign Borrower without the imposition of withholding taxes (each a “Yen Specified Lender”), such Borrower may, within one Business Day after notice by Administrative Agent of the insufficiency, notify Administrative Agent that it will accept responsibility for such withholding taxes with respect to such Yen Borrowing, in which case (i) Administrative Agent and the Fronting Lenders shall allocate the available Fronting Commitments (A) first, to cover any portion of such Borrowing that will not be funded by a Yen Lender because it is a Non-Qualified Lender for a reason other than potential withholding taxes and (B) then, to cover the remaining amount of such Borrowing, in each case up to the maximum available Fronting Commitments, subject to the Yen Fronting Limitations, (ii) the participations in any Fronting Loans made pursuant to clause (i)(B) above shall be allocated among the Yen Specified Lenders pro rata according to their respective Yen Commitments, (iii) each Yen Specified Lender shall fund its pro rata share of such Borrowing to the extent not funded by the Fronting Lenders and (iv) such Borrower shall pay or reimburse each Yen Specified Lender for any withholding tax arising from such Borrowing in accordance with Section 7.1.

(b)Each Non-Qualified Japan Lender with respect to the Yen Tranche (i) represents and warrants to each applicable Fronting Lender that (A) the purchase of a risk participation in such Fronting Loan by such Non-Qualified Japan Lender and (B) the funding of such risk

55

16257277_9

participation in such Fronting Loan by such Non-Qualified Japan Lender will not violate any applicable Law (including any Law of Japan), and (ii) agrees to indemnify such Fronting Lender for all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for such Fronting Lender) incurred by such Fronting Lender or asserted against such Fronting Lender arising from any Fronting Loan made by such Fronting Lender pursuant to Section 4.2.1.  Without limiting the foregoing, no Fronting Lender shall be obligated to make any Fronting Loan pursuant to Section 4.2.1 if such Fronting Lender determines that any representation or warranty of the applicable Non-Qualified Japan Lender in clause (i) of the preceding sentence is not accurate. Notwithstanding the foregoing provisions of this Section 4.2.2(b), no Fronting Lender shall make a Fronting Loan in which a Non-Qualified Japan Lender would be required to purchase a risk participation if such Non-Qualified Japan Lender has notified such Fronting Lender at least two Business Days prior to the proposed date of borrowing (with copies to Administrative Agent and Prologis) that, as a result of a Change in Law, such Lender cannot make the representation and warranty set forth in the first sentence of this Section 4.2.2(b).

Section 4.2.3Refinancing of the Yen Fronting Loans.

(a)(i)     On the Trigger Date, Administrative Agent shall notify each Yen Non-Qualified Lender of its obligation to fund its participation in each applicable Yen Fronting Loan.  Each applicable Yen Non-Qualified Lender shall make the amount of its participation in each applicable Yen Fronting Loan specified in such notice available to Administrative Agent in Same Day Funds for the account of the applicable Fronting Lender at Administrative Agent’s Office for payments in the same currency as the applicable Yen Fronting Loan not later than 1:00 p.m., Tokyo time, on the Business Day specified in such notice.

     (ii)     To the extent that a Yen Non-Qualified Lender that has a risk participation in a Yen Fronting Loan assigns all or part of its interest in such risk participation under Section 14.6 to a Yen Qualified Lender for purposes of such Yen Fronting Loan, then such Yen Qualified Lender shall make the amount of its assigned participation in such Yen Fronting Loan available to Administrative Agent in Same Day Funds for the account of the applicable Fronting Lender at Administrative Agent’s Office for payments in the same currency as the applicable Yen Fronting Loan not later than 1:00 p.m., Tokyo time, on the third Business Day following the effective date of the assignment.

(b)If any applicable Yen Lender fails to make available to any Fronting Lender any amount required to be paid by such Yen Lender pursuant to the foregoing provisions of this Section 4.2.3 by the time specified in Section 4.2.3(a), the applicable Fronting Lender shall be entitled to recover from such Yen Lender (acting through Administrative Agent), on demand, such amount in the same currency as the applicable Yen Fronting Loan with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Fronting Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  A certificate of a Fronting Lender submitted to any applicable Yen Lender (through Administrative Agent) with respect to any amount owing under this clause (b) shall be conclusive absent manifest error.

56

16257277_9

(c)Each applicable Yen Lender’s obligation to purchase and fund risk participations in Yen Fronting Loans pursuant to this Section 4.2.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Yen Lender may have against the applicable Fronting Lender, any Yen Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such funding of risk participations shall relieve or otherwise impair the obligation of any Yen Borrower to repay any Fronting Lender, together with interest as provided herein.

(d)At any time after any Yen Lender has purchased and funded a risk participation in a Yen Fronting Loan, if the applicable Fronting Lender receives any payment on account of such Fronting Loan, such Fronting Lender will distribute to such Yen Lender such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Yen Lender’s risk participation was funded) in the same funds and currency as those received by the applicable Fronting Lender.

(e)If any payment received by any Fronting Lender (and paid to a Yen Lender) in respect of principal of or interest on any Yen Fronting Loan is required to be returned by such Fronting Lender under any of the circumstances described in Section 14.5 (including pursuant to any settlement entered into by such Fronting Lender in its discretion), such Yen Lender shall pay to such Fronting Lender in the applicable currency of such Yen Fronting Loan the amount of such payment in respect of such Yen Fronting Loan on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  Administrative Agent will make such demand upon the request of the applicable Fronting Lender.  The obligations of Yen Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 4.2.4Payments for Account of the Applicable Fronting Lender.  Notwithstanding any other provision of this Agreement, until a Yen Lender funds its risk participation pursuant to this Section 4.2 to refinance such Yen Lender’s applicable Yen Fronting Loan, all payments made hereunder in respect of the portion of any Yen Loans that was funded in part by a Fronting Lender shall be solely for the account of the applicable Fronting Lender.

Section 4.2.5Defaulting Lender.  Notwithstanding the foregoing, no Fronting Lender shall be required to make a Yen Fronting Loan with respect to which there is a Yen Non-Qualified Lender that is a Defaulting Lender at the time of the receipt by Administrative Agent of the applicable Yen Loan Notice or at any time prior to the funding of such Yen Fronting Loan.  In addition, to the extent (a) a Yen Fronting Loan is outstanding, (b) a Yen Non-Qualified Lender becomes a Defaulting Lender and (c) the applicable Fronting Lender makes a demand for repayment to the applicable Yen Borrower, then such Yen Borrower shall repay such Yen Fronting Loan (i) on or before the earlier of (A) 30 days following receipt of such demand or (B) the fifth day following the last day of the applicable Interest Period ending after receipt of such demand or (ii) if no Interest Period is in effect with respect to such Yen Fronting Loan, within ten days following receipt of such demand.  If any such Yen Fronting Loan is not repaid in full on the last day of an Interest Period (if applicable or required under clause (i)(B) above), subject

57

16257277_9

to Section 6.5.2, such Yen Fronting Loan shall bear interest at the Money Market Rate plus the Applicable Margin until such payment is made hereunder.

Section 4.3   Yen Borrowings, Conversions and Continuations of Yen Loans.

Section 4.3.1Procedures for Yen Borrowings.  Each Yen Borrowing, each conversion of Yen Loans denominated in Dollars or Yen from one Type of Dollar-denominated Loans or Yen-denominated Loans, as applicable, to the other and each continuation of Eurocurrency Rate Loans shall be made upon the requesting Yen Borrower’s irrevocable notice to Administrative Agent, which may be given by (A) telephone or (B) a Yen Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to Administrative Agent of a Yen Loan Notice. Each such notice must be received by Administrative Agent not later than 11:00 a.m., (a) four Business Days prior to the requested date of any Yen Borrowing of, conversion to or continuation of Eurocurrency Rate Loans and (b) two Business Days prior to the requested date of any Yen Borrowing of Base Rate Loans or ABR Rate Loans or of any conversion of Eurocurrency Rate Loans denominated in Yen or Dollars to ABR Rate Loans or Base Rate Loans, respectively. Each Yen Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount permitted by Section 6.1.1. Each Yen Borrowing of or conversion to Base Rate Loans or ABR Rate Loans shall be in a principal amount permitted by Section 6.1.1. Each Yen Loan Notice shall specify (i) the jurisdiction of the applicable Yen Borrower and whether such Borrower is a Foreign Borrower, (ii) whether the applicable Yen Borrower is requesting a Yen Borrowing, a conversion of Yen Loans denominated in Dollars or Yen from one Type of Dollar-denominated Loans or Yen-denominated Loans, as applicable, to the other, or a continuation of Eurocurrency Rate Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Yen Loans to be borrowed, converted or continued, (v) the Type of Yen Loans to be borrowed or to which existing Yen Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the currency of the Yen Loans to be borrowed, continued or converted. If the requesting Yen Borrower fails to specify a currency in a Yen Loan Notice requesting a Yen Borrowing, then the Yen Loans so requested shall be made in Yen. If the requesting Yen Borrower fails to specify a Type of Yen Loan in a Yen Loan Notice or fails to give a timely notice requesting a conversion or continuation, then (A) if the applicable Yen Loans are denominated in Dollars, such Yen Loans shall be made as, or converted to, Base Rate Loans; (B) if the applicable Yen Loans are denominated in Yen, such Yen Loans shall be made as, or converted to, ABR Rate Loans; and (C) if the applicable Yen Loans are denominated in a currency other than Dollars or Yen, such Yen Loans shall be made in the currency requested or, in the case of a continuation, continued in the same currency, as Eurocurrency Rate Loans with an Interest Period of one month. Any automatic conversion to Base Rate Loans or ABR Rate Loan, as applicable, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the requesting Yen Borrower requests a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in any such Yen Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Yen Loan may be converted into or continued as a Yen Loan denominated in a different currency, but instead must be repaid in the original currency of such Yen Loan and reborrowed in the other currency.

58

16257277_9

Section 4.3.2Funding of Yen Loans.  Following receipt of a Yen Loan Notice, Administrative Agent shall promptly notify each Yen Lender of the amount (and currency) of its Applicable Tranche Percentage of the applicable Yen Borrowings, and if no timely notice of a conversion or continuation is provided by the applicable Yen Borrower, Administrative Agent shall notify each Yen Lender of the details of any automatic conversion to Base Rate Loans or continuation of Yen Loans denominated in a currency other than Dollars, in each case as described in the preceding Section.  In the case of a Yen Borrowing, each Yen Qualified Lender and the applicable Fronting Lender, if any, shall make the amount of its Yen Loan available to Administrative Agent in Same Day Funds at Administrative Agent’s Office for the applicable currency not later than 12:00 noon, in the case of any Yen Loan denominated in Yen, and not later than the Applicable Time specified by Administrative Agent in the case of any Yen Loan in an Alternative Currency of the Yen Tranche, in each case on the Business Day specified in the applicable Yen Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 8.2, Administrative Agent shall make all funds so received available to the applicable Yen Borrower in like funds as received by Administrative Agent either by (a) crediting the account of such Yen Borrower on the books of Administrative Agent with the amount of such funds or (b) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by the requesting Yen Borrower.

Section 4.3.3Certain Continuations and Conversions.  Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan.  During the existence of a Default, the Yen Required Lenders may at their option, by notice to the Yen Borrowers (which notice may be revoked at the option of Yen Required Lenders notwithstanding any provision of Section 14.1), declare that (a) no Yen Loans denominated in Yen or Dollars may be requested as, converted to or continued as Eurocurrency Rate Loans and (b) no Yen Loans denominated in any other Alternative Currency may be requested or continued as Eurocurrency Rate Loans, other than as Eurocurrency Rate Loan with an Interest Period of one month.

Section 4.3.4Notice of Rates.  Administrative Agent shall promptly notify each applicable Yen Borrower and Yen Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, Administrative Agent shall notify each applicable Yen Borrower and Yen Lenders of any change in Administrative Agent’s “prime rate” used in determining the Base Rate for Yen Loans denominated in Dollars promptly following the public announcement of such change. At any time that ABR Rate Loans are outstanding, Administrative Agent shall notify each applicable Yen Borrower and Yen Lenders of any change in the ABR Rate for Yen Loans denominated in Yen.

Section 4.3.5Number of Interest Periods.  After giving effect to all Yen Borrowings, all conversions of Yen Loans from one Type to the other, and all continuations of Yen Loans as the same Type, there shall not be more than 15 Interest Periods in effect with respect to all Loans under all Tranches.

59

16257277_9

Section 4.4   Yen Prepayments.

Section 4.4.1Prepayments of Yen Loans.  Each Yen Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Yen Loans in whole or in part without premium or penalty; provided that (a) such notice must be in a form acceptable to Administrative Agent and be received by Administrative Agent not later than 11:00 a.m., (i) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (ii) two Business Days prior to any date of prepayment of Base Rate Loans, ABR Rate Loans and Substitute Rate Loans; and (b) any prepayment of Yen Loans shall be in a principal amount permitted by Section 6.1.2, or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Yen Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Yen Loans.  Administrative Agent will promptly notify each Yen Lender and each Yen Fronting Lender, as applicable, of its receipt of each such notice and of the amount of such Yen Lender’s Applicable Tranche Percentage of such prepayment.  If such notice is given by such Yen Borrower, then such Yen Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amount required pursuant to Section 7.5.  Subject to Sections 4.2.4 and 6.9.3, each such prepayment shall be applied to the Yen Loans of Yen Lenders in accordance with their respective Applicable Tranche Percentages.

Section 4.4.2Prepayments due to Currency Fluctuations.  Administrative Agent shall calculate the Yen Equivalent of the Yen Total Outstandings on each Revaluation Date.  If on the Revaluation Date that occurs on the first Business Day of each calendar month, or such other times as Administrative Agent may determine in its reasonable discretion, such calculation reflects that, as of such Revaluation Date, the Yen Equivalent of the Yen Total Outstandings exceeds an amount equal to 105% of the Yen Aggregate Commitments then in effect, then, within five Business Days after notice of such calculation from Administrative Agent to Prologis, Yen Borrowers shall prepay the Yen Loans in an aggregate amount sufficient to reduce the Yen Equivalent of such Yen Total Outstandings as of such date of payment to an amount not to exceed 100% of the Yen Aggregate Commitments then in effect. Subject to Section 4.2.4, each such prepayment shall be applied to the Yen Loans of Yen Lenders in accordance with their respective Applicable Tranche Percentages.

Section 4.4.3Other Prepayments.  If, on any date other than the Maturity Date, the Yen Equivalent of the Yen Total Outstandings exceeds the Yen Aggregate Commitments then in effect and such excess is not due to a currency exchange fluctuation covered under Section 4.4.2, then, within two Business Days after notice from Administrative Agent to Prologis, Yen Borrowers shall prepay the Yen Loans in an aggregate amount sufficient to reduce the Yen Equivalent of such Yen Total Outstandings as of such date of payment to an amount not to exceed the Yen Aggregate Commitments then in effect, without regard to any minimum or multiples specified in Section 6.1.2 with respect to prepayments. Subject to Section 4.2.4, each such prepayment shall be applied to the Yen Loans of Yen Lenders in accordance with their respective Applicable Tranche Percentages.

60

16257277_9

ARTICLE V
STERLING COMMITMENTS AND STERLING LOANS

Section 5.1   Sterling Loans.  Subject to the terms and conditions set forth herein (including Section 5.2), each Sterling Lender severally agrees to make loans (each such loan, a “Sterling Loan”) under the Sterling Tranche to each Sterling Borrower in Sterling or in one or more Alternative Currencies of the Sterling Tranche, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Sterling Lender’s Sterling Commitment; provided that after giving effect to any Sterling Borrowing, (a) the Sterling Total Outstandings shall not exceed the Sterling Aggregate Commitments and (b) the Sterling Credit Exposure of any Sterling Lender shall not exceed such Sterling Lender’s Sterling Commitment.  Within the limits of each Sterling Lender’s Sterling Commitment, Sterling Borrowers may borrow under this Section 5.1, prepay under Section 5.4 and reborrow under this Section 5.1.  Sterling Loans may be Base Rate Loans (if denominated in Dollars), Eurocurrency Rate Loans or, solely upon the occurrence of an event described in Section 7.2 or 7.3, Substitute Rate Loans, as further provided herein.

Section 5.2   Sterling Fronting Loans.

Section 5.2.1Sterling Fronting Loans.  Subject to the terms and conditions set forth in this Section 5.2, upon a request for a Sterling Borrowing in an Alternative Currency or to a Foreign Borrower in compliance with Section 5.1, each Fronting Lender agrees, subject to the limitations set forth below, to fund its Fronting Portion of such Sterling Borrowing in the requested currency with respect to such Sterling Borrowing and in the amount of each Sterling Non-Qualified Lender’s Applicable Tranche Percentage for such Sterling Borrowing (each a “Sterling Fronting Loan”), notwithstanding the fact that, after giving effect to such funding, all Sterling Fronting Loans of such Fronting Lender, when aggregated with the Sterling Loans of such Fronting Lender, may exceed the amount of such Fronting Lender’s Sterling Commitment; provided that (a) after giving effect to any Sterling Fronting Loan, the aggregate Dollar Equivalent amount of all Fronting Loans funded by such Fronting Lender shall not exceed the Fronting Commitment of such Fronting Lender, and (b) such Fronting Lender shall not be a Sterling Non-Qualified Lender with respect to such Sterling Borrowing. Immediately upon the making of a Sterling Fronting Loan, the applicable Sterling Non-Qualified Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Fronting Lender a risk participation in 100% of such Sterling Fronting Loan.  The obligation of each Sterling Non-Qualified Lender to make Sterling Loans in an Alternative Currency or to a Foreign Borrower under Section 5.1 shall be satisfied by its purchase of a risk participation in the applicable Sterling Fronting Loan; it being understood that no Sterling Non-Qualified Lender shall be responsible for, or be deemed to be a Defaulting Lender or otherwise in breach of this Agreement as a result of, the failure by a Fronting Lender to make a Fronting Loan in which such Sterling Non-Qualified Lender is to purchase a risk participation.

Section 5.2.2Election of Fronting Lenders.  (a) Upon a request for a Sterling Borrowing in accordance with Section 5.3 in an Alternative Currency or to a Foreign Borrower with respect to which there are Sterling Non-Qualified Lenders, there shall be a Fronting Lender Election.  If, based on the limitations set forth in the proviso to the first sentence of Section 5.2.1 or the last two sentences of Section 5.2.2(b) (the “Sterling Fronting Limitations”), the Fronting

61

16257277_9

Commitments are not sufficient to fund all of the requested Sterling Fronting Loans in such Alternative Currency or to such Foreign Borrower, then the applicable Sterling Borrower shall, within one Business Day after notice by Administrative Agent of such insufficiency, decrease the amount of the requested Sterling Borrowing to the amount that would result in utilization of the maximum available Fronting Commitments, subject to the Sterling Fronting Limitations and, if applicable, after giving effect to the following sentence.  If one or more Sterling Lenders are Sterling Non-Qualified Lenders solely because such Sterling Lenders are not capable of making requested Sterling Loans to a Foreign Borrower without the imposition of withholding taxes (each a “Sterling Specified Lender”), such Borrower may, within one Business Day after notice by Administrative Agent of the insufficiency, notify Administrative Agent that it will accept responsibility for such withholding taxes with respect to such Sterling Borrowing, in which case (i) Administrative Agent and the Fronting Lenders shall allocate the available Fronting Commitments (A) first, to cover any portion of such Borrowing that will not be funded by a Sterling Lender because it is a Non-Qualified Lender for a reason other than potential withholding taxes and (B) then, to cover the remaining amount of such Borrowing, in each case up to the maximum available Fronting Commitments, subject to the Sterling Fronting Limitations, (ii) the participations in any Fronting Loans made pursuant to clause (i)(B) above shall be allocated among the Sterling Specified Lenders pro rata according to their respective Sterling Commitments, (iii) each Sterling Specified Lender shall fund its pro rata share of such Borrowing to the extent not funded by the Fronting Lenders and (iv) such Borrower shall pay or reimburse each Sterling Specified Lender for any withholding tax arising from such Borrowing in accordance with Section 7.1.

(b)Each Non-Qualified Japan Lender with respect to the Sterling Tranche (i) represents and warrants to each applicable Fronting Lender that (A) the purchase of a risk participation in such Fronting Loan by such Non-Qualified Japan Lender and (B) the funding of such risk participation in such Fronting Loan by such Non-Qualified Japan Lender will not violate any applicable Law (including any Law of Japan), and (ii) agrees to indemnify such Fronting Lender for all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for such Fronting Lender) incurred by such Fronting Lender or asserted against such Fronting Lender arising from any Fronting Loan made by such Fronting Lender pursuant to Section 5.2.1.  Without limiting the foregoing, no Fronting Lender shall be obligated to make any Fronting Loan pursuant to Section 5.2.1 if such Fronting Lender determines that any representation or warranty of the applicable Non-Qualified Japan Lender in clause (i) of the preceding sentence is not accurate. Notwithstanding the foregoing provisions of this Section 5.2.2(b), no Fronting Lender shall make a Fronting Loan in which a Non-Qualified Japan Lender would be required to purchase a risk participation if such Non-Qualified Japan Lender has notified such Fronting Lender at least two Business Days prior to the proposed date of borrowing (with copies to Administrative Agent and Prologis) that, as a result of a Change in Law, such Lender cannot make the representation and warranty set forth in the first sentence of this Section 5.2.2(b).

Section 5.2.3Refinancing of the Sterling Fronting Loans.

(a)(i)      On the Trigger Date, Administrative Agent shall notify each Sterling Non-Qualified Lender of its obligation to fund its participation in each applicable Sterling Fronting Loan.  Each applicable Sterling Non-Qualified Lender shall make the amount of its participation

62

16257277_9

in each applicable Sterling Fronting Loan specified in such notice available to Administrative Agent in Same Day Funds for the account of the applicable Fronting Lender at Administrative Agent’s Office for payments in the same currency as the applicable Sterling Fronting Loan not later than 1:00 p.m. on the Business Day specified in such notice.

     (ii)     To the extent that a Sterling Non-Qualified Lender that has a risk participation in a Sterling Fronting Loan assigns all or part of its interest in such risk participation under Section 14.6 to a Sterling Qualified Lender for purposes of such Sterling Fronting Loan, then such Sterling Qualified Lender shall make the amount of its assigned participation in such Sterling Fronting Loan available to Administrative Agent in Same Day Funds for the account of the applicable Fronting Lender at Administrative Agent’s Office for payments in the same currency as the applicable Sterling Fronting Loan not later than 1:00 p.m. on  the third Business Day following the effective date of the assignment.

(b)If any applicable Sterling Lender fails to make available to any Fronting Lender any amount required to be paid by such Sterling Lender pursuant to the foregoing provisions of this Section 5.2.3 by the time specified in Section 5.2.3(a), such Fronting Lender shall be entitled to recover from such Sterling Lender (acting through Administrative Agent), on demand, such amount in the same currency as the applicable Sterling Fronting Loan with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Fronting Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  A certificate of a Fronting Lender submitted to any applicable Sterling Lender (through Administrative Agent) with respect to any amount owing under this clause (b) shall be conclusive absent manifest error.

(c)Each applicable Sterling Lender’s obligation to purchase and fund risk participations in Sterling Fronting Loans pursuant to this Section 5.2.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Sterling Lender may have against the applicable Fronting Lender, any Sterling Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such funding of risk participations shall relieve or otherwise impair the obligation of any Sterling Borrower to repay any Fronting Lender, together with interest as provided herein.

(d)At any time after any Sterling Lender has purchased and funded a risk participation in a Sterling Fronting Loan, if the applicable Fronting Lender receives any payment on account of such Sterling Fronting Loan, such Fronting Lender will distribute to such Sterling Lender such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Sterling Lender’s participation was funded) in the same funds and currency as those received by such Fronting Lender.

(e)If any payment received by any Fronting Lender (and paid to a Sterling Lender) in respect of principal of or interest on any Sterling Fronting Loan is required to be returned by such Fronting Lender under any of the circumstances described in Section 14.5 (including pursuant to any settlement entered into by such Fronting Lender in its discretion), such Sterling Lender shall pay to such Fronting Lender in the applicable currency of such Fronting Loan the

63

16257277_9

amount of such payment in respect of such Sterling Fronting Loan on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  Administrative Agent will make such demand upon the request of the applicable Fronting Lender.  The obligations of the applicable Sterling Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 5.2.4Payments for Account of the Applicable Fronting Lender.  Notwithstanding any other provision of this Agreement, until the applicable Sterling Lender funds its risk participation pursuant to this Section 5.2 to refinance such Sterling Lender’s applicable Sterling Fronting Loan, all payments made hereunder in respect of the portion of any Sterling Loan that was funded in part by a Fronting Lender shall be solely for the account of the applicable Fronting Lender.

Section 5.2.5Defaulting Lender.  Notwithstanding the foregoing, no Fronting Lender shall be required to make a Sterling Fronting Loan with respect to which there is a Sterling Non-Qualified Lender that is a Defaulting Lender at the time of the receipt by Administrative Agent of the applicable Sterling Loan Notice or at any time prior to the funding of such Sterling Fronting Loan.  In addition, to the extent (a) a Sterling Fronting Loan is outstanding, (b) a Sterling Non-Qualified Lender becomes a Defaulting Lender and (c) the applicable Fronting Lender makes a demand for repayment to the applicable Sterling Borrower, then such Sterling Borrower shall repay such Sterling Fronting Loan (i) on or before the earlier of (A) 30 days following receipt of such demand or (B) the fifth day following the last day of the applicable Interest Period ending after receipt of such demand or (ii) if no Interest Period is in effect with respect to such Sterling Fronting Loan, within ten days following receipt of such demand.  If any such Sterling Fronting Loan is not repaid in full on the last day of an Interest Period (if applicable or required under clause (i)(B) above), subject to Section 6.5.2, such Sterling Fronting Loan shall bear interest at the Money Market Rate plus the Applicable Margin until such payment is made hereunder.

Section 5.3   Sterling Borrowings, Conversions and Continuations of Sterling Loans.

Section 5.3.1Procedures for Sterling Borrowings.  Each Sterling Borrowing, each conversion of Sterling Loans denominated in Dollars from one Type of Dollar-denominated Loans to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the requesting Sterling Borrower’s irrevocable notice to Administrative Agent, which may be given by (A) telephone or (B) a Sterling Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to Administrative Agent of a Sterling Loan Notice. Each such notice must be received by Administrative Agent not later than 11:00 a.m. (a) three Business Days prior to the requested date of any Sterling Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (other than a Sterling Borrowing denominated in Yen), (b) four Business Days prior to the requested date of any Sterling Borrowing denominated in Yen or any continuation of Eurocurrency Rate Loans denominated in Yen, and (c) one Business Day prior to the requested date of any Sterling Borrowing of Base Rate Loans or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans.  Each Sterling Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a

64

16257277_9

principal amount permitted by Section  6.1.1. Each Sterling Borrowing of or conversion to Base Rate Loans shall be in a principal amount permitted by Section 6.1.1. Each Sterling Loan Notice shall specify (i) the jurisdiction of the applicable Sterling Borrower and whether such Borrower is a Foreign Borrower, (ii) whether such Sterling Borrower is requesting a Sterling Borrowing, a conversion of Sterling Loans denominated in Dollars from one Type of Dollar-denominated Loans to the other, or a continuation of Eurocurrency Rate Loans, (iii) the requested date of the Sterling Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Sterling Loans to be borrowed, converted or continued, (v) the Type of Sterling Loans to be borrowed or to which existing Sterling Loans denominated in Dollars are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the currency of the Sterling Loans to be borrowed, continued or converted. If the requesting Sterling Borrower fails to specify a currency in a Sterling Loan Notice requesting a Sterling Borrowing, then the Sterling Loans so requested shall be made in Dollars. If the requesting Sterling Borrower fails to specify a Type of Sterling Loan in a Sterling Loan Notice or if the requesting Sterling Borrower fails to give a timely notice requesting a continuation, then the applicable Sterling Loans shall be made as, or converted to, Base Rate Loans; provided that in the case of a failure to timely request a continuation of Sterling Loans denominated in an Alternative Currency of the Sterling Tranche, such Sterling Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the requesting Sterling Borrower requests a Sterling Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in any such Sterling Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Sterling Loan may be converted into or continued as a Sterling Loan denominated in a different currency, but instead must be repaid in the original currency of such Sterling Loan and reborrowed in the other currency.

Section 5.3.2Funding of Sterling Loans.  Following receipt of a Sterling Loan Notice, Administrative Agent shall promptly notify each Sterling Lender of the amount and currency of its Applicable Tranche Percentage of the applicable Sterling Borrowing, and if no timely notice of a conversion or continuation is provided by the applicable Sterling Borrower, Administrative Agent shall notify each Sterling Lender of the details of any automatic conversion to Base Rate Loans or continuation of Sterling Loans denominated in a currency other than Dollars, in each case as described in Section 5.3.1.  In the case of a Sterling Borrowing, each Sterling Qualified Lender and the applicable Fronting Lender, if any, shall make the amount of its Sterling Loan available to Administrative Agent in Same Day Funds at Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Sterling Loan denominated in Dollars, and not later than the Applicable Time specified by Administrative Agent in the case of any Sterling Loan in an Alternative Currency under the Sterling Tranche, in each case on the Business Day specified in the applicable Sterling Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 8.2, Administrative Agent shall make all funds so received available to the applicable Sterling Borrower in like funds as received by Administrative Agent either by (a) crediting the account of such Sterling Borrower on the books of Administrative Agent with the amount of such funds or (b) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by such Sterling Borrower.

65

16257277_9

Section 5.3.3Certain Continuations and Conversions.  Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan.  During the existence of a Default, the Sterling Required Lenders may at their option, by notice to the Sterling Borrowers (which notice may be revoked at the option of the Sterling Required Lenders notwithstanding any provision of Section 14.1), declare that (a) no Sterling Loans denominated in Dollars may be requested as, converted to or continued as Eurocurrency Rate Loans, and (b) no Sterling Loans denominated in an Alternative Currency may be requested or continued as Eurocurrency Rate Loans, other than as Eurocurrency Rate Loans with an Interest Period of one month.

Section 5.3.4Notice of Rates.  Administrative Agent shall promptly notify the applicable Sterling Borrower and Sterling Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, Administrative Agent shall notify the applicable Sterling Borrower and Sterling Lenders of any change in Administrative Agent’s “prime rate” used in determining the Base Rate for Sterling Loans denominated in Dollars promptly following the public announcement of such change.

Section 5.3.5Number of Interest Periods.  After giving effect to all Sterling Borrowings, all conversions of Sterling Loans from one Type to the other, and all continuations of Sterling Loans as the same Type, there shall not be more than 15 Interest Periods in effect with respect to all Loans under all Tranches.

Section 5.4   Sterling Prepayments.

Section 5.4.1Prepayments of Loans.  Each Sterling Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Sterling Loans in whole or in part without premium or penalty; provided that (a) such notice must be in a form acceptable to Administrative Agent and be received by Administrative Agent not later than 11:00 a.m., (i) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (ii) on the date of prepayment of any Base Rate Loans and Substitute Rate Loans; and (b) any prepayment of Sterling Loans shall be in a principal amount permitted by Section 6.1.2 or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of the applicable Loans.  Administrative Agent will promptly notify each Sterling Lender and each Sterling Fronting Lender, as applicable, of its receipt of each such notice, and of the amount of such Sterling Lender’s Applicable Tranche Percentage of such prepayment.  If such notice is given by such Sterling Borrower, then such Sterling Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amount required pursuant to Section 7.5.  Subject to Sections 5.2.4 and 6.9.3, each such prepayment shall be applied to the Sterling Loans of Sterling Lenders in accordance with their respective Applicable Tranche Percentages.

Section 5.4.2Prepayments Due to Currency Fluctuations.  Administrative Agent shall calculate the Sterling Equivalent of the Sterling Total Outstandings on each applicable

66

16257277_9

Revaluation Date.  If on the Revaluation Date that occurs on the first Business Day of each calendar month, or such other times as Administrative Agent may determine in its reasonable discretion, such calculation reflects that, as of such Revaluation Date, the Sterling Equivalent of the Sterling Total Outstandings exceeds an amount equal to 105% of the Sterling Aggregate Commitments then in effect, then, within five Business Days after notice of such calculation from Administrative Agent to Prologis, Sterling Borrowers shall prepay Sterling Loans in an aggregate amount sufficient to reduce the Sterling Equivalent of the Sterling Total Outstandings as of such date of payment to an amount not exceeding 100% of the Sterling Aggregate Commitments then in effect.  Subject to Section 5.2.4, each such prepayment shall be applied to the Sterling Loans of Sterling Lenders in accordance with their respective Applicable Tranche Percentages.

Section 5.4.3Other Prepayments.  If, on any date other than the Maturity Date, the Sterling Equivalent of the Sterling Total Outstandings exceeds the Sterling Aggregate Commitments then in effect and such excess is not due to a currency exchange fluctuation covered under Section 5.4.2, then, within two Business Days after notice from Administrative Agent to Prologis, Sterling Borrowers shall prepay the Sterling Loans in an aggregate amount sufficient to reduce the Sterling Equivalent of such Sterling Total Outstandings as of such date of payment to an amount not to exceed the Sterling Aggregate Commitments then in effect, without regard to any minimum or multiples specified in Section 6.1.2 with respect to prepayments. Subject to Section 5.2.4, each such prepayment shall be applied to the Sterling Loans of Sterling Lenders in accordance with their respective Applicable Tranche Percentages.

ARTICLE VI
GENERAL PROVISIONS APPLICABLE TO LOANS

Section 6.1   Minimum Amounts for Borrowings, Conversions, Continuations and Prepayments.

Section 6.1.1Borrowing, Conversion, Continuation Amounts.  Any Borrowing, conversion or continuation under a Tranche in any of the following currencies shall be in the following principal amounts: (a) for Borrowings of, conversions to or continuations of Loans denominated in Dollars, $1,000,000 or any higher whole multiple of $100,000, (b) for Borrowings of, conversions to or continuation of Loans denominated in Euro, EUR 1,000,000 or any higher whole multiple of EUR 100,000, (c) for Borrowings of, conversions to or continuations of Loans denominated in Sterling, £1,000,000 or any higher whole multiple of £100,000, and (d) for Borrowings of, conversions to or continuations of Loans denominated in Yen, any whole multiple of ¥100,000,000.

Section 6.1.2Prepayment Amounts.  Any prepayment under a Tranche in any of the following currencies shall be in the following aggregate principal amounts (a) for prepayments of Loans denominated in Dollars, $1,000,000 or any higher whole multiple of $100,000, (b) for prepayments of Loans denominated Euro, EUR 1,000,000 or any higher whole multiple of EUR 100,000, (c) for prepayments of Loans denominated in Sterling, £1,000,000 or any higher whole multiple of £100,000 and (d) for prepayments of Loans denominated in Yen, any whole multiple of ¥100,000,000.

67

16257277_9

Section 6.2   Reborrowings.  If a Borrower makes a prepayment of Loans under a Tranche pursuant to Section 2.4.1, 3.4.1, 4.4.1 or 5.4.1 and Prologis concurrently notifies Administrative Agent that the Borrowers reserve the right to make reborrowings hereunder on account of such prepayment, then any Borrower may, for a period of up to 90 days after the date of such prepayment, make reborrowings under such Tranche or, if during such 90-day period there is a reallocation pursuant to Section 6.13, any other Tranche, in each case so long as after giving effect to any such reborrowing, the Total Tranche Outstandings under each applicable Tranche do not exceed the Aggregate Tranche Commitment under such Tranche; provided that reborrowings may not be made in connection with more than five prepayments in any 12-month period.  If at the end of the Business Day on the 90th day after any prepayment with respect to which the Borrowers reserved the right to make reborrowings, the Aggregate Tranche Commitment under any Tranche exceeds the sum of (a) the Total Tranche Outstandings under such Tranche plus (b) all prepayments under such Tranche made during the period after the date of such prepayment through such 90th day, then the Aggregate Tranche Commitments under such Tranche shall be automatically permanently reduced by an amount equal to such excess (which amount shall be rounded down to an integral multiple of EUR 5,000,000 in the case of the Euro Tranche, JPY700,000,000 in the case of the Yen Tranche,  £5,000,000 in the case of the Sterling Tranche, and $5,000,000 in the case of the U.S. Tranche).

Section 6.3   Termination or Reduction of Commitments; Removal of a Borrower.

Section 6.3.1Termination or Reduction; Removal of a Borrower.  Prologis may, upon notice to Administrative Agent, take any of the actions described in clauses (a) or (b) below:

(a)terminate the Aggregate Tranche Commitment under a particular Tranche, or from time to time permanently reduce the Aggregate Tranche Commitment under a particular Tranche; provided that:

(i)any such notice shall be received by Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction;

(ii)any such partial reduction shall be in an aggregate amount of (A) $5,000,000 or any whole multiple of $100,000 in excess thereof for the U.S. Tranche, (B) EUR 5,000,000 or any whole multiple of EUR 1,000,000 in excess thereof for the Euro Tranche, (C) ¥500,000,000 or any whole multiple of ¥100,000,000 in excess thereof for the Yen Tranche and (D) £5,000,000 or any whole multiple of £1,000,000 in excess thereof for the Sterling Tranche; and

(iii)Prologis shall not terminate or reduce any Aggregate Tranche Commitment if, after giving effect thereto and to any concurrent prepayment thereunder, the Total Tranche Outstandings of the applicable Tranche would exceed such Aggregate Tranche Commitment.

(b)at any time a Borrower (other than Prologis) has (i) no Obligations under this Agreement or under a particular Tranche (excluding, for purposes of this Section, (A) Obligations under any Loan Document other than this Agreement and (B) Obligations under this Agreement that are expressly stated to survive the termination of this Agreement and are not yet due and payable) and (ii) no outstanding request for Loans, remove such Borrower as a Borrower under this Agreement or solely under one or more Tranches under this Agreement.

68

16257277_9

Administrative Agent will promptly notify the applicable Tranche Lenders of any notice provided by Prologis under this Section 6.3.1.  Any reduction of any Aggregate Tranche Commitment shall be applied to the applicable Commitment of each Lender in such Tranche according to its Applicable Tranche Percentage of such Tranche.  All fees accrued under a particular Tranche shall be paid on the effective date of the termination of the Aggregate Tranche Commitment for such Tranche.

Section 6.3.2Mandatory Commitment Reduction.  If any event described in the second sentence of Section 6.2 occurs, then the Commitments shall be reduced as described in such Section 6.2. If on the Closing Date, after giving effect to the U.S. Loans requested to be made on the Closing Date pursuant to Section 8.1, with respect to the U.S. Tranche, the U.S. Aggregate Commitments exceeds the U.S. Loans requested to be made on such date, then the U.S. Aggregate Commitments shall be automatically and permanently reduced by an amount equal to such excess.

Section 6.4   Repayment of Loans.

(a)The aggregate principal amount of all outstanding Loans shall be paid on the Maturity Date.

(b)If, on any date, the Dollar Equivalent amount of the outstanding Fronting Loans held by any Fronting Lender exceeds the Fronting Commitment of such Fronting Lender then in effect, then, within two Business Days after notice from such Fronting Lender to Prologis, the applicable Borrowers shall prepay the Fronting Loans held by such Fronting Lender in an amount sufficient to reduce the Dollar Equivalent amount of the outstanding Fronting Loans of such Fronting Lender as of such date of payment to an amount not to exceed the Fronting Commitment of such Fronting Lender then in effect, without regard to any minimum or multiples specified in Section 6.1.2 with respect to prepayments.

Section 6.5   Interest.

Section 6.5.1Interest Rates.  Subject to the provisions of Sections 6.5.2 and 14.9:

(a)each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin;

(b)each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin;

(c)each Substitute Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the applicable Substitute Rate; and

(d)each ABR Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the ABR Rate plus the Applicable Margin.

69

16257277_9

Section 6.5.2Rates Upon Default.

(a)At any time and so long as an Event of Default pursuant to Section 12.1.1 exists, any Obligations not paid when due shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(b)Upon the written request of Required Lenders at any time and so long as any Event of Default exists, Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

Section 6.5.3Interest Payment Dates.  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 6.6   Fees.

Section 6.6.1Closing Fees.  Prologis shall pay to Administrative Agent on the Closing Date for the account of each Lender, a closing fee in the amount separately agreed upon in writing with such Lender.

Section 6.6.2Agency and Arrangement Fees.  Prologis shall pay to Arrangers and Administrative Agent, such fees in the amounts and at the times specified in the Fee Letters.

Section 6.6.3Unused Fee.  If a Borrower makes a prepayment of a Loan under any Tranche and has not reborrowed all or a portion of the amount prepaid within 30 days after the date of such prepayment, then such Borrower shall pay an unused fee (the “Unused Fee”) to Administrative Agent for the account of the Lenders in the applicable Tranche in an amount equal to 0.20% per annum multiplied by the amount of the applicable Tranche that is available to be reborrowed.  Such Unused Fee shall accrue commencing on the 31st day after the date of any such prepayment until the amount prepaid is reborrowed or the available Commitment is cancelled or terminated.  Such Unused Fee shall be payable quarterly in arrears.  The Unused Fee with respect to the Euro Tranche shall be payable in Euros, with respect to the U.S. Tranche shall be payable in Dollars, with respect to the Yen Tranche shall be payable in Yen, and with respect to the Sterling Tranche shall be payable in Sterling.

Section 6.6.4Payment of Fees.  All such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 6.7   Computation of Interest and Fees.  All computations of interest for (a) Base Rate Loans and (b) Loans denominated in Sterling shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed (which

70

16257277_9

results in more interest or fees, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.  Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

Section 6.8   Evidence of Debt and Promissory Note.

Section 6.8.1Recordkeeping.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent, in each case in the ordinary course of business.  The accounts or records maintained by Administrative Agent and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by Lenders to Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

Section 6.8.2Promissory Note.  The provisions of this Section 6.8.2 constitute a promissory note for the benefit of each Lender.  In furtherance of the foregoing:

(a)Each Borrower hereby promises, severally, but not jointly, to pay to each Lender, in accordance with the provisions of this Agreement, the principal amount of each Loan of such Borrower from time to time made by such Lender to such Borrower.  In addition, such Borrower promises severally, but not jointly, to pay interest on the unpaid principal amount of the Loans made to such Borrower, from the date of such Loans until such principal amount is paid in full, at such interest rates and at such times as provided in this Agreement.

(b)All payments of principal and interest with respect to Loans shall be made to Administrative Agent for the account of the Lenders in the currency in which such Loans are denominated and in Same Day Funds at Administrative Agent’s Office for such currency.

Section 6.8.3Participations.  In addition to the accounts and records referred to in Section 6.8.1, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Fronting Loans.  In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of such Administrative Agent shall control in the absence of manifest error.

Section 6.9   Payments Generally; Administrative Agent’s Clawback.

Section 6.9.1All Payments Generally.  All payments to be made by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

Section 6.9.2Payments Generally. Except as otherwise expressly provided herein, all payments by a Borrower under a Tranche shall be made to Administrative Agent, for the account

71

16257277_9

of the Applicable Tranche Lenders to which such payment is owed, at Administrative Agent’s Office in the Primary Currency of such Tranche and in Same Day Funds not later than 12:00 noon, Applicable Time (and by 10:00 a.m. for payments under the Euro Tranche), on the date specified herein.  Except as otherwise expressly provided herein, all payments by a Borrower under a Tranche with respect to principal of and interest on Loans under such Tranche that are denominated in an Alternative Currency of such Tranche shall be made to Administrative Agent, for the account of the Applicable Tranche Lenders to which such payment is owed, at Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by Administrative Agent on the dates specified herein.  Without limiting the generality of the foregoing, Administrative Agent may require that any payments due under this Agreement be made in the Primary Location (as defined below).  If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in the Primary Currency in the Dollar Equivalent, Euro Equivalent, Sterling Equivalent or Yen Equivalent, as applicable, of such Alternative Currency payment amount.  For purposes of this Section 6.9.2, “Primary Location” means, with respect to the U.S. Tranche, the United States; with respect to the Euro Tranche, The Netherlands; with respect to the Yen Tranche, Japan; and with respect to the Sterling Tranche, the United Kingdom.

Section 6.9.3Distribution of Payments.  With respect to payments and fees as set forth herein to be paid to Administrative Agent, Administrative Agent will promptly distribute to each applicable Lender in such Tranche its Applicable Tranche Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  With respect to payments as set forth herein to be paid to Administrative Agent, Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by Administrative Agent after the Applicable Time specified by Administrative Agent shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Borrower shall become due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 6.9.4Application of Payments.  All payments by any Loan Party hereunder shall be applied to such Obligations as such Loan Party shall specify; provided that, subject to Section 6.15.1(b), during the existence of any Event of Default, all payments by or on behalf of any Loan Party hereunder shall be applied as follows, in each case to the extent that the applicable payor has liability therefor:

(a)First, to the payment of that portion of the Obligations constituting unpaid fees, indemnities, costs, expenses and other amounts (other than principal or interest) payable to Administrative Agent in its capacity as such or any Related Party thereof, ratably among them in proportion to the respective amounts payable pursuant to this clause (a);

(b)Second, to the payment of all amounts paid by Lenders to any Administrative Agent or any Related Party thereof pursuant to Section 14.4.3 (to the extent Lenders have not

72

16257277_9

previously been reimbursed therefor), ratably among them in proportion to the respective amounts payable pursuant to this clause (b);

(c)Third, to the payment of that portion of the Obligations constituting unpaid fees, indemnities, costs, expenses and other amounts (other than principal or interest) payable to any Person pursuant to Section 14.4.1, ratably among them in proportion to the respective amounts payable pursuant to this clause (c);

(d)Fourth, to the payment of all amounts paid by Lenders to any Person pursuant to Section 14.4.3 (to the extent Lenders have not previously been reimbursed therefor), ratably among them in proportion to the respective amounts payable pursuant to this clause (d);

(e)Fifth, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among Lenders in proportion to the respective amounts payable to them pursuant to this clause (e);

(f)Sixth, to the payment of the unpaid principal of the Loans, ratably among Lenders in proportion to the respective amounts payable pursuant to this clause (f);

(g)Seventh, to the payment of all remaining unpaid Obligations, ratably among the Credit Parties in proportion to the respective amounts payable pursuant to this clause (g); and

(h)Last, the balance, if any, after payment in full of all Obligations of the applicable payor, to such payor or as otherwise required by Law.

Notwithstanding the above, if General Partner or Prologis makes any payments, or there are recoveries from General Partner or Prologis, during the existence of any Event of Default, then, if so elected by Required Lenders, such payments or recoveries shall be applied to the Obligations as directed by Required Lenders; provided that such application shall not affect the agreements set forth in Section 6.10.

Section 6.9.5Funding by Lenders; Presumption by Administrative Agent.  Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender directly or through a Fronting Lender has made such share available on such date in accordance with the requirements hereof and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available directly or through a Fronting Lender to Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in the same currency and in Same Day Funds with interest thereon, for each day from the date such amount is made available to such Borrower to the date of payment to Administrative Agent, at (a) in the case of a payment to be made by such Lender, the Overnight Rate and (b) in the case of a payment to be made by such Borrower, the interest rate applicable to the applicable Loans.  If such Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to such Borrower the amount of such interest

73

16257277_9

paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing directly or through a Fronting Lender to Administrative Agent, then the amount so paid shall satisfy such Lender’s obligation with respect to such Borrowing.  Any payment by a Borrower pursuant to this Section 6.9.5 shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make a payment to Administrative Agent.

Section 6.9.6Payments by Borrowers; Presumptions by Administrative Agent.  Unless Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due.  In such event, if such Borrower has not in fact made such payment, then each Lender severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, in the same currency and in Same Day Funds with interest thereon, for each day from the date such amount is distributed to it to the date of payment to Administrative Agent, at the Overnight Rate.  A notice by Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 6.9.6 shall be conclusive, absent demonstrable error.

Section 6.9.7Failure to Satisfy Conditions Precedent.  If any Lender makes available directly or through a Fronting Lender to Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided herein, and such funds are not made available to such Borrower by Administrative Agent because the conditions to such Loan set forth in Article VIII are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, plus interest thereon from the date funds were made available to Administrative Agent by such Lender to the date such amount is returned by Administrative Agent to such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

Section 6.9.8Obligations of Lenders Several.  The obligations of Lenders hereunder to make Loans and to make payments pursuant to Section 14.4.3 are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 14.4.3 on any date required hereunder shall not relieve any other Lender of its corresponding obligation (if any) to do so on such date, and no Lender shall be responsible for the failure of any other Lender to make any Loan, to purchase any such participation, or to make any payment under Section 14.4.3.

Section 6.9.9Funding Source.  Subject to Section 7.6.1, (a) each Lender may, at its option, make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower in accordance with the terms of this Agreement; and (b) nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

74

16257277_9

Section 6.10   Sharing of Payments.

Section 6.10.1Sharing of Payments by Lenders in a Tranche.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any Loans made by it in a particular Tranche and, as a result thereof, such Lender shall receive payment of a proportion of the aggregate amount of its Loans under such Tranche and interest thereon greater than its Applicable Tranche Percentage of all payments on account of the principal of and interest on all Loans under such Tranche, then such Lender shall (a) notify Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans in such Tranche of the other Lenders in such Tranche, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders in such Tranche ratably in accordance with their respective Applicable Tranche Percentages; provided that:

(a)if any such participations are purchased and any portion of any payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)the provisions of this Section 6.10.1 shall not apply to (i) any payment made by a Loan Party pursuant to and in accordance with the express terms of this Agreement, (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loans to any assignee or participant, other than to Prologis or any Eligible Affiliate thereof (as to which the provisions of this Section 6.10.1 shall apply), (iii) any payment pursuant to Article VII or (iv) any payment made to a non-Defaulting Lender in accordance with the terms of this Agreement that otherwise would have been made to a Defaulting Lender.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 6.10.2Sharing of Payments by Tranches.  If, at any time during the existence of any Trigger Event, the Lenders under any Tranche (a “Group”) shall obtain aggregate payments or other recoveries (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Loan made, under such Tranche in excess of such Group’s pro rata share (based on such Group’s percentage of the aggregate Dollar Equivalent amount of all such obligations then owed to all Lenders hereunder) of all payments and other recoveries received by all Groups hereunder, then the Group receiving such excess payment (the “Benefitted Group”) shall immediately (a) purchase (for cash at face value, and based on each such Lender’s Applicable Tranche Percentage) participations in Obligations of the other Groups in order to cause the Benefitted Group to share the excess payment or recovery ratably with the other Groups and (b) pay such excess to (or as otherwise directed by) Administrative Agent, which shall distribute such excess to Administrative Agent for the other Groups, in order to effectuate such participations; provided that if all or any part of the payment or other recovery that gave rise to any such excess payment or other recovery is thereafter recovered from the

75

16257277_9

Benefitted Group, then each other Group shall repay to Administrative Agent for the account of the Benefitted Group the amount necessary to ensure that each Group receives its pro rata share of all such payments or other recoveries received by each Group.  The obligation of each member of each Group to make its share of any payment required under this Section 6.10.2 shall be several, and not joint or joint and several, and after giving effect to any such payment each Group shall make such other adjustments as shall be appropriate under Section 6.10.1.  The provisions of this Section 6.10.2 are solely for the benefit of the Lenders and are not for the benefit of (and may not be enforced by) any other Person.  Administrative Agent and Lenders may, without the consent of any Loan Party or any other Person, make arrangements among themselves to amend or otherwise modify this Section 6.10.2 and to establish different sharing arrangements with respect to payments and other recoveries hereunder; provided that any such amendment, modification or sharing arrangement shall be consented to by all Lenders affected thereby.  If, at any time after Lenders have purchased participations pursuant to this Section 6.10.2, no Trigger Event exists, then Administrative Agent and Lenders shall take all actions necessary to rescind all participations and subparticipations previously purchased pursuant to this Section 6.10.2.

Section 6.11  Extension of Maturity Date.

Section 6.11.1Request for Extension.  Not earlier than 180 days or later than 30 days prior to the then-current Maturity Date, Prologis may, upon written notice to Administrative Agent (which shall promptly notify the Lenders) and satisfaction of the conditions precedent set forth in Section 6.11.2, extend the Maturity Date for an additional year; provided that (a) the Maturity Date may not be extended more than two times pursuant to this Section 6.11; and (b) each extension shall not be effective unless the Global Credit Agreement has been extended (or refinanced by a similar credit facility reasonably satisfactory to Required Lenders) to a date beyond the date of the maturity of this Agreement after giving effect to such extension.

Section 6.11.2Extension Procedures.  Any extension of the Maturity Date contemplated by Section 6.11.1 shall become effective on the date (the “Extension Effective Date”) on which the following conditions precedent have been satisfied: (a) Administrative Agent shall have received the written notice referred to in Section 6.11.1 and (b) Prologis shall have paid to Administrative Agent, for the benefit of each Lender, an extension fee in an amount equal to 0.125% times such Lender’s Commitment, and Administrative Agent shall promptly remit such extension fee to each Lender upon receipt thereof; provided that if an Event of Default has occurred and is continuing on the date on which such conditions are satisfied, the Extension Effective Date shall be the first date thereafter, if any, on or before the then-current Maturity Date on which no Event of Default is continuing.  Upon the satisfaction of the conditions precedent set forth in this Section 6.11.2 and the occurrence of the Extension Effective Date, Administrative Agent shall promptly confirm to Prologis and the Lenders such extension and the Extension Effective Date.  The extension fee described above shall be payable in (i) Dollars with respect to U.S. Commitments, (ii) Euros with respect to Euro Commitments, (iii) Yen with respect to Yen Commitments, and (iv) Sterling with respect to the Sterling Tranche.

76

16257277_9

Section 6.12  Additional Affiliate Borrowers.

Section 6.12.1Procedures for Adding Affiliate Borrowers.  Prologis may, upon at least ten Business Days’ prior written notice to Administrative Agent (which shall promptly notify the Lenders) (or (x) such lesser period as may be agreed to by Administrative Agent or (y) such longer period as is determined by Administrative Agent to be reasonably necessary for the applicable parties to comply with any governmental or regulatory requirements), request that any Eligible Affiliate that is not a Sanctioned Person become an Affiliate Borrower by delivering the Organization Documents of such Eligible Affiliate to Administrative Agent.  At least five Business Days prior to an Eligible Affiliate becoming an Affiliate Borrower, Prologis shall deliver the drafts of the documents referenced in clauses (b)(i) and (ii) below, to Administrative Agent.  On or prior to the date on which an Eligible Affiliate becomes an Affiliate Borrower, Prologis shall deliver the following to Administrative Agent, in each case reasonably acceptable to Administrative Agent, (a) a Borrower Accession Agreement duly executed by Prologis and such Eligible Affiliate that will, among other things, designate the applicable Tranche under which such Eligible Affiliate will be an Affiliate Borrower (the “Requested Tranche”) and (b) the following documents relating to such Eligible Affiliate: (i) an opinion of such Eligible Affiliate’s counsel reasonably acceptable to Administrative Agent; (ii) an officer’s certificate certifying (A) the Organization Documents of such Eligible Affiliate, (B) resolutions of such Eligible Affiliate’s Board of Directors or other governing body authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, as applicable, certified as being in full force and effect without modification or amendment, and (C) signatures and incumbency of officers of such Eligible Affiliate or, with respect to any proposed Affiliate Borrower which is organized under the Laws of Japan, (x) a certificate of seal and a certificate of full registry records both of which have been issued by the competent legal affairs bureau within three months before the date of such officer’s certificate and (y) a seal registration form (in the form prescribed by Administrative Agent); (iii) certificates of existence and good standing for such Eligible Affiliate issued by its state of organization or the equivalent certificates, if any, from the applicable Governmental Authorities for any Eligible Affiliate organized outside of the U.S.; and (iv) any additional information regarding such Eligible Affiliate that Administrative Agent or any Lender may reasonably request under Section 14.16 or 14.17 or otherwise.  Upon receipt by Administrative Agent of the items referenced in this Section 6.12, each in form and substance reasonably acceptable to Administrative Agent and its counsel, and subject to Section 6.12.3, such Eligible Affiliate shall become an Affiliate Borrower under the Requested Tranche and assume all the rights, benefits and obligations of an Affiliate Borrower unless on such date a Default exists and is continuing or would occur as a result of such Eligible Affiliate becoming an Affiliate Borrower under the Requested Tranche.  Administrative Agent shall promptly notify each Lender of the addition of any Affiliate Borrower pursuant to this Section 6.12.1.

Section 6.12.2Existing Borrowers.  Prologis may, upon at least 15 days’ prior written notice to Administrative Agent (which shall promptly notify the Applicable Tranche Lenders) (or (x) such lesser period as may be agreed to by Administrative Agent or (y) such longer period as is determined by Administrative Agent to be reasonably necessary for the applicable parties to comply with any governmental or regulatory requirements), request that any existing Borrower under one Tranche become a Borrower under a different Tranche.  On or prior to the date on which such existing Borrower becomes a Borrower under a different Tranche, Prologis shall deliver the following to Administrative Agent, in each case reasonably acceptable to

77

16257277_9

Administrative Agent, (a) a Borrower Accession Agreement duly executed by Prologis and such existing Borrower that will, among other things, designate the applicable Tranche under which such existing Borrower will also become a Borrower (the “Additional Tranche”) and (b) any information regarding such existing Borrower that Administrative Agent or any Applicable Tranche Lender may reasonably request under Section 14.16 or 14.17, or otherwise.  Upon receipt by Administrative Agent of the items referenced in this Section 6.12.2, each in form and substance reasonably acceptable to Administrative Agent and its counsel, and subject to Section 6.12.3, such existing Borrower shall become a Borrower under the Additional Tranche unless on such date a Default exists or would occur as a result of such existing Borrower becoming a Borrower under the Tranche. Furthermore, Administrative Agent shall promptly notify each Applicable Tranche Lender of the addition of a Borrower under an Additional Tranche pursuant to this Section 6.12.2.

Section 6.12.3Limitations.  In addition to the conditions set forth in Sections 6.12.1 and 6.12.2, to the extent applicable, neither (a) an Eligible Affiliate that would qualify as a Foreign Borrower under the Requested Tranche in which it would be a Borrower, nor (b) an existing Borrower under one Tranche that would otherwise qualify as Foreign Borrower under the Additional Tranche, may be a Borrower under such Requested Tranche or Additional Tranche, as applicable, unless Administrative Agent is reasonably satisfied that the addition of such Eligible Affiliate or existing Borrower to such Requested Tranche or Additional Tranche, as applicable, will not (i) violate any Laws, (ii) materially impair the ability of Applicable Tranche Lenders to assign their Commitments or Loans under such Requested Tranche or Additional Tranche, as applicable, or (iii) have any other material adverse effect on the Applicable Tranche Lenders. Notwithstanding the foregoing, the provisions of this Section 6.12.3 (other than clause (i) above) shall not be conditions to an Eligible Affiliate that is organized under the Laws of a Participating Member State becoming a Euro Borrower.  Upon the delivery of a notice by Administrative Agent of a request by Prologis to add an Eligible Affiliate as a Borrower or to add an existing Borrower to an Additional Tranche pursuant to Section 6.12.1 or 6.12.2, as applicable, each Applicable Tranche Lender shall promptly notify Administrative Agent if adding such additional Borrower would be subject to any of the foregoing limitations.

Section 6.12.4Qualification Status.  Upon the delivery of a notice by Administrative Agent of a request by Prologis to add an Eligible Affiliate as a Borrower or to add an existing Borrower to an Additional Tranche pursuant to Section 6.12.1 or 6.12.2, as applicable, Administrative Agent shall request that each Applicable Tranche Lender represent and warrant to Prologis and Administrative Agent as to whether such Applicable Tranche Lender is capable of making a Loan to such Eligible Affiliate without the imposition of any withholding taxes.  Each Lender agrees that it shall respond to any such request within three Business Days; provided that if an Applicable Tranche Lender does not respond within the required time period, then Administrative Agent may deem such Applicable Tranche Lender to be unable to make a Loan to such Eligible Affiliate without the imposition of a withholding tax.  Furthermore, Administrative Agent may revise Annex 2 to the Assignment and Assumption reflecting a new Borrower or the addition of a Borrower to an Additional Tranche.

78

16257277_9

Section 6.13   Reallocation of Commitments.

Section 6.13.1Reallocation Procedures.  Prologis may, from time to time during the Availability Period, by written notice to Administrative Agent (a “Reallocation Notice”), increase the Aggregate Tranche Commitment under one Available Tranche with a corresponding reduction of the Aggregate Tranche Commitment under a different Available Tranche by, with the consent of Administrative Agent and each applicable Fronting Lender, reallocating the Commitment of any Lender (each an “Allocating Lender”), subject to the following conditions:

(a)at the time of such Reallocation Notice, Prologis specifies which Tranche shall be increased and which Tranche shall be decreased;

(b)the amount of the increase in an Available Tranche shall be equal to the Foreign Currency Equivalent amount of the corresponding decrease in the other Available Tranche determined five Business Days prior to the Reallocation Effective Date;

(c)each Allocating Lender satisfies the requirements of an Eligible Qualified Institution under the Available Tranche in which the Aggregate Tranche Commitment is being increased;

(d)each Allocating Lender acknowledges in writing to Administrative Agent and Prologis that it has agreed that its Commitment will be reallocated hereunder (which acknowledgment shall be made in such Lender’s sole discretion);

(e)unless Administrative Agent otherwise agrees, Prologis may make a maximum of one request per calendar quarter;

(f)no reduction in any Aggregate Tranche Commitment shall be permitted if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Tranche Outstandings under such Tranche would exceed the Aggregate Tranche Commitment under such Tranche;

(g)the amount of the increase or decrease in each applicable Aggregate Tranche Commitment shall not be less than a Dollar Equivalent amount of $5,000,000;

(h)no Default exists; and

(i)unless otherwise agreed among Administrative Agent, the affected Lender and the applicable Borrowers (which agreement may include a phase-in of the applicable increase and/or Interest Periods with any agreed-upon length), the applicable Borrowers shall prepay any Loans outstanding on the Reallocation Effective Date (and pay any additional amounts required pursuant to Section 7.5) to the extent necessary to keep the outstanding Loans in the affected Available Tranches ratable with any revised Applicable Tranche Percentages arising from any nonratable increase or decrease in any Commitments of any Lenders under this Section 6.13.

Section 6.13.2Effectiveness of Reallocation.  Administrative Agent contemporaneously with any reallocation completed in accordance with Section 6.13.1, shall provide to the Lenders and Prologis a new Schedule 2.1 for the applicable Tranches reflecting any proposed

79

16257277_9

reallocation.  In addition, Administrative Agent and Prologis shall determine the effective date (the “Reallocation Effective Date”) of such reallocation; provided that Administrative Agent shall promptly notify Prologis of the Reallocation Effective Date.  After any Reallocation Effective Date and the receipt of a revised Schedule 2.1, Administrative Agent shall promptly provide to each Lender in the affected Tranches and to Prologis a new Schedule 2.1 for the affected Tranches.

Section 6.14   Increase in Commitments.

Section 6.14.1Increase Procedures.  From time to time after the Closing Date to the Maturity Date, Prologis may, on three occasions, by written request (an “Increase Request”) to Administrative Agent, increase the amount of the Aggregate Tranche Commitments by (a) admitting additional Lenders hereunder (each a “Subsequent Lender”) or (b) increasing the Commitment of any existing Lender in such Lender’s sole discretion (each an “Increasing Lender”), subject to the following conditions:

(a)at the time of such Increase Request, Prologis specifies its requested allocation of the requested increase in the Aggregate Tranche Commitments to each Tranche;

(b)each Subsequent Lender is an Eligible Qualified Institution;

(c)each Subsequent Lender executes and delivers to Administrative Agent a joinder agreement substantially in the form of Exhibit E;

(d)each Increasing Lender executes and delivers to Administrative Agent an increase certificate substantially in the form of Exhibit F;

(e)the amount of all increases in the Aggregate Tranche Commitments pursuant to this Section 6.14 shall not exceed the Dollar Equivalent amount of $500,000,000 in the aggregate; it being understood that in determining the aggregate increase amount for purposes of this clause (e), each increase amount shall equal the Dollar Equivalent amount of such increase amount as determined on the corresponding effective date of the increase in the Aggregate Tranche Commitments; and after giving effect to each such increase, the Dollar Equivalent of the Aggregate Tranche Commitments shall not exceed $1,000,000,000 in the aggregate as determined on the applicable effective date of such increase;

(f)each increase in the Aggregate Tranche Commitments shall be in a minimum amount of the Dollar Equivalent of $50,000,000 (or such lesser amount as Administrative Agent may agree or as may be necessary to utilize the full amount available under clause (e));

(g)no admission of any Subsequent Lender shall increase the Commitment of any existing Lender without the written consent of such Lender; and

(h)no Default shall exist at the time of any increase.

Section 6.14.2Effectiveness of Increase.  Administrative Agent and Prologis shall determine the effective date (the “Increase Effective Date”) of each increase in the Aggregate Tranche Commitments under this Section 6.14.  Notwithstanding anything herein to the contrary,

80

16257277_9

Administrative Agent, Prologis and the applicable Subsequent Lenders and/or Increasing Lenders may agree upon procedures for phasing in any increase to minimize breakage costs or for reasons of convenience.  After an Increase Effective Date, Administrative Agent shall promptly provide to each Lender and to Prologis a revised Schedule 2.1.

Section 6.14.3Conflicting Provisions.  This Section 6.14 shall supersede any provisions in Sections 6.10 or 14.1 to the contrary.

Section 6.15   Defaulting Lenders.

Section 6.15.1Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(a)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 14.1.

(b)Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XII or otherwise, and including any amount made available to Administrative Agent by such Defaulting Lender pursuant to Section 14.8) shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment on a pro rata basis of any amount owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Fronting Lender hereunder; third, if Prologis so requests (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fourth, if so determined by Administrative Agent and Prologis, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fifth, so long as no Default exists, to the payment on a pro rata basis of any amount owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by such Loan Party against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loan was made at a time when the conditions set forth in Section 8.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all applicable non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loan of such Defaulting Lender.  Any payment, prepayment or other amount paid or payable to a Defaulting Lender that is applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 6.15.1(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents to the foregoing.

Section 6.15.2Defaulting Lender Cure.  If Prologis, Administrative Agent and each Fronting Lender agree in writing, each in its sole discretion, that a Defaulting Lender should no

81

16257277_9

longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders of each applicable Tranche in accordance with their Applicable Tranche Percentages (without giving effect to Section 6.15.1(b)), whereupon such Lender will cease to be a Defaulting Lender; provided that subject to Section 14.18 and except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

Section 6.15.3Notice of Determination of Defaulting Lender.  Upon any determination by Administrative Agent that any Lender constitutes a Defaulting Lender, Administrative Agent shall promptly provide Prologis with notice of such determination; provided that any failure to so notify Prologis of such determination shall not have any effect on the status of such Lender as a Defaulting Lender.

Section 6.16   Additional Alternative Currencies.  Prologis may, upon at least 15 Business Days’ (or such lesser number of days as may be agreed to by Administrative Agent) prior written notice to Administrative Agent (which shall promptly notify the applicable Lenders), request that an additional currency be added as an “Alternative Currency” under a Tranche; provided that the requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars.  Each Lender under the applicable Tranche shall notify Administrative Agent, not later than seven Business Days after receipt of such request, whether it consents, in its sole discretion, to the addition of such currency as an “Alternative Currency” under such Tranche (and any failure by a Lender to respond within such time period shall be deemed not to have consented to such request).  If Administrative Agent and all Lenders under the applicable Tranche consent to the addition of a currency as an “Alternative Currency” under such Tranche (any such currency, an “Additional Alternative Currency”), then (a) Administrative Agent shall so notify Prologis and all Lenders under such Tranche and (b) this Agreement shall be deemed amended to permit Loans under the applicable Tranche in such currency.  If Administrative Agent or any Lender shall fail to consent to any such request, Administrative Agent shall promptly so notify Prologis.

ARTICLE VII
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 7.1   Taxes.

Section 7.1.1Payments Free of Taxes.  All payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Loan Party shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it

82

16257277_9

would have received had no such deductions been made, (b) such Loan Party shall make such deductions and (c) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

Section 7.1.2Indemnification by Loan Parties.  The applicable Loan Party shall indemnify each Credit Party, within ten days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by such Credit Party on or with respect to any payment made to such Credit Party by or on account of such Loan Party hereunder or under any other Loan Document, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to a Loan Party by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error.

Section 7.1.3Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to Administrative Agent the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

Section 7.1.4Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is a resident for tax purposes (including in the case of the United States, a disregarded entity (as defined in Treasury Regulation Section 301.7701-3 of the Code) owned by a resident of the United States or other Person that is engaged in a trade or business in the United States or a qualified REIT subsidiary (as defined in Section 856(i) of the Code)) or is otherwise subject to tax, or any treaty to which any such jurisdiction is a party or which otherwise benefits such Lender, with respect to payments hereunder or under any other Loan Document shall deliver to Prologis (with a copy to Administrative Agent), at the time or times reasonably requested by Prologis or Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by Prologis or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Prologis or Administrative Agent as will enable Prologis or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

83

16257277_9

Without limiting the generality of the foregoing, if a Borrower is a resident for tax purposes in the United States, engaged in the conduct of a trade or business in the United States, a disregarded entity (as defined in Treasury Regulation Section 301.7701-3 of the Code) owned by a resident of the United States, a qualified REIT subsidiary (as defined in Section 856(i) of the Code) or otherwise subject to tax in the United States, any Non-U.S. Lender shall deliver to Prologis and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Prologis or Administrative Agent, but only if such Non-U.S. Lender is legally entitled to do so), whichever of the following is applicable:

(a)duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(b)duly completed copies of Internal Revenue Service Form W-8ECI,

(c)duly completed copies of Internal Revenue Service Form W-8IMY,

(d)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or

(e)any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit Prologis or Administrative Agent to determine the withholding or deduction required to be made.

Without limiting the obligations of Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to Administrative Agent or Prologis, as Administrative Agent or Prologis shall reasonably request, on or prior to the Closing Date (or such other date as such Lender becomes a party to this Agreement), and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authority under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction.

Each Lender shall promptly (i) notify Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption from or reduction of Taxes or Other Taxes, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-

84

16257277_9

designation of its Lending Office) to avoid any requirement of applicable Law that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender.  Additionally, each Borrower shall promptly deliver to the applicable Credit Party, as such Credit Party shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Credit Party under such Laws in connection with any payment by such Credit Party of Indemnified Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

Section 7.1.5Exemption Representation.

(a)Each Lender represents and warrants (such Lender’s “Exemption Representation”) to the Borrowers that, as of the date of this Agreement or, in the case of a Person that becomes a Lender after the Closing Date, as of the date such Person becomes a party hereto (and, in the case of a Lender that agrees to make Loans under a Tranche, as of the date such agreement become effective), except as specified in writing to Administrative Agent and Prologis prior to the date of the applicable Exemption Representation, it is entitled to receive payments from each Borrower under each Tranche with respect to which it has a commitment to make Loans without any reduction or withholding in respect of any Indemnified Taxes or Other Taxes and without any amount being required to be paid by any applicable Borrower pursuant to Section 7.1.2; provided that the Exemption Representation shall not apply to any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor.

(b)Notwithstanding any other provision of this Agreement, no Borrower shall be obligated to pay any amount under this Section 7.1 to, or for the benefit of, any Lender to the extent that such amount would not have been required to be paid if (i) such Lender’s Exemption Representation had been accurate or (ii) such Lender had complied with its obligations under Section 7.1.4.

Section 7.1.6Treatment of Certain Refunds.  If any Credit Party determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Credit Party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of such Credit Party, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Credit Party in the event such Credit Party is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require any Credit Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

Section 7.1.7FATCA.  If a payment made to a Credit Party under any Loan Document would be subject to United States Federal withholding tax imposed by FATCA if such Credit

85

16257277_9

Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Credit Party shall deliver to each applicable Borrower and Administrative Agent,

(a) at the time or times prescribed by Law and at such time or times reasonably requested by any Borrower or Administrative Agent, such documentation prescribed by applicable Law (including an IRS Form W-8BEN-E or as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any such Borrower or Administrative Agent as may be necessary for such Borrower or Administrative Agent to comply with its obligations under FATCA, to determine that such Credit Party has or has not complied with FATCA and, as necessary, to determine the amount to deduct and withhold any payment pursuant to FATCA.

(b)If any documentation provided pursuant to paragraph (a) of this Section 7.1.7 expires or becomes materially inaccurate, the relevant Credit Party shall promptly provide updated documentation to the relevant Borrower or Administrative Agent.

(c)Administrative Agent and each Borrower may rely on any documentation it receives from any other Credit Party pursuant to paragraph (a) above without further verification and is not liable for any action it takes under or in connection with paragraph (a) above for purposes of complying with FATCA.

Solely for purposes of this Section 7.1.7, “FATCA” shall include (i) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction which (in either case) facilitates the implementation of Sections 1471 through 1474 of the Code and regulations or official interpretations thereof and (ii) any amendments made to FATCA after the date of this Agreement.

Section 7.2  Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans in any currency, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell or to take deposits of any applicable currency in the applicable interbank market, then, on notice thereof by such Lender to Prologis through Administrative Agent, any obligation of such Lender to make, continue or convert Loans to Eurocurrency Rate Loans in the affected currency shall be suspended until such Lender notifies Administrative Agent and Prologis that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the applicable Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars under the U.S. Tranche, Yen under the Yen Tranche, Sterling under the Sterling Tranche or Euro under the Euro Tranche, convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, ABR Rate Loans or Substitute Rate Loans, as applicable, either on the last day of the Interest Period therefor or on such earlier date on which such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans.  Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

86

16257277_9

Section 7.3  Inability to Determine Rates.  If the Tranche Required Lenders determine for their Tranche (other than with respect to the Euro Tranche)  that (a) deposits are not being offered to banks in the applicable interbank market for the currency, amount and Interest Period for such Loans, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for the requested Interest Period for such Loans or (c) the Eurocurrency Rate for any requested Interest Period for such Loans does not adequately and fairly reflect the cost to such Lenders of funding such Loans for the requested Interest Period, Administrative Agent will promptly so notify Prologis, each Borrower in the affected Tranche and each Lender in the affected Tranche.  Thereafter, the obligation of Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies for the applicable Interest Period in the affected Tranche shall be suspended until Administrative Agent (upon the instruction of the applicable Tranche Required Lenders) revokes such notice.  Upon receipt of such notice, the applicable Borrower may (i) revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or (ii) if such Borrower elects not to revoke such request, will be deemed to have converted such request into a request for a Borrowing of or conversion to (x) in the case of Loans denominated in Dollars, Base Rate Loans and (y) in the case of Loans denominated in any other currency, Substitute Rate Loans.

Section 7.4  Increased Costs Generally.

Section 7.4.1Increased Costs.  If any Change in Law shall:

(a)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Credit Party (except any reserve requirement contemplated by Section 7.4.4);

(b)subject any Credit Party to any tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Credit Party in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 7.1 and the imposition of, or any change in the rate of, any Excluded Tax); or

(c)impose on any Credit Party or any applicable interbank market any other condition, cost or expense affecting this Agreement or any Loans made by such Credit Party;

and the result of any of the foregoing shall be to increase the cost to such Credit Party of making or maintaining any Loan (or of maintaining its obligation to make any Loan), or to reduce the amount of any sum received or receivable by such Credit Party hereunder (whether of principal, interest or any other amount), then, upon request of such Credit Party, Prologis will pay (or cause the applicable Borrower to pay) to such Credit Party, such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered.

Section 7.4.2Capital Requirements.  If any Credit Party determines that any Change in Law affecting such Credit Party or any Lending Office of such Credit Party or such Credit Party’s holding company, if any, regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Credit Party’s capital or on the capital of such

87

16257277_9

Credit Party’s holding company, if any, as a consequence of this Agreement, the Commitments of such Credit Party or the Loans made by such Credit Party to a level below that which such Credit Party or such Credit Party’s holding company could have achieved but for such Change in Law (taking into consideration such Credit Party’s policies and the policies of such Credit Party’s holding company with respect to capital adequacy and liquidity), then from time to time Prologis will pay (or cause the applicable Borrower to pay) to such Credit Party, such additional amount or amounts as will compensate such Credit Party or such Credit Party’s holding company for any such reduction suffered.

Section 7.4.3Certificates for Reimbursement.  Any Credit Party requesting compensation pursuant to this Section 7.4 shall deliver to Prologis (with a copy to Administrative Agent) a certificate setting forth in reasonable detail the basis for such request and a calculation of the amount necessary to compensate such Credit Party or its holding company, as the case may be, as specified in Section 7.4.1 or 7.4.2 above, and any such certificate shall be conclusive absent demonstrable error.  Prologis shall pay (or cause the applicable Borrower to pay) such Credit Party the amount shown as due on any such certificate within 15 days after receipt thereof.

Section 7.4.4Additional Reserve Requirements. Each applicable Borrower shall pay to each Lender, (a) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), and (b) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided each applicable Borrower shall have received at least 15 days’ prior notice (with a copy to Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 15 days from receipt of such notice.

Section 7.4.5Limitations on Lender Claims.  Notwithstanding the foregoing provisions of this Section 7.4, no Lender shall be entitled to compensation for any cost, increased costs or liability resulting from a failure by such Lender to comply with any request from or requirement of any central banking or financial regulatory authority (whether or not having the force of law, but if not having the force of law being a request of a nature with which banks generally are expected or accustomed to comply).

88

16257277_9

Section 7.5Compensation for Losses.  Each Borrower agrees that it will, from time to time, compensate each Lender for and hold each Lender harmless from any loss, cost or expense incurred by such Lender as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan of such Lender to such Borrower (other than a Base Rate Loan or ABR Rate Loan) on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan of (or to be made by) such Lender to such Borrower (other than a Base Rate Loan or ABR Rate Loan) on the date or in the amount notified by such Borrower;

(c)any failure by such Borrower to make payment of any Loan (or interest due thereon) in the currency in which such Loan is denominated; or

(d)any assignment of a Eurocurrency Rate Loan of such Lender to such Borrower on a day other than the last day of the Interest Period therefor as a result of a request by Prologis pursuant to Section 14.12;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loans or from fees payable to terminate the deposits from which such funds were obtained or, solely in the case of subsection (c) above, any foreign exchange losses (but in each case excluding any loss of anticipated profits).

For purposes of calculating amounts payable by a Borrower to a Lender under this Section 7.5, (A) each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded; and (B) the losses and expenses of any Lender resulting from any event described in clause (a) above, any failure by a Borrower to borrow or continue a Loan as contemplated by clause (b) above or any assignment pursuant to clause (d) above shall not exceed the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of the applicable Loan had such event not occurred, at the Eurocurrency Rate applicable (or that would have been applicable) to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the applicable eurocurrency market.

Any Lender requesting compensation pursuant to this Section 7.5 shall deliver to the applicable Borrower (with copies to Prologis and Administrative Agent) a certificate setting forth in reasonable detail a calculation of the amount demanded and any such certificate shall be

89

16257277_9

conclusive absent demonstrable error.  The applicable Borrower shall pay the applicable Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

Section 7.6  Mitigation Obligations; Replacement of Lenders.

Section 7.6.1Designation of a Different Lending Office.  If any Credit Party requests compensation under Section 7.4, or any Borrower is required to pay any additional amount to any Credit Party or any Governmental Authority for the account of any Credit Party pursuant to Section 7.1, or if any Credit Party gives a notice pursuant to Section 7.2, then such Credit Party shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Credit Party, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 7.1 or 7.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 7.2, and (b) in each case, would not subject such Credit Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Credit Party.  Prologis hereby agrees to pay (or to cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Credit Party in connection with any such designation or assignment.

Section 7.6.2Delay in Requests.  Failure or delay on the part of any Credit Party to demand compensation pursuant to Section 7.1, 7.4 or 7.5 shall not constitute a waiver of such Credit Party’s right to demand such compensation; provided that no Borrower shall be required to compensate a Credit Party pursuant to any such Section for any Indemnified Taxes, Other Taxes, increased cost, reduction in return, funding loss or other amount (any of the foregoing, a “Compensation Amount”) incurred or suffered more than six months prior to the date that such Credit Party notified Prologis of the Change in Law or other event giving rise to such Compensation Amount and of such Credit Party’s intention to claim compensation therefor (except that, if the Change in Law or other event giving rise to such Compensation Amount is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 7.6.3Replacement of Lenders.  If any Lender requests compensation under Section 7.4, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7.1, Prologis may replace such Lender in accordance with Section 14.12.

Section 7.7  Qualified Lender Status.  If a Lender notifies Administrative Agent (orally or in writing) that it is a Qualified Lender with respect to the imposition of a withholding tax, and (a) such Qualified Lender is subject to withholding taxes immediately prior to and after the funding of the applicable Loan, and (b) there were Fronting Lenders available to make such Loan on behalf of such Lender as set forth in Section 2.2.2(a), 3.2.2(a), 4.2.2(a) or 5.2.2(a), as applicable, then the applicable Borrower shall not be required to pay any additional amounts under Section 7.1 with respect to withholding taxes imposed on the payments to such Lender on account of such Loan. Furthermore, Administrative Agent shall be permitted to rely solely on any notices, certificates or Assignment and Assumptions provided by any Lender regarding its status as a Qualified Lender, and Administrative Agent shall not be required to independently verify such Lender’s status or request any updates from such Lender as to whether it remains a

90

16257277_9

Qualified Lender at the time of any request for a Loan. Notwithstanding the foregoing, this Section 7.7 shall not limit any right or remedy of any Lender under this Article VII with respect to any Loan to the extent such Lender ceases to be a Qualified Lender due to a Change in Law after the funding of such Loan.

Section 7.8  Survival.  All obligations under this Article VII shall survive termination of the Aggregate Tranche Commitments and repayment of all other Obligations hereunder.

ARTICLE VIII
CONDITIONS PRECEDENT TO LOANS

Section 8.1  Conditions of Initial Loans.  The obligation of each Lender to make its initial Loan hereunder is subject to satisfaction of the following conditions precedent:

Section 8.1.1Documents.  Administrative Agent’s receipt (which may be by facsimile or electronic mail, followed promptly by originals) of the following, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to Administrative Agent and each Lender:

(a)executed counterparts of this Agreement;

(b)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may reasonably require evidencing the identity, authority and capacity of the Responsible Officers thereof authorized to execute and deliver the Loan Documents to which such Loan Party is a party;

(c)such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed in the jurisdiction of its organization or formation;

(d)favorable opinions of each of the law firms listed on Schedule 8.1, as counsel to the Loan Parties as identified on Schedule 8.1, addressed to Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as Administrative Agent may reasonably request;

(e)a certificate of a Responsible Officer of each Loan Party either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party, and the validity against such Loan Party, of the Loan Documents to which it is a party, each of which consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required;

(f)a certificate signed by a Responsible Officer of Prologis certifying (i) that the conditions specified in Sections 8.2.1 and 8.2.2 have been satisfied; (ii) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (iii) the current Moody’s Rating and S&P Rating; and

91

16257277_9

(g)such other assurances, certificates, documents, consents or opinions as Administrative Agent or Required Lenders reasonably may require.

Section 8.1.2Fees.  Any fees required to be paid on or before the Closing Date shall have been paid.

Section 8.1.3Expenses.  Unless waived by Administrative Agent, Prologis shall have paid all reasonable and documented fees, charges and disbursements of counsel to Administrative Agent to the extent invoiced prior to the Closing Date.

Without limiting the generality of the provisions of Section 13.4, for purposes of determining compliance with the conditions specified in this Section 8.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 8.2  Conditions to all Loans.  The obligation of each Lender to honor any request for a Loan (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate or Substitute Rate Loans) is subject to the following conditions precedent:

Section 8.2.1Representations and Warranties.  The representations and warranties of each Loan Party contained in Article IX and each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 8.2, the representations and warranties contained in Section 9.5 shall be deemed to refer to the most recent statements furnished pursuant to Section 10.1.

Section 8.2.2Default.  No Default shall exist or would result from such proposed Loan or the application of the proceeds thereof.

Section 8.2.3Loan Notice.  Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

Section 8.2.4Market Events Affecting Alternative Currencies.  In the case of a Loan to be denominated in an Alternative Currency of the applicable Tranche, such relevant currency shall be readily available and freely transferable and convertible to (a) for the U.S. Tranche, Dollars, (b) for the Euro Tranche, Euros, (c) for the Yen Tranche, Yen, and (d) for the Sterling  Tranche, Sterling.

Each request for a Loan (other than a Loan Notice requesting only a conversion of Loans to another Type or a continuation of Eurocurrency Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 8.2.1 and 8.2.2 have been satisfied on and as of the date of the applicable Loan.

92

16257277_9

ARTICLE IX
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Credit Parties that:

Section 9.1Existence, Qualification and Power; Compliance with Laws.  Such Loan Party (a) is duly organized or formed, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 9.2Authorization; No Contravention.  The execution, delivery and performance by such Loan Party of each Loan Document to which it is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Consolidated Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.  Each Company is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 9.3Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement or any other Loan Document (excluding approvals, consents, exemptions and authorizations that have been obtained and are in full force and effect and those that, if not made or obtained, would not (a) materially and adversely affect the validity or enforceability of any Loan Document or (b) result in a Default).

Section 9.4Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity.

93

16257277_9

Section 9.5Financial Statements.

(a)The Audited Financial Statements (i) were prepared in all material respects in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the consolidated financial condition of General Partner as of the date thereof and its consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show (either in the text thereof or the notes thereto) other than those disclosed to Administrative Agent and each Lender in writing all material Liabilities of General Partner and its Consolidated Subsidiaries as of the date thereof.

(b)The most recent unaudited consolidated balance sheet of General Partner and its Consolidated Subsidiaries delivered to Administrative Agent pursuant to Section 10.1(b), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of General Partner as of such date and its consolidated results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

Section 9.6Litigation.  As of the Closing Date, except as specifically disclosed in Schedule 9.6, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Company or against any Company’s properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

Section 9.7No Default.  No Company is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 9.8Ownership of Property.  Each Company has good record and marketable title in fee simple to, or valid trust beneficiary interests or leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.9Environmental Compliance.  Each Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential Liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Companies have reasonably concluded that, except as specifically disclosed in Schedule 9.9, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

94

16257277_9

Section 9.10Taxes.  Each Company has filed all Federal and other material state, provincial, and other Tax returns and reports required to be filed, and has paid, collected, withheld and remitted all Federal and other material state, provincial, and other material Taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, or which it has been required to collect or withhold and remit, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or such Taxes, the failure to make payment of which when due could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no proposed tax assessment against any Company that would, if made, have a Material Adverse Effect.

Section 9.11Pension Law Compliance.

(a)Each Plan is in compliance in all material respects with the applicable provisions of applicable Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS, or such Plan is entitled to rely on an advisory or opinion letter issued with respect to an IRS approved master and prototype or volume submitter plan, or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Prologis, nothing has occurred which would prevent, or cause the loss of, such qualification.  Prologis and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Pension Plan.

(b)There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  Neither Prologis nor any other Borrower has knowledge of any prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or violation of the fiduciary responsibility rules (within the meaning of Section 404 or 405 of ERISA) with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither Prologis nor any ERISA Affiliate has incurred, or reasonably expects to incur, any Liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither Prologis nor any ERISA Affiliate has incurred any unsatisfied, or reasonably expects to incur any, Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such Liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither Prologis nor any ERISA Affiliate has engaged in a transaction that reasonably could be expected to be subject to Sections 4069 or 4212(c) of ERISA.

95

16257277_9

Section 9.12Margin Regulations; Investment Company Act; EEA Financial Institution.

(a)No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the applicable Borrower only or of the Companies on a consolidated basis) will be margin stock.

(b)No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(c)No Loan Party is an EEA Financial Institution.

Section 9.13Disclosure.  Each Loan Party has disclosed to the Credit Parties all agreements, instruments and corporate or other restrictions to which any Company is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to any Credit Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 9.14Compliance with Laws.  Each Company is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, each Company has instituted and maintains policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.

Section 9.15Dutch Banking Act.  Each Dutch Borrower is in compliance with the Dutch Banking Act and any regulations issued pursuant thereto.

Section 9.16Solvency.  Each Loan Party is, and after giving effect to all Obligations hereunder will be, Solvent.

Section 9.17Plan Assets.  The assets of each Company are not “plan assets” as defined in 29 C.F.R. § 2510.3‑101(a)(1), as modified by Section 3(42) of ERISA.

Section 9.18REIT Status.  General Partner is qualified as a REIT.

96

16257277_9

Section 9.19Anti-Social Forces.  No Japanese Borrower is, at present, (a) a gang (boryokudan), (b) a gang member, (c) a person for whom five years have not passed since ceasing to be a gang member, (d) an associate gang member, (e) a gang-related company, (f) a corporate extortionist (sokaiya) and the like, (g) a rogue adopting social movements as its slogan (shakai undotou hyobo goro), (h) a violent force with special knowledge (tokushu chinou boryoku shudan tou) (each as defined in the “Manual of Measures against Organized Crime” (soshikihanzai taisaku youkou) by the National Police Agency of Japan), or (i) another person or entity similar to any of the above (collectively, “Gang Members, Etc.”); nor does any Loan Party have any:

(i)  relationships by which its management is considered to be controlled by Gang Members, Etc.;

(ii) relationships by which Gang Members, Etc. are considered to be involved substantially in its management;

(iii)relationships by which it is considered to unlawfully utilize Gang Members, Etc. for the purpose of securing unjust advantage for itself or any third party or of causing damage to any third party;

(iv)relationships by which it is considered to offer funds or provide benefits to Gang Members, Etc.; or

(v) officers or persons involved substantially in its management having socially condemnable relationships with Gang Members, Etc.

Section 9.20Sanctions and Anti-Corruption Laws.  No Company is located, organized or resident in any Sanctioned Country in violation of applicable Sanctions; provided that if a Company is located, organized or resident in a jurisdiction that becomes a Sanctioned Country after the date of this Agreement, such Company shall not be a “Company” for purposes of the foregoing so long as (i) such Company is taking reasonable steps either to obtain appropriate licenses for transacting business in such jurisdiction or to no longer be located, organized or resident in such jurisdiction and (ii) such Person’s being located, organized or resident in such country or territory (x) will not result in any violation of Sanctions by Administrative Agent or any Lender and (y) would not be reasonably expected to have Material Adverse Effect.  Each Company is in compliance in all material respects with all applicable Anti-Corruption Laws, except for any failure to comply that (A) is not systemic, (B) does not involve senior management of the Company and (C) would not be reasonably expected to have a Material Adverse Effect.  The Borrowers will not use, or knowingly permit any other Person to use, the proceeds of any Loan in any manner that will violate any Anti-Corruption Law or Sanctions applicable to such Borrower or such other Person or any Credit Party.

Section 9.21Act on Specified Commitment Line Contract.  Prologis comes under article 2 of the Act on Specified Commitment Line Contract (tokutei yushiwaku keiyaku ni kansuru horitsu) of Japan (Law No.4 of 1999).

97

16257277_9

ARTICLE X
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than Surviving Obligations) shall remain unpaid or unsatisfied:

Section 10.1Financial Statements.  General Partner shall deliver, or cause to be delivered, to Administrative Agent, in form and detail satisfactory to Administrative Agent:

(a)as soon as available, but in any event within 90 days after the end of each fiscal year of General Partner and Prologis (commencing with the fiscal year ended December 31, 2017), a consolidated balance sheet of each of (i) General Partner and its Consolidated Subsidiaries and (ii) Prologis and its Consolidated Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of income or operations, equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws; and

(b)as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of General Partner and Prologis (commencing with the fiscal quarter ended June 30, 2017), a consolidated balance sheet of each of (i) General Partner and its Consolidated Subsidiaries and (ii) Prologis and its Consolidated Subsidiaries, in each case as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended, and equity and cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form a balance sheet as of the end of the previous fiscal year and statements of income or operation and cash flows for the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of Prologis as fairly presenting the financial condition, results of operations, equity and cash flows of the Companies, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 10.2(d), General Partner shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of General Partner to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

Section 10.2Certificates; Other Information.  General Partner shall deliver, or cause to be delivered, to Administrative Agent, in form and detail satisfactory to Administrative Agent:

(a)concurrently with the delivery of each set of financial statements referred to in Section 10.1(a), an opinion from a Registered Public Accounting Firm of nationally recognized standing to the effect that such financial statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition of General Partner and its Consolidated Subsidiaries, or Prologis and its Consolidated Subsidiaries, as applicable, as of

98

16257277_9

the date thereof and the consolidated results of operations of General Partner and its Consolidated Subsidiaries, or Prologis and its Consolidated Subsidiaries, as applicable, for the fiscal year then ended;

(b)concurrently with the delivery of each set of financial statements referred to in Sections 10.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of General Partner;

(c)promptly after any request by Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors of General Partner by independent accountants in connection with the accounts or books of any Company, or any audit of any Company;

(d)promptly after filing, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company with any Governmental Authority (including copies of each Form 10-K, Form 10-Q, and Form S-8 filed by or on behalf of any Company with the SEC); and

(e)promptly, such additional information regarding the business, financial or corporate affairs of any Company (and to the extent available to a Company, any other Borrower), or compliance with the terms of the Loan Documents, as Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 10.1(a) or (b) or Section 10.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which a Company posts such documents, or provides a link thereto, on its website on the internet at the website address listed on Schedule 14.2; or (ii) on which such documents are posted on its behalf on an internet or intranet website, if any, to which each Credit Party has access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that a Company shall notify Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and, if requested, provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Except for Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each of General Partner and Prologis hereby acknowledges that (a) Administrative Agent and/or Arrangers will make available to each Lender materials and/or information provided by or on behalf of General Partner and Prologis hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to General Partner, Prologis or their respective securities) (each, a “Public Lender”).  Each of General Partner and Prologis hereby agrees that: (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word

99

16257277_9

“PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” General Partner and Prologis shall be deemed to have authorized each Credit Party to treat such Borrower Materials as not containing any material non-public information with respect to General Partner and its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.7); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) Administrative Agent and Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, neither General Partner nor Prologis shall have any obligation to mark any Borrower Materials “PUBLIC”.

Section 10.3Notices.  General Partner shall promptly notify, or cause a Loan Party to notify, Administrative Agent:

(a)of the occurrence of any Default;

(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including: (i) breach or non-performance of, or any default under, a Contractual Obligation of any Company; (ii) any dispute, litigation, investigation, proceeding or suspension between any Company and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Company, including pursuant to any applicable Environmental Laws;

(c)of the occurrence of any ERISA Event;

(d)of any material change in accounting policies or financial reporting practices by any Company (except to the extent disclosed in financial statements provided pursuant to Section 10.1, including the footnotes to such financial statements); and

(e)promptly upon receipt by General Partner or Prologis of notice thereof, and in any event within five Business Days after any change in the Moody’s Rating or the S&P Rating, notice of such change.

Each notice pursuant to this Section 10.3 shall be accompanied by a statement of a Responsible Officer of the applicable Loan Party setting forth details of the occurrence referred to therein and stating what action such Loan Party has taken and proposes to take with respect thereto.  Each notice pursuant to Section 10.3(a) shall describe with particularity any provision of this Agreement or any other Loan Document that has been breached.  Administrative Agent shall promptly notify Lenders of any notice received under this Section 10.3.

Section 10.4Payment of Obligations.  General Partner shall, and shall cause each other Company to, pay and discharge as the same shall become due and payable, all its Liabilities (including tax Liabilities), except to the extent (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance

100

16257277_9

with GAAP are being maintained therefor or (b) the failure to pay and discharge such Liabilities could not reasonably be expected to result in a Material Adverse Effect.

Section 10.5Preservation of Existence, Etc.  General Partner shall, and shall cause each other Company to: (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 11.2; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 10.6Maintenance of Properties.  General Partner shall, and shall cause each other Company to: (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 10.7Maintenance of Insurance.  General Partner shall, and shall cause each other Company to, maintain insurance (giving effect to reasonable and prudent self-insurance) according to reasonable and prudent business practices.

Section 10.8Compliance with Laws.  General Partner shall, and shall cause each other Company to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, each Company shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Sanctions.

Section 10.9Books and Records.  General Partner shall, and shall cause each other Company to, maintain proper books of record and account, in which true and correct entries are made that are sufficient to prepare General Partner’s and Prologis’ financial statements in conformity in all material respects with GAAP consistently applied.

Section 10.10Inspection Rights.  Upon reasonable request, and subject to Section 14.7, General Partner shall, and shall cause each other Company to, allow Administrative Agent (or its Related Parties who may be accompanied by a Related Party of one or more Lenders) to inspect any of its properties, to review reports, files, and other records and to make and take away copies thereof, and to discuss (provided that General Partner or the applicable other Company is given the opportunity to be present for such discussions) any of its affairs, conditions, and finances with its directors, officers, employees or representatives from time to time upon reasonable notice, during normal business hours; provided that unless a Default has occurred and is

101

16257277_9

continuing and except in the case of Administrative Agent and its Related Parties, such inspections shall be at the applicable Credit Party’s sole cost and expense.

Section 10.11Use of Proceeds.  Each Borrower shall use the proceeds of the Loans for general corporate purposes, including repurchase of stock of the General Partner, not in contravention of any Law (including the United States Foreign Corrupt Practices Act of 1977, the regulations of the United States Department of the Treasury’s Office of Foreign Assets Control and the UK Bribery Act 2010) or of any Loan Document.

Section 10.12REIT Status.  General Partner shall, at all times, maintain its status as a REIT.

Section 10.13Guaranties.

(a)Pursuant to the General Partner Guaranty, General Partner shall Guarantee the Obligations of all Borrowers.

(b)Pursuant to the Prologis Guaranty, Prologis shall Guarantee the Obligations of all Affiliate Borrowers.

Section 10.14Claims Pari Passu.  Each Loan Party shall ensure that at all times the claims of the Credit Parties under the Loan Documents rank at least pari passu with the claims of all its unsecured and unsubordinated creditors other than those claims that are preferred by Debtor Relief Laws.

ARTICLE XI
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than Surviving Obligations) shall remain unpaid or unsatisfied:

Section 11.1Secured Indebtedness.  General Partner shall not permit the ratio (expressed as a percentage) of (a) the aggregate amount of all Secured Debt of the Companies outstanding as of the last day of any fiscal quarter, to (b) Total Asset Value as of such date, to exceed 40%.

Section 11.2Fundamental Changes.  General Partner shall not, and shall not permit any other Company to, merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom:

(a)any Consolidated Subsidiary may merge with Prologis, provided that Prologis shall be the continuing or surviving Person;

(b)any Consolidated Subsidiary may merge with any one or more other Consolidated Subsidiaries, provided that if any party to such merger was a Borrower, then the continuing or surviving Person must be a Borrower;

102

16257277_9

(c)any Company (other than General Partner, Prologis or any other Borrower) may be voluntarily dissolved or liquidated under the laws of its jurisdiction of organization (excluding any Debtor Relief Law); and

(d)any Company or any Borrower may merge, dissolve, liquidate or consolidate with or into another Person in connection with any transaction designed to change the corporate, partnership, limited liability company or other structure of such entity, or otherwise change its corporate or other form, so long as (i) the succeeding or remaining entity assumes all of the assets and liabilities of such Person and (ii) no Credit Party is adversely affected thereby.

Section 11.3  Restricted Payments.  General Partner shall not, and shall not permit any other Company to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, if an Event of Default pursuant to Section 12.1.1 exists, except that:

(a)any Consolidated Subsidiary may at any time make Restricted Payments to any other Company and, solely to the extent distributions to other holders of its Equity Interests are required by its Organization Documents, to such other holders of Equity Interests;

(b)any Company may at any time declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Company;

(c)any Company may at any time purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d)Prologis may at any time pay cash dividends and make other cash distributions to General Partner and, to the extent corresponding distributions to other holders of its Equity Interests are required by its Organization Documents, to such other holders of Equity Interests, and General Partner may at any time pay cash dividends and make other cash distributions to the holders of its Equity Interests, in each case, in an amount not to exceed in the aggregate the greater of (i) 95% of the aggregate, cumulative “Funds from Operations” (excluding non- cash impairment charges, write-downs or losses) of Prologis as reported to its shareholders in either the annual report of Prologis filed by or on behalf of Prologis with the SEC on a Form 10-K or any quarterly investment package prepared for the holders of its Equity Interests after December 31, 2016, and (ii) the amount of Restricted Payments required to be paid in order for General Partner to eliminate its REIT taxable income and/or to maintain its status as a REIT; and

(e)General Partner and any Company may at any time make non-cash Restricted Payments in connection with employee, trustee and director stock option plans or similar employee, trustee and director incentive arrangements.

Section 11.4  Change in Nature of Business.  General Partner shall not, and shall not permit any other Company to, engage in any material line of business substantially different from those lines of business conducted by the Companies on the date hereof or any business substantially related or incidental thereto.

103

16257277_9

Section 11.5  Transactions with Affiliates.  General Partner shall not, and shall not permit any other Company to, enter into any transaction of any kind with any Affiliate of General Partner, whether or not in the ordinary course of business; provided that the foregoing restriction shall not apply to (a) transactions with existing shareholders of Consolidated Subsidiaries and Unconsolidated Affiliates, (b) transactions in the ordinary course of business (i) on fair and reasonable terms substantially as favorable to such Company as would be obtainable by such Company at the time in a comparable arm’s length transaction with a Person other than an Affiliate or (ii) that comply with the requirements of the North America Security Administrators Association’s Statement of Policy of Real Estate Investment Trusts, (c) payments to or from such Affiliates under leases of commercial space on market terms, (d) payment of fees under asset or property management agreements under terms and conditions available from qualified management companies, (e) intercompany Liabilities and other Investments between any Company and its Consolidated Subsidiaries and Unconsolidated Affiliates otherwise permitted pursuant to this Agreement, (f) transactions between Companies, and (g) transactions otherwise permitted hereunder.

Section 11.6  Negative Pledge Agreements; Burdensome Agreements.

(a)General Partner shall not, and shall not permit any other Company to, grant a Lien (other than Permitted Liens) to any Person on the Equity Interests of any Company if the Unencumbered NOI of such Company is used in the calculation of Unencumbered Debt Service Coverage Ratio.

(b)General Partner shall not, and shall not permit any other Company to, enter into any negative pledge or other agreement with any other Person such that any Company shall be prohibited from granting to Administrative Agent, for the benefit of the Credit Parties, a first-priority Lien on the Equity Interests of any Company (other than General Partner) if the Unencumbered NOI of such Company is used in the calculation of Unencumbered Debt Service Coverage Ratio; provided that the provisions of Section 1013 of the Existing Indenture and any similar requirement for the grant of an equal and ratable lien in connection with a pledge of any property or asset to Administrative Agent, shall not constitute a negative pledge or any other agreement that violates this Section 11.6(b).

(c)General Partner shall not, and shall not permit any other Company to, enter into any Contractual Obligation (other than this Agreement, any other Loan Document or any other agreement or document evidencing or governing Indebtedness of a Consolidated Subsidiary) that limits the ability of any Consolidated Subsidiary to make Restricted Payments to any Company.

Section 11.7  Use of Proceeds.  Borrowers shall not use the proceeds of any Loan for any purpose that entails a violation of, or that is inconsistent with, Regulation U or X of the FRB.

Section 11.8  Financial Covenants.

Section 11.8.1Consolidated Leverage Ratio.  General Partner shall not permit the Consolidated Leverage Ratio, as of the last day of any fiscal quarter, to exceed 0.60 to 1.0; provided that as of the last day of the four consecutive fiscal quarters immediately following any Material Acquisition, such ratio may exceed 0.60 to 1.0 so long as it does not exceed 0.65 to 1.0.

104

16257277_9

Section 11.8.2Fixed Charge Coverage Ratio.  General Partner shall not permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter, to be less than 1.50 to 1.0.

Section 11.8.3Unencumbered Debt Service Coverage Ratio.  General Partner shall not permit the Unencumbered Debt Service Coverage Ratio, as of the last day of any fiscal quarter, to be less than 1.50 to 1.0.

Section 11.9  Anti-Social Forces.  No Japanese Borrower shall (a) fall under any of the categories described in Section 9.19 or (b) engage in, or cause any third party to engage in, any of the following: (i) making violent demands; (ii) making unjustified demands exceeding legal responsibility; (iii) using violence or threatening speech or behavior in connection with any transaction; (iv) damaging the trust of any Lender by spreading rumor, using fraud or force, or obstructing the business of any Lender; or (v) engaging in any act similar to the foregoing.

ARTICLE XII
EVENTS OF DEFAULT AND REMEDIES

Section 12.1  Events of Default.  Any of the following shall constitute an “Event of Default”:

Section 12.1.1Non-Payment.  Any Borrower or any other Loan Party fails to pay (a) when and as required to be paid herein, any amount of principal of any Loan, (b) within five Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (c) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document.

Section 12.1.2Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 10.10, 10.13, 11.1, 11.3 or 11.8.

Section 12.1.3Other Defaults.  General Partner (or, if applicable, any other Loan Party) fails to perform or observe any other covenant or agreement (not specified in Section 12.1.1 or 12.1.2 above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the first to occur of (a) a Responsible Officer of General Partner or Prologis obtaining knowledge of such failure or (b) General Partner’s receipt of notice from Administrative Agent of such failure; provided that if such failure is of such a nature that can be cured but cannot with reasonable effort be completely cured within 30 days, then such 30 day period shall be extended for such additional period of time (not exceeding 90 additional days) as may be reasonably necessary to cure such failure so long as General Partner (or the applicable Loan Party) commences such cure within such 30 day period and diligently prosecutes same until completion.

Section 12.1.4Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and, with respect to any representation, warranty, certification or statement not known by such Loan Party at the time made or deemed made to be incorrect, the

105

16257277_9

defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within 30 days after the first to occur of (a) a Responsible Officer of General Partner or Prologis obtaining knowledge thereof or (b) written notice thereof from Administrative Agent to General Partner.

Section 12.1.5Cross-Default.

(a)Any Company fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any Recourse Debt (other than Indebtedness hereunder or under any other Loan Document and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000,000; or

(b)Any Company fails to observe or perform any other agreement or condition relating to or in respect of any Recourse Debt or contained in any instrument or agreement evidencing, securing or relating to the same, or any other event (excluding voluntary actions by any applicable Company) occurs, the effect of which default or other event is to cause Recourse Debt having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000,000, to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Recourse Debt to be made, prior to its stated maturity, or such Recourse Debt to become payable or cash collateral in respect thereof to be demanded; or

(c)There occurs under any Swap Contract that constitutes Recourse Debt an Early Termination Date (as defined in such Swap Contract) resulting from (i) any event of default under such Swap Contract as to which any Company is the Defaulting Party (as defined in such Swap Contract) or (ii) any Termination Event (as so defined) under such Swap Contract as to which any Company is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Company as a result thereof is greater than $100,000,000 and such amount is not paid when due.

Section 12.1.6Insolvency Proceedings, Etc.  Any Company institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any Company or to all or any material part of its property is instituted without the consent of such Company and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding.

Section 12.1.7Inability to Pay Debts; Attachment.  (a) Any Company becomes unable (shiharai funou) or admits in writing its inability (shiharai teishi) or fails generally to pay its debts as they become due or (b) any writ or warrant of attachment or execution or similar process

106

16257277_9

is issued or levied against all or any material part of the property of any Company and is not released, vacated or fully bonded within 30 days after its issue or levy.

Section 12.1.8Judgments.  There is entered against any Company (a) a final judgment or order for the payment of money in an aggregate amount exceeding $100,000,000 (to the extent not covered by insurance as to which the insurer does not dispute coverage) or (b) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

Section 12.1.9ERISA.  (a) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in Liability of any Company under Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (b) General Partner or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000.

Section 12.1.10Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect (unless such cessation would not affect the obligations of any applicable Loan Party or the rights and remedies of any Credit Party, in each case, in any material respect); or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further Liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document.

Section 12.1.11Change of Control.  (a)  A Change of Control occurs or (b) Prologis shall cease to own directly or indirectly Equity Interests of any Affiliate Borrower unless all Loans of such Affiliate Borrower have been paid in full.

Section 12.1.12Plan Assets.  The assets of any Company at any time constitute “plan assets” as defined in 29 C.F.R. § 2510.3-101(a)(1), as modified by Section 3(42) of ERISA.

Section 12.1.13Insolvency Proceedings in Japan.  Any Company which is incorporated or established in Japan takes any corporate or legal actions, or any other action or legal proceeding is commenced against such Company for the purpose of winding-up, dissolution, liquidation, administration or re-organization or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of all or any material part of its revenues and assets (unless such winding-up, dissolution, liquidation, administration, re-organization or appointment is permitted under this Agreement or is otherwise carried out in connection with a reconstruction or amalgamation when solvent, on terms previously approved by Administrative Agent) under any domestic or foreign bankruptcy,

107

16257277_9

insolvency, receivership or similar Law now or hereafter in effect (including, under Japanese Law, any corporate action or proceedings relating to the commencement of bankruptcy proceedings (hasan tetsuzuki), the commencement of civil rehabilitation proceedings (minji saisei tetsuzuki), the commencement of corporate reorganization proceedings (kaisha kosei tetsuzuki) or the commencement of special liquidation (tokubetsu seisan)); provided that there shall be no Event of Default under this Section 12.1.13, to the extent any such action or proceeding is not initiated by, at the request of, or with the agreement of, such Company and such action, legal proceeding or appointment continues undischarged or unstayed for a period ending on the earlier of (a) 30 days after commencement or, if earlier, the date on which such proceeding is advertised and (b) a judgment to commence proceedings (or preservative order) has been made in relation to the matter in respect of which the action, proceeding or appointment was initiated.

Section 12.2  Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, Required Lenders, take any of the following actions:

(a)declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower; and

(c)exercise on behalf of itself and each Lender all rights and remedies available to it and Lenders under the Loan Documents;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the United States Bankruptcy Code, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Administrative Agent or any Lender.

ARTICLE XIII
ADMINISTRATIVE AGENT

Section 13.1  Appointment and Authority.  Each Lender hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of Administrative Agent and Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 13.2  Rights as a Lender.  Any Person serving as Administrative Agent shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender

108

16257277_9

and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity.  Bank of America (or any successor Administrative Agent hereunder) and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Company and its Affiliates as if Bank of America (or such successor) were not Administrative Agent hereunder and without any duty to account therefor to Lenders.

Section 13.3  Exculpatory Provisions.  Administrative Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number, percentage or group of Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or be liable for failure to disclose, any information relating to any Company or any of its Affiliates that is communicated to or obtained by Administrative Agent or any of its Affiliates.

Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number, percentage or group of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 14.1 and 12.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by a Loan Party or a Lender.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document (other than its own statements, warranties and representations), (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants,

109

16257277_9

agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (5) the satisfaction of any condition set forth in Article VIII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

Section 13.4  Reliance by Administrative Agent.  Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  Administrative Agent may consult with legal counsel (who may be counsel for the Companies), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 13.5  Delegation of Duties.  Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent.  Administrative Agent and any such sub-agent may perform any of its duties and exercise its rights and powers by or through its Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Administrative Agent shall not be responsible to any Credit Party for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Section 13.6  Resignation of Administrative Agent.  Administrative Agent may at any time give notice of its resignation to the Lenders and Prologis.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Prologis, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of a bank with an office in the United States.  If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within 30 days after retiring Administrative Agent gives notice of its resignation, then retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if Administrative Agent shall notify Prologis and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of the

110

16257277_9

Lenders under the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by Prologis to a successor Administrative Agent shall be the same as (but without duplication with) those payable to its predecessor unless otherwise agreed between Prologis and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 14.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 13.7  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 13.8  No Other Duties, Etc.  Anything herein to the contrary notwithstanding, no Person named on the cover page hereof or elsewhere herein as Syndication Agent, a Joint Lead Arranger or a Joint Bookrunner shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except, if applicable, in its capacity as a Lender hereunder.

Section 13.9  Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective

111

16257277_9

agents and counsel and all other amounts due Lenders and Administrative Agent under Section 6.6 and 14.4) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due to Administrative Agent under Sections 6.6 or 14.4.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize, consent to, accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE XIV
MISCELLANEOUS

Section 14.1  Amendments, Etc.

Section 14.1.1Amendments Generally.  Except as otherwise expressly provided herein, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Prologis or any other Loan Party therefrom, shall be effective unless in writing signed by Required Lenders and Prologis or the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (x) to the extent an amendment or waiver of any provision of this Agreement or any other Loan Document only affects a specific Tranche, then such amendment or waiver shall be effective with the written consent of the applicable Tranche Required Lenders and Prologis and acknowledged by Administrative Agent and (y) no amendment, waiver or consent shall:

(a)extend or increase the Commitment (except for adjustments from time to time in accordance with this Agreement) of any Lender (or reinstate any Commitment of any Lender terminated pursuant to Section 12.2) without the written consent of such Lender;

(b)postpone any date fixed by this Agreement or any other Loan Document for any scheduled payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c)reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided that only the consent of Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest at the Default Rate;

112

16257277_9

(d)change Section 6.9.4 or 6.10 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each affected Lender;

(e)amend the definition of “Alternative Currency” for any Tranche or “Additional Alternative Currency” without the written consent of each Applicable Tranche Lender;

(f)change any provision of this Section 14.1, the definition of “Required Lenders”, “Tranche Required Lenders”, “U.S. Required Lenders”, “Euro Required Lenders”, “Yen Required Lenders” or “Sterling Required Lenders” or any other provision hereof specifying the number or percentage of the aggregate Lenders (or of the Lenders in a particular Tranche) required to amend, waive or otherwise modify any rights hereunder (or under such Tranche) or make any determination or grant any consent hereunder (or under such Tranche) without the written consent of each Lender (or each Lender in such Tranche);

(g)authorize Administrative Agent to release Prologis from the Prologis Guaranty or General Partner from the General Partner Guaranty without the written consent of each Lender;

(h)authorize Administrative Agent to release Prologis from its Obligations as a Borrower or release any Affiliate Borrower that has outstanding obligations under this Agreement from such Obligations without the written consent of each Applicable Tranche Lender;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, nor the principal amount of the Loans owed to such Lender reduced, or the final maturity thereof extended, nor this sentence amended, in each case, without the consent of such Lender.

In addition, notwithstanding any other provision of this Agreement, Prologis and Administrative Agent may, without the consent of any other Credit Party, enter into such amendments to any provision of this Agreement or any other Loan Document as Administrative Agent may, in its reasonable opinion, determine to be necessary or appropriate to correct any ambiguity, omission or error herein, and, upon execution thereof by Prologis and Administrative Agent, any such amendment shall be binding on all of the parties hereto.

Section 14.1.2Amendments to Conforming Provisions.  The provisions in Article IX (other than Section 9.15), Article X, Article XI and Article XII contain essentially the same provisions as those contained in the corresponding representations, warranties, covenants and events of default in the Global Credit Agreement (including any defined term used in any such provision, the “Conforming Provisions”). If any of the Conforming Provisions is amended, modified, restated, replaced or waived (each, a “Modification”), then General Partner, each Borrower, Administrative Agent and each Lender agree that such Conforming Provision in this Agreement shall be amended, modified, restated, replaced or waived, as applicable, to conform to such provision in the Global Credit Agreement; provided that (a) all Lenders shall have

113

16257277_9

received notice of any such proposed Modification, (b) with respect to any waiver of any provision of the Global Credit Agreement that corresponds to any provision of Article XII, the appropriate lenders under the Global Credit Agreement have granted such waiver within 60 days after the occurrence of the applicable Default, (c) no Modification of the Global Credit Agreement shall result in any corresponding amendment, modification, restatement, replacement, or waiver of Section 12.1.1 and (d) if requested by a Guarantor or Administrative Agent, Borrowers, Guarantors, Administrative Agent and each Lender shall execute and deliver a written amendment to, restatement of, or waiver under, as applicable, this Agreement memorializing such amendment, modification, restatement, replacement or waiver.  In addition, the Guarantors will be obligated to pay to Administrative Agent and Lenders fees calculated in the same manner as any fees that Guarantors pay to the agents and the lenders under the Global Credit Agreements in connection with any such approved Modification.

Section 14.1.3Amendments to Extend Maturity.  Notwithstanding any other provision of this Agreement (and without limiting the foregoing provisions of this Section 14.1 or the extension provisions set forth in Section 6.11), Prologis may, by written notice to Administrative Agent (which shall forward such notice to all Lenders) make an offer (a “Loan Modification Offer”) to all Lenders to make one or more amendments or modifications to allow the maturity of the Loans and/or Commitments of the Accepting Lenders (as defined below) to be extended and, in connection with such extension, to (a)  increase the Applicable Margin and/or fees payable with respect to the applicable Loans and/or the Commitments of the Accepting Lenders and/or the payment of additional fees or other consideration to the Accepting Lenders and/or (b) change such additional terms and conditions (to the extent not otherwise approved by the requisite Lenders under Section 14.1) of this Agreement solely as applicable to the Accepting Lenders (such additional changed terms and conditions to be effective only during the period following the original maturity date prior to its extension by such Accepting Lenders) (collectively, “Permitted Amendments”) pursuant to procedures reasonably acceptable to each of Prologis and Administrative Agent.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which such Permitted Amendments are requested to become effective (which shall not be less than 15 days nor more than 90 days after the date of such notice).  Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders that accept the Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments as to which such Lender’s acceptance has been made.  Prologis, each Accepting Lender and Administrative Agent shall enter into a loan modification agreement (the “Loan Modification Agreement”) and such other documentation as Administrative Agent shall reasonably specify to evidence (x) the acceptance of the Permitted Amendments and the terms and conditions thereof and (y) the authorization of Prologis to enter into and perform its obligations under the Loan Modification Agreement.  Administrative Agent shall promptly notify each Lender as to the effectiveness of any Loan Modification Agreement.  Each party hereto agrees that, upon the effectiveness of a Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders as to which such Lenders’ acceptance has been made.  Prologis may effectuate no more than two Loan Modification Agreements during the term of this Agreement.

114

16257277_9

Section 14.2  Notices; Effectiveness; Electronic Communication.

Section 14.2.1Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 14.2.2 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)if to General Partner, any Borrower or Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 14.2; and

(b)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent, if confirmation of receipt has been received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 14.2.2, shall be effective as provided in such Section 14.2.2.

Section 14.2.2Electronic Communications.  Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Articles II, III, IV and V if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  Administrative Agent or Prologis may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (b) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

115

16257277_9

Section 14.2.3The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall Administrative Agent, either Arranger or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s, Administrative Agent’s or either Arranger’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Administrative Agent or any of its Affiliates; provided that in no event shall any Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

Section 14.2.4Change of Address, Etc.  Any Loan Party or Administrative Agent may change its address or facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Prologis and Administrative Agent.  In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that such Administrative Agent has on record (a) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (b) accurate wire instructions for such Lender.  Notwithstanding the foregoing, Administrative Agent shall not change the location of Administrative Agent’s Office with respect to any currency if such change would result in  increased costs to the applicable Borrowers.

Section 14.2.5Reliance by Administrative Agent and Lenders.  Administrative Agent and Lenders shall be entitled to rely and act upon any notice (including any telephonic Loan Notice) purportedly given by or on behalf of any Loan Party even if (a) such notice was not made in a manner specified herein, was incomplete or was not preceded or followed by any other form of notice specified herein or (b) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Loan Party shall indemnify Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on any notice purportedly given by or on behalf of any Loan Party.  All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto consents to such recording.

Section 14.3No Waiver; Cumulative Remedies.  No failure by any Lender or Administrative Agent to exercise, and no delay by any such Person in exercising, any right,

116

16257277_9

remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 14.4  Expenses; Indemnity; Damage Waiver.

Section 14.4.1Costs and Expenses.  Prologis shall pay (a) all reasonable and documented out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for Administrative Agent), in connection with (x) the syndication of the credit facilities provided for herein and the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and (y) any amendment, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that Prologis shall have no liability under clause (x) for any fees, charges or disbursements of any counsel other than Haynes and Boone, LLP and any other counsel selected by Administrative Agent and approved by Prologis (such approval not to be unreasonably withheld or delayed) and (b) all reasonable and documented out-of-pocket expenses incurred by Administrative Agent or any Lender (including the reasonable and documented fees, charges and disbursements of any counsel for Administrative Agent or any Lender), and shall pay all reasonable and documented fees and time charges for attorneys who may be employees of Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (i) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (ii) in connection with the Loans, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations arising hereunder.

Section 14.4.2Indemnification by Prologis.  Prologis shall indemnify Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person, an “Indemnitee”) against, and hold each Indemnitee harmless from, all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with or as a result of (a) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (b) any Loan, the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any Eligible Affiliate, or any Environmental Liability related in any way to any Borrower or any Eligible Affiliate, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Prologis or any other Loan Party, and

117

16257277_9

regardless of whether any Indemnitee is a party thereto, in all cases whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or (y) result from a claim brought by Prologis or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Prologis or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

Section 14.4.3Reimbursement by Lenders.  To the extent that Prologis for any reason fails to indefeasibly pay any amount required under Section 14.4.1 or 14.4.2 to be paid by it to Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to such Administrative Agent (or such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) in its capacity as such, or against any such Related Party acting for Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of Lenders under this Section 14.4.3 are subject to the provisions of Section 6.10.

Section 14.4.4Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby or any Loan or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent that such damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

Section 14.4.5Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

Section 14.4.6Survival.  The agreements in this Section shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the Aggregate Tranche Commitments and the repayment, satisfaction or discharge of the Obligations.

Section 14.5  Payments Set Aside.  To the extent that any payment by or on behalf of any Loan Party is made to Administrative Agent or any Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently

118

16257277_9

invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each applicable Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 14.6  Successors and Assigns.

Section 14.6.1Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to a Qualified Institution in accordance with the provisions of Section 14.6.2, (b) by way of participation in accordance with the provisions of Section 14.6.4 or (c) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.6.6 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, Participants to the extent provided in Section 14.6.4 and, to the extent expressly contemplated hereby, the Related Parties of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 14.6.2Assignments by Lenders.  Any Lender may at any time assign to one or more Qualified Institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 14.6.2, participations in Fronting Loans) at the time owing to it); provided that

(a)except in the case of an assignment from a Lender in a Tranche to any affiliate of such Lender or to another Lender in the same Tranche (other than, in each case, a Defaulting Lender), Administrative Agent and, unless an Event of Default has occurred and is continuing, Prologis each shall have provided its prior written consent thereto (each such consent not to be unreasonably withheld or delayed);

(b)except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and

119

16257277_9

Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (i) $5,000,000 for assignments of Loans or Commitments denominated in Dollars, (ii) EUR 5,000,000 for assignments of Loans or Commitments denominated in Euro, (iii) £5,000,000 for assignments of Loans denominated in Sterling and (iv) ¥500,000,000 for assignments of Loans or Commitments denominated in Yen, unless Administrative Agent, and, so long as no Event of Default has occurred and is continuing, Prologis otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Qualified Institution (or to a Qualified Institution and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(c)each partial assignment under a particular Tranche shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under such Tranche with respect to the Loans or the Commitment assigned, except that this clause (c) shall not apply to rights in respect of Fronting Loans;

(d)any assignment of a Commitment under any Tranche must be approved by each applicable Fronting Lender (each such approval not to be unreasonably withheld or delayed);

(e)to the extent that a Lender is assigning any portion of its Commitment or Loans under more than one Tranche, then such Lender must submit a separate Assignment and Assumption for each Tranche and each such assignment shall be deemed a separate assignment under this Section 14.6; and

(f)the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 payable to Administrative Agent (which fee is not an obligation of any Loan Party) and the Qualified Institution, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 14.6.3, from and after the effective date specified in each Assignment and Assumption, the Qualified Institution thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of, and be subject to the obligations in, Sections 7.1, 7.4, 7.5 and 14.4 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.6.4.

120

16257277_9

Section 14.6.3Register.  Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at such Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any party hereto at any reasonable time and from time to time upon reasonable prior notice.

Section 14.6.4Participations.  Any Lender may at any time, without the consent of, or notice to, any Loan Party or Administrative Agent, sell participations to any Person (other than a natural person or Prologis or any of Prologis’ Affiliates or any Eligible Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Fronting Loans) owing to it); provided that (a) such Lender’s obligations under this Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) Loan Parties, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (d) such Lender agrees to be responsible for withholding any Taxes from payments to such Participant to the extent such withholding is required by Law. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall not have any responsibility for maintaining a Participant Register.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (y) of the first proviso to Section 14.1.1 that affects such Participant.  Subject to Section 14.6.5, each Borrower agrees that each Participant shall be entitled to the benefits of, and be subject to the obligations in, Sections 7.1, 7.4 and 7.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.6.2.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 14.8 as though it were a Lender, provided such Participant agrees to be subject to Section 6.10 as though it were a Lender.

121

16257277_9

Section 14.6.5Limitation upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 7.1 or 7.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Prologis’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 7.1 unless Prologis is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrowers, to comply with Section 7.1.4 as though it were a Lender.

Section 14.6.6Certain Pledges.  Any Lender may at any time pledge or assign a security interest in any of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank or the central bank of any other country in which such Lender is organized; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute such pledgee or assignee for such Lender as a party hereto.

Section 14.7  Treatment of Certain Information; Confidentiality.  Each Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of Prologis or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section.

For purposes of this Section, “Information” means all information received from any Loan Party or any Company relating to any Loan Party or any Company or any of their respective businesses, other than any such information that is available to the applicable Credit Party on a nonconfidential basis from a source other than any Loan Party or any Company.

Each Credit Party acknowledges that (1) the Information may include material non-public information concerning any Loan Party or any Company, as the case may be, (2) it has developed compliance procedures regarding the use of material non-public information and (3) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

Section 14.8  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of Administrative Agent, to the fullest extent

122

16257277_9

permitted by applicable Law, to set off and apply all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Affiliate to or for the credit or the account of any Loan Party against any of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify Prologis and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 14.9  Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest (including any fees or charges which are deemed as interest under applicable Laws) paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower.  In determining whether the interest contracted for, charged or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 14.10 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 8.1, this Agreement shall become effective when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each party hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 14.11 Severability.  If any provision of this Agreement or any other Loan Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provision.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

123

16257277_9

Section 14.12  Replacement of Lenders; Sanctioned Lenders.

Section 14.12.1Replacement of Lender by Required Assignment.  If (i) any Lender requests compensation under Section 7.4, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7.1, (iii) any Lender is a Defaulting Lender, (iv) any Lender is a Non-Consenting Lender, (v) any Lender does not consent to a request for an Additional Alternative Currency pursuant to Section 6.16 (so long as Required Lenders have consented to such request), or (vi) any Lender is a Sanctioned Lender, then Prologis may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.6), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)Prologis shall have paid (or caused an Affiliate Borrower to pay) to Administrative Agent the assignment fee specified in Section 14.6.2;

(b)subject to Section 14.12.2(b) in the case of a Sanctioned Lender, such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 7.5) from the assignee (to the extent of such outstanding principal and accrued interest and accrued fees) or the applicable Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 7.4 or payments required to be made pursuant to Section 7.1, such assignment will result in a reduction in such compensation or payments thereafter;

(d)in the case of any such assignment resulting from a Lender’s failure to consent to an Additional Alternative Currency pursuant to Section 6.16, such assignee shall have consented to such Additional Alternative Currency; and

(e)such assignment does not conflict with applicable Laws (including any applicable Sanction).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Prologis to require such assignment and delegation cease to apply.

Section 14.12.2Sanctioned Lenders.

(a)The Borrowers shall have no obligation to pay any Lender an unused fee pursuant to Section 6.6.3 for any day on which such Lender is a Sanctioned Lender.

(b)Notwithstanding anything to the contrary herein, no Sanctioned Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (unless otherwise required by applicable Law) the Commitment of such Lender may not be

124

16257277_9

increased or extended, the principal amount of the Loans owed to such Lender may not be reduced, the final maturity of such Loans may not be extended and this clause (b) may not be amended, in each case, without the consent of such Lender.

(c)Notwithstanding Section 14.12.1 or any other provision of this Agreement (but subject to Section 14.12.2(d)), if any Lender is a Sanctioned Lender, then the applicable Borrowers (i) may, with the consent of Administrative Agent if a Default or Event of Default exists, and (ii) shall, promptly upon notice from Administrative Agent that any Law applicable to any Borrower or any Lender requires such action, prepay such Lender’s Loans, all accrued interest thereon and all other amounts payable to such Lender hereunder, in each case on a non-pro-rata basis, whereupon such Lender shall cease to have any rights or obligations hereunder (other than, to the extent permitted by applicable Law, with respect to rights and obligations that expressly survive the payment in full of the Obligations and the termination of this Agreement).

(d)Notwithstanding any other provision of this Agreement, if it would be unlawful for any Borrower, Administrative Agent or any assignee pursuant to Section 14.12.1(a) to make a payment to any Sanctioned Lender, then any amount that such Borrower, Administrative Agent or such assignee would otherwise pay to such Sanctioned Lender pursuant to this Agreement or any other Loan Document shall be held for such Sanctioned Lender pursuant to arrangements satisfactory to such Borrower, Administrative Agent and such assignee, in each case as applicable, and shall be paid to such Lender only when making such payment is no longer unlawful.

Section 14.13 Additional Fronting Lenders; Change in Fronting Commitments.  At any time after the Closing Date, Prologis may make a request to Administrative Agent that any existing Lender act as an additional Fronting Lender.  Upon Administrative Agent’s approval of such Lender as a Fronting Lender, Administrative Agent shall promptly notify such Lender of such request.  Upon the agreement by the applicable Lender to act as a Fronting Lender, such Lender shall become a Fronting Lender hereunder with a Fronting Commitment in an amount agreed to by Prologis, Administrative Agent and such Fronting Lender.  In addition, any Fronting Lender may from time to time increase or decrease its Fronting Commitment pursuant to a written agreement executed by Prologis, Administrative Agent and such Fronting Lender.

Section 14.14  GOVERNING LAW; JURISDICTION; ETC.

Section 14.14.1GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 14.14.2 SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR

125

16257277_9

ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT.  EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

Section 14.14.3WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 14.14.2.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 14.14.4SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.2.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 14.15  Waiver of Jury Trial.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 14.16  USA Patriot Act Notice.  Each Lender that is subject to the Patriot Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notify Borrowers that pursuant to the requirements of the Patriot Act it is required to obtain, verify and

126

16257277_9

record information that identifies Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Borrower in accordance with the Patriot Act.

Section 14.17  Know Your Customers.

Section 14.17.1Loan Party Information.  If:

(a)any Change in Law;

(b)any change in the status of any Loan Party after the date of this Agreement; or

(c)a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer;

requires Administrative Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Loan Party under the applicable Tranche shall promptly upon the request of Administrative Agent or any Lender under such Tranche supply, or procure the supply of, such documentation and other evidence as is reasonably requested by Administrative Agent (for itself or on behalf of any Lender under the applicable Tranche) or such Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender under the applicable Tranche) in order for Administrative Agent, such Lender or, in the case of the event described in paragraph (c) above, such prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable Laws pursuant to the transactions contemplated in the Loan Documents.

Section 14.17.2Lender Information.  Each Lender shall promptly upon the request of Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable Laws pursuant to the transactions contemplated in the Loan Documents.

Section 14.17.3Additional Loan Parties.  Following any request that an Eligible Affiliate becomes an Affiliate Borrower pursuant to Section 6.12, if the accession of such Affiliate Borrower requires any Credit Party to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, Prologis shall promptly upon the request of such Credit Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Credit Party (for itself or on behalf of any other Credit Party) in order for such Credit Party or any prospective new Credit Party to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable Laws pursuant to the accession of such Affiliate Borrower to this Agreement.

Section 14.17.4Limitation on Assignments.  Notwithstanding Section 14.6, an assignment hereunder will only be effective on performance by Administrative Agent of all “know your customer” or other checks relating to any Person that it is required to carry out in

127

16257277_9

relation to such assignment, the completion of which Administrative Agent shall promptly notify to the assigning Lender and the applicable Qualified Institution.

Section 14.17.5Lender Responsibility.  Nothing in this Agreement shall require Administrative Agent or any Arranger to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender, and each Lender confirms to Administrative Agent and each Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by Administrative Agent or any Arranger.

Section 14.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 14.19 Time of the Essence.  Time is of the essence of the Loan Documents.

Section 14.20 Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to any Credit Party hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Administrative Agent of any sum adjudged to be so due in the Judgment Currency, Administrative Agent may in accordance with normal

128

16257277_9

banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable Credit Party from such Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the applicable Credit Party against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Credit Party in such currency, such Credit Party agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 14.21 ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 14.22 Amendment and Restatement of Existing Credit Agreement.  This Agreement amends and restates in its entirety the Existing Credit Agreement. On the Closing Date, the Lenders shall severally purchase from each other and from any Lenders (as defined in the Existing Credit Agreement) that are not Lenders hereunder (the “Non-Continuing Lenders”), the Commitments under the Existing Credit Agreement of such Non-Continuing Lenders under the Existing Credit Agreement so that, after giving effect to such purchase and to any Loans made on the Closing Date, the Commitments and the principal indebtedness owing under this Agreement are held by the Lenders in accordance with their respective Applicable Percentages, and the Non-Continuing Lenders shall cease to be a party to the Existing Credit Agreement and shall not be parties to this Agreement.  Such purchases shall have been deemed to have been automatically made hereunder without the necessity of the execution and delivery of any assignment documentation, on an as-is, where-is basis by the Non-Continuing Lenders and any Non-Continuing Lender shall be deemed to be a third party beneficiary of this Section 14.22.  In addition, on the Closing Date, any Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall be converted to the Dollar Equivalent thereof and shall be U.S. Loans under this Agreement.

Section 14.23 No Fiduciary Duty.  In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its respective Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between such Borrower and its Affiliates, on the one hand, and Administrative Agent, the Arrangers and the Lenders, on the other hand, and such Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, Administrative Agent and each Arranger is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for such Borrower or any of its Affiliates, stockholders, creditors or employees; (iii) none of Administrative Agent, or either Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of such Borrower with respect to any of the transactions contemplated hereby or the

129

16257277_9

process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether Administrative Agent or any Arranger has advised or is currently advising such Borrower or any of its Affiliates on other matters) and none of Administrative Agent or any Arranger has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and none of Administrative Agent or either Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Administrative Agent and the Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each Borrower hereby waives and releases, to the fullest extent permitted by Law, any claim that it may have against Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

Section 14.24 Sanctions Representation by Credit Parties.  Each Credit Party (a) certifies to each Loan Party that it is not a Sanctioned Person and (b) agrees that if at any time it becomes a Sanctioned Person, it will promptly notify Prologis and Administrative Agent.

Section 14.25 Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Assignment and Assumptions, amendments or other modifications, the Loan Notices and waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state law based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it.

ARTICLE XV
GUARANTIES

Section 15.1  The Guaranties.  In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each of General Partner and Prologis from the proceeds of the Loans, each Guarantor hereby absolutely, irrevocably and unconditionally guarantees, jointly and severally, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of all of the Guaranteed Obligations of the applicable Designated

130

16257277_9

Borrowers and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by each such Designated Borrower.  If any of the Guaranteed Obligations of such Designated Borrowers to Administrative Agent and/or any Lender becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to Administrative Agent and/or such Lender, as applicable, on demand, together with all reasonable and documented expenses which may be incurred by Administrative Agent or such Lender in collecting any of the Guaranteed Obligations.  If claim is ever made upon Administrative Agent and/or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Designated Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such entity, notwithstanding any revocation of the applicable guaranty under this Article XV or other instrument evidencing any liability of any Designated Borrower, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

Section 15.2  Insolvency.  Additionally, each Guarantor unconditionally and irrevocably guarantees the payment of all of the Guaranteed Obligations of the applicable Designated Borrowers to the Credit Parties, whether or not due or payable by any such Designated Borrower, upon the occurrence of any of the events specified in Section 12.1.6, and unconditionally promises to pay such Guaranteed Obligations to the Credit Parties on demand.

Section 15.3  Absolute and Unconditional Guaranty.  The guaranty provided by Guarantors under this Article XV is intended to be an irrevocable, absolute and continuing guaranty of payment and is not a guaranty of collection.  This guaranty may not be revoked by either Guarantor.  The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of any Designated Borrower whether executed by a Guarantor, any other guarantor or any other Person, and the liability of each Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by any Designated Borrower or by any other Person; or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other Person as to the Guaranteed Obligations of any Designated Borrower; or (c) any payment on or in reduction of any such other guaranty or undertaking; or (d) any dissolution, termination or increase, decrease or change in personnel by any Designated Borrower; or (e) any payment made to any Credit Party on the Guaranteed Obligations that such Credit Party repays to any Designated Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.  The guaranty and liability of each Guarantor hereunder shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance and not only collectability, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any Designated Borrower, that at any time or from time to time no Guaranteed Obligations are outstanding or any other circumstance) until all Commitments have terminated and, subject to the last sentence of Section 15.1, all Guaranteed Obligations have been paid in full.

131

16257277_9

Section 15.4Independent Obligation.  The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against one or both Guarantors whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower is joined in any such action or actions.  Each Guarantor waives, to the fullest extent permitted by Law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by a Borrower or other circumstance that operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to each Guarantor’s obligations under this Article XV.

Section 15.5Authorization.  Each Guarantor authorizes the Credit Parties without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a)change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty of each Guarantor herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b)take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c)exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

(d)release or substitute any one or more endorsers, guarantors, Borrowers or other obligors;

(e)settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Credit Parties;

(f)apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Credit Parties regardless of what liability or liabilities of either Guarantor or any Borrower remain unpaid;

(g)consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

132

16257277_9

(h)take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Article XV;

it being understood that the foregoing shall not permit any action by Administrative Agent or any Lender that is not otherwise permitted by this Agreement or any other Loan Document.

The Guaranteed Obligations shall not be affected by any acts of any Governmental Authority affecting any Borrower including any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property, or by economic, political, regulatory or other events in the countries where any Borrower is located.

Section 15.6Reliance.  It is not necessary for any Credit Party to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 15.7Subordination.  Any indebtedness of any Borrower relating to the Guaranteed Obligations now or hereafter owing to either Guarantor is hereby subordinated to the Guaranteed Obligations of such Borrower owing to the Credit Parties, and if Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of such Borrower to each Guarantor shall be collected, enforced and received by such Guarantor for the benefit of the Credit Parties and be paid over to Administrative Agent on behalf of the Credit Parties on account of the Guaranteed Obligations of such Borrower to the Credit Parties, but without affecting or impairing in any manner the liability of either Guarantor under the other provisions of this Article XV.  Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Credit Parties that it will not exercise any right of subrogation that it may at any time otherwise have as a result of the guaranty under this Article XV (whether contractual, under Section 509 of the United States Bankruptcy Code or otherwise) until, subject to the last sentence of Section 15.1, all Guaranteed Obligations (other than Surviving Obligations) have been irrevocably paid in full in cash.

Section 15.8Waivers.

(a)Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Credit Party to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Credit Party’s power whatsoever.  Each Guarantor waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Guaranteed Obligations.  The Credit Parties may, at their election, foreclose on any security, if any, held by Administrative Agent or any other Credit Party by one or more judicial or nonjudicial sales, whether or not every aspect of any such

133

16257277_9

sale is commercially reasonable (to the extent such sale is permitted by applicable Law), or exercise any other right or remedy the Credit Parties may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of either Guarantor hereunder except to the extent the Guaranteed Obligations have been paid.  Each Guarantor waives any defense arising out of any such election by the Credit Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other party or any security.

(b)Except as otherwise expressly provided in this Agreement, each Guarantor waives all presentments, demands for performance, protests and notices, including notices of any Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of the guaranty hereunder, notices of the existence, creation or incurring of new or additional Guaranteed Obligations, and notices of any Credit Party’s transfer or disposition of the Guaranteed Obligations, or any part thereof.  Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which it assumes and incurs hereunder, and agrees that neither Administrative Agent nor any Lender shall have any duty to advise it of information known to it regarding such circumstances or risks.

Section 15.9Nature of Liability.  It is the desire and intent of each Guarantor and the Credit Parties that this Article XV shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  If, however, and to the extent that, the obligations of a Guarantor under this Article XV shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations shall be deemed to be reduced and the applicable Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable Law.

[Signature pages follow]

134

16257277_9

BORROWERS:

PROLOGIS, L.P., a Delaware limited partnership

By:	Prologis, Inc., its sole general partner

	By:	/s/ Timothy D. Arndt
		Name:	Timothy D. Arndt
		Title:	Managing Director and Treasurer

PROLOGIS FINANCE LLC, a Delaware limited liability company

By:	PLD International Finance LLC, its sole member

	By:	/s/ Timothy D. Arndt
		Name:	Timothy D. Arndt
		Title:	Treasurer

Prologis, L.P. Term Loan Agreement Signature Page

borrowers:

PROLOGIS EUROPE FINANCE B.V.,
a Netherlands private company with limited liability

PROLOGIS EUROPE FINANCE II B.V.,
a Netherlands private company with limited liability

PROLOGIS UK FUNDING II B.V.,
a Netherlands private company with limited liability

By:	/s/ C.H.A. Nickels-Teske
Name: C.H.A. Nickels-Teske
In turn represented by
Title: Managing Director

Prologis, L.P. Term Loan Agreement Signature Page

BORROWERS:

PROLOGIS MARUNOUCHI FINANCE INVESTMENT LIMITED PARTNERSHIP

By:	Prologis LPS Finance Y.K., its general partner

By:	/s/ Shigeru Inada
	Name:	Shigeru Inada
	Title:	Director

Prologis, L.P. Term Loan Agreement Signature Page

GUARANTORS:

PROLOGIS, INC., a Maryland corporation

By:	/s/ Timothy D. Arndt
	Name:	Timothy D. Arndt
	Title:	Managing Director and Treasurer

PROLOGIS, L.P., a Delaware limited partnership

By:	Prologis Inc., its sole general partner

By:	/s/ Timothy D. Arndt
	Name:	Timothy D. Arndt
	Title:	Managing Director and Treasurer

Prologis, L.P. Term Loan Agreement Signature Page

Executed as of the date first written above.

AGENTS:

BANK OF AMERICA, N.A., as Administrative Agent and a U.S. Lender

By:	/s/ John Sletten
Name:	John Sletten
Title:	Vice President

Signature Page to Prologis, L.P.

Amended and Restated Senior Term Loan Agreement

(2017)

Executed as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Syndication Agent and a U.S. Lender

By:	/s/ Jaime Gitler
Name:	Jaime Gitler
Title:	Vice President

Signature Page to Prologis, L.P.

Amended and Restated Senior Term Loan Agreement

(2017)

Executed as of the date first written above.

LENDERS: THE BANK OF NEW YORK MELLON, as a U.S. Lender

By:	/s/ Abdullah Dahman
Name:	Abdullah Dahman
Title:	Vice President

Signature Page to Prologis, L.P.

Amended and Restated Senior Term Loan Agreement

(2017)

Executed as of the date first written above.

THE BANK OF NOVA SCOTIA, as a U.S. Lender

By:	/s/ Chad Hale
Name:	Chad Hale
Title:	Director & Execution Head, REGAL

Signature Page to Prologis, L.P.

Amended and Restated Senior Term Loan Agreement

(2017)

Executed as of the date first written above.

BNP PARIBAS, as a U.S. Lender

By:	/s/ Pawel Zelezik
Name:	Pawel Zelezik
Title:	Vice President

By:	/s/ Kwang Kyun Choi
Name:	Kwang Kyun Choi
Title:	Vice President

Signature Page to Prologis, L.P.

Amended and Restated Senior Term Loan Agreement

(2017)

Executed as of the date first written above.

CITIBANK, N.A., as a U.S. Lender

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Vice President

Signature Page to Prologis, L.P.

Amended and Restated Senior Term Loan Agreement

(2017)

Executed as of the date first written above.

GOLDMAN SACHS BANK USA, as a U.S. Lender

By:	/s/ Annie Carr
Name:	Annie Carr
Title:	Authorized Signatory

Signature Page to Prologis, L.P.

Amended and Restated Senior Term Loan Agreement

(2017)

Executed as of the date first written above.

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, HONGKONG, as a U.S. Lender

By:	/s/ Rupert Gerald
Name:	Rupert Gerald
Title:	Associate

Signature Page to Prologis, L.P.

Amended and Restated Senior Term Loan Agreement

(2017)

Executed as of the date first written above.

MIZUHO BANK, LTD., as a U.S. Lender

By:	/s/ John Davies
Name:	John Davies
Title:	Authorized Signatory

Signature Page to Prologis, L.P.

Amended and Restated Senior Term Loan Agreement

(2017)

Executed as of the date first written above.

MORGAN STANLEY BANK, N.A., as a U.S. Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature Page to Prologis, L.P.

Amended and Restated Senior Term Loan Agreement

(2017)

Executed as of the date first written above.

TD BANK, N.A., as a U.S. Lender

By:	/s/ Bartholomew Ying
Name:	Bartholomew Ying
Title:	Vice President

Signature Page to Prologis, L.P.

Amended and Restated Senior Term Loan Agreement

(2017)

SCHEDULE 2.1

COMMITMENTS

AND APPLICABLE TRANCHE PERCENTAGES

SCHEDULE 2.1(a)

Applicable Tranche Percentage – Euro Commitments

Lender	Commitment (in Euro)	Applicable Percentage	Currency Commitment						Jurisdiction Commitment				Non-Qualified Japan Lender[1]
			Dollars		Sterling		Yen		Japan		U.S.
			Yes	No	Yes	No	Yes	No	Yes	No	Yes	No	Yes	No

Total	0	0%

[1]	Please mark the box “Yes” if your institution does not have all necessary licenses and registrations under the Laws of Japan to lend to a Japanese Borrower. Otherwise, please mark the box “No”.

Schedule 2.1

16292840_3

2.1(b)

Applicable Tranche Percentage – U.S. Commitments

Lender	Commitment (in Dollars)	Applicable Percentage	Currency Commitment						Jurisdiction Commitment				Non-Qualified Japan Lender[2]
			Euro		Sterling		Yen		Japan		Dutch
			Yes	No	Yes	No	Yes	No	Yes	No	Yes	No	Yes	No
Bank of America, N.A.	62,500,000	12.50%	X		X		X		X		X			X
JPMorgan Chase Bank, N.A.	62,500,000	12.50%	X		X		X		X		X			X
The Bank of Nova Scotia	55,000,000	11.00%	X		X		X			X	X		X
Citibank, N.A.	55,000,000	11.00%	X		X		X			X	X		X
The Bank of New York Mellon	40,000,000	8.00%	X		X		X			X	X		X
BNP Paribas	40,000,000	8.00%	X		X		X			X	X			X
Goldman Sachs Bank USA	40,000,000	8.00%	X		X		X			X	X		X
Mizuho Bank, Ltd.	40,000,000	8.00%	X		X		X		X		X			X
Morgan Stanley MUFG Securities Co., Ltd.	40,000,000	8.00%	X		X		X			X	X		X
TD Bank, N.A.	40,000,000	8.00%	X		X		X			X	X		X
The Hongkong and Shanghai Banking Corporation Limited, Hongkong	25,000,000	5.00%	X		X		X			X	X		X
Total	$500,000,000	100%

[2]	Please mark the box “Yes” if your institution does not have all necessary licenses and registrations under the Laws of Japan to lend to a Japanese Borrower. Otherwise, please mark the box “No”.

Schedule 2.1

16292840_3

SCHEDULE 2.1(c)

Applicable Tranche Percentage – Yen Commitments

Lender	Commitment (in Yen)	Applicable Percentage	Currency Commitment						Jurisdiction Commitment				ABR Rate Loan Qualification
			Dollars		Euro		Sterling		U.S.		Dutch		Yen Tranche
			Yes	No	Yes	No	Yes	No	Yes	No	Yes	No	Yes	No

Total	0	0%

Schedule 2.1

16292840_3

SCHEDULE 2.1(d)

Applicable Tranche Percentage – Sterling Commitments

Lender	Commitment (in Sterling)	Applicable Percentage	Currency Commitment						Jurisdiction Commitment				Non-Qualified Japan Lender[3]
			Dollars		Euro		Yen		Japan		U.S.
			Yes	No	Yes	No	Yes	No	Yes	No	Yes	No	Yes	No

Total	0	0%

[3]	Please mark the box “Yes” if your institution does not have all necessary licenses and registrations under the Laws of Japan to lend to a Japanese Borrower. Otherwise, please mark the box “No”.

Schedule 2.1

16292840_3

SCHEDULE 2.2

FRONTING LENDERS AND FRONTING COMMITMENTS

None as of the Closing Date.

Schedule 2.2

16257277_9

SCHEDULE 2.3

INITIAL BORROWERS

Entity	US Tranche	Euro Tranche	Yen Tranche	Sterling Tranche	Jurisdiction	Parent and % of Ownership	FEIN	Address
Prologis, Inc. (Guarantor)	N/A	N/A	N/A	N/A	MD Corp.	N/A	94-3281941	Pier 1, Bay 1, San Francisco, CA 94111
Prologis, L.P.	☒	☒	☒	☒	DE LP	Prologis, Inc.: 97.3015%[4]	94-3285362	Pier 1, Bay 1, San Francisco, CA 94111
ProLogis Finance LLC	☒	☒	☒	☒	DE LLC	PLD International Finance LLC[5]: 100%	26-0774454	4545 Airport Way, Denver, CO 80239

Prologis Europe Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, registered with the Dutch trade register under number 34120262

	☒	☒	☒	☒	Dutch BV	PLD International Holding LLC: 100%	98-0215180	Schiphol Boulevard 115, Tower F, 6th Floor, 1118 BG Schiphol, Netherlands

Prologis Europe Finance II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, registered with the Dutch trade register under number 34237496

	☒	☒	☒	☒	Dutch BV	PLD International Finance LLC: 100%	98-0485999	Schiphol Boulevard 115, Tower F, 6th Floor, 1118 BG Schiphol, Netherlands

[4]	Percentage as of March 31, 2017; this percentage fluctuates.
[5]	(a) 10% held by ProLogis Logistics Services Incorporated and (b) 90% by PLD International Holding LLC, which is held 100% by Prologis.

Schedule 2.3

16257277_9

Entity	US Tranche	Euro Tranche	Yen Tranche	Sterling Tranche	Jurisdiction	Parent and % of Ownership	FEIN	Address

ProLogis UK Funding II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, registered with the Dutch trade register under number 34212164

	☒	☒	☒	☒	Dutch BV	Prologis Europe Finance B.V.: 100%	98-0440167	Schiphol Boulevard 115, Tower F, 6th Floor, 1118 BG Schiphol, Netherlands
Prologis Marunouchi Finance Investment Limited Partnership	☐	☐	☒	☐	Japanese LP	Prologis LPS Finance Y.K., as general partner, & Prologis Property Japan, Inc., as limited partner: 100%	20-0457316	Pier 1, Bay 1, San Francisco, CA 94111

Schedule 2.3

16257277_9

SCHEDULE 8.1

OPINIONS

Borrowers	Law Firms Providing Opinions
U.S. Borrowers	Mayer Brown LLP
Dutch Borrowers	LinklatersLLP
Prologis Marunouchi Finance Investment Limited Partnership	Anderson, Mōri & Tomotsune

Schedule 8.1

SCHEDULE 9.6

LITIGATION

None.

Schedule 9.6

SCHEDULE 9.9

ENVIRONMENTAL MATTERS

None.

Schedule 9.9

SCHEDULE 14.2

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

[Intentionally omitted]

Schedule 14.2

EXHIBIT A-1

FORM OF EURO LOAN NOTICE

Date:  ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Amended and Restated Senior Term Loan Agreement, dated as of May 4, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Prologis, L.P. (“Prologis”), certain Affiliate Borrowers from time to time party thereto, Prologis, Inc., as guarantor, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The jurisdiction of organization or formation, as applicable, of the Borrower listed below is ____________, and the Borrower [is] [is not] a Foreign Borrower with respect to the Euro Tranche.  The Borrower hereby requests (select one):

A Euro Borrowing of Euro Loans.

A continuation of Eurocurrency Rate Loans that currently are [currency of existing Euro Loans to be continued][with an Interest Period ending on _______.]

A conversion of Euro Loans denominated in Dollars that currently are [Type of existing Euro Loans to be converted] [with an Interest Period ending on _______.]

1.On ____________________ (a Business Day).

2.In the aggregate amount of ______________ .

3.Comprised of ______.
   [Type of Loans requested]

4.In the following currency: ________________________.

5.For Eurocurrency Rate Loans:  with an Interest Period of _____ days/months.

The Euro Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.1 of the Agreement.

BORROWER:

By:
Name:
Title:

Exhibit A

723827592 14450188

EXHIBIT A-2

FORM OF U.S. LOAN NOTICE

Date:  ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Amended and Restated Senior Term Loan Agreement, dated as of May 4, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Prologis, L.P. (“Prologis”), certain Affiliate Borrowers from time to time party thereto, Prologis, Inc., as guarantor, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The jurisdiction of organization or formation, as applicable, of the Borrower listed below is ____________, and the Borrower [is] [is not] a Foreign Borrower with respect to the U.S. Tranche.  The Borrower hereby requests (select one):

A U.S. Borrowing of U.S. Loans.

A continuation of Eurocurrency Rate Loans that currently are [currency of existing U.S. Loans to be continued][with an Interest Period ending on _______.]

A conversion of U.S. Loans denominated in Dollars that currently are [Type of existing U.S. Loans to be converted] [with an Interest Period ending on _______.]

1.On ____________________ (a Business Day).

2.In the aggregate amount of ______________ .

3.Comprised of ______.
   [Type of Loans requested]

4.In the following currency: ________________________.

5.For Eurocurrency Rate Loans:  with an Interest Period of _____ days/months.

The U.S. Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 3.1 of the Agreement.

BORROWER:

By:
Name:
Title:

Exhibit A

723827592 14450188

EXHIBIT A-3

FORM OF YEN LOAN NOTICE

Date:  ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Amended and Restated Senior Term Loan Agreement, dated as of May 4, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Prologis, L.P. (“Prologis”), certain Affiliate Borrowers from time to time party thereto, Prologis, Inc., as guarantor, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The jurisdiction of organization or formation, as applicable, of the Borrower listed below is ____________, and the Borrower [is] [is not] a Foreign Borrower with respect to the Yen Tranche.  The Borrower hereby requests (select one):

A Yen Borrowing of Yen Loans.

A continuation of Eurocurrency Loans that currently are [currency of existing Yen Loans to be continued][with an Interest Period ending on _______.]

A conversion of Yen Loans denominated in [Dollars] [Yen] that currently are [Type of existing Yen Loans to be converted] [with an Interest Period ending on _______.]

1.On ____________________ (a Business Day).

2.In the aggregate amount of ______________.

3.Comprised of ______.
   [Type of Loans requested]

4.In the following currency: ________________________.

5.For Eurocurrency Rate Loans:  with an Interest Period of _____ days/months.

The Yen Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 4.1 of the Agreement.

BORROWER:

By:
Name:
Title:

Exhibit A

723827592 14450188

EXHIBIT A-4

FORM OF STERLING LOAN NOTICE

Date:  ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Amended and Restated Senior Term Loan Agreement, dated as of May 4, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Prologis, L.P. (“Prologis”), certain Affiliate Borrowers from time to time party thereto, Prologis, Inc., as guarantor, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The jurisdiction of organization or formation, as applicable, of the Borrower listed below is ____________, and the Borrower [is] [is not] a Foreign Borrower with respect to the Sterling Tranche.  The Borrower hereby requests (select one):

A Sterling Borrowing of Sterling Loans.

A continuation of Eurocurrency Loans that currently are [currency of existing Sterling Loans to be continued][with an Interest Period ending on _______.]

A conversion of Sterling Loans denominated in Dollars that currently are [Type of existing Sterling Loans to be converted] [with an Interest Period ending on _______.]

1.On ____________________ (a Business Day).

2.In the aggregate amount of ______________ .

3.Comprised of ______.
   [Type of Loans requested]

4.In the following currency: ________________________.

5.For Eurocurrency Rate Loans:  with an Interest Period of _____ days/months.

The Sterling Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 5.1 of the Agreement.

BORROWER:

By:
Name:
Title:

Exhibit A

723827592 14450188

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: _____________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Amended and Restated Senior Term Loan Agreement, dated as of May 4, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Prologis, L.P. (“Prologis”), certain Affiliate Borrowers from time to time party thereto, Prologis, Inc., as guarantor (“General Partner”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______________________________________ of General Partner, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of General Partner, for itself and as general partner of Prologis, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.Attached hereto as Schedule 1-A are the year-end audited financial statements required by Section 10.1(a)(i) of the Agreement for the fiscal year of General Partner ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section. Attached hereto as Schedule 1-B are the year-end audited financial statements required by Section 10.1(a)(ii) of the Agreement for the fiscal year of Prologis ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.Attached hereto as Schedule 1-A are the unaudited financial statements required by Section 10.1(b)(i) of the Agreement for the fiscal quarter of General Partner ended as of the above date.  Such financial statements fairly present the financial condition, results of operations, equity and cash flows of General Partner and its Consolidated Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes. Attached hereto as Schedule 1-B are the unaudited financial statements required by Section 10.1(b)(ii) of the Agreement for the fiscal quarter of Prologis ended as of the above date.  Such financial statements fairly present the financial condition, results of operations, equity and cash flows of Prologis and its Consolidated Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the condition (financial or otherwise) of the Companies as of the date of the attached financial statements and for the accounting period then ended with the purpose of determining whether the Companies were in compliance with the Agreement as of such date, and

Exhibit B

723827592 14450188

[select one:]

[to the best knowledge of the undersigned, no Default existed on such date.]

--or--

[the following is a list of Defaults that, to the best knowledge of the undersigned, existed on such date, together with a description of the nature and status of each such Default:]

3.The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _________.

PROLOGIS, INC.

By:
Name:
Title:

PROLOGIS, L.P.

By:	ProLogis, Inc., General Partner

By:
Name:
Title:

Exhibit B

723827592 14450188

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1-A
to the Compliance Certificate

Financial Statements

Exhibit B

723827592 14450188

SCHEDULE 1-B
to the Compliance Certificate

Financial Statements

For the Quarter/Year ended ___________________(“Statement Date”)

Exhibit B

723827592 14450188

SCHEDULE 2
to the Compliance Certificate ($ in 000’s)

The following covenant computations, together with the supporting schedules attached hereto, are true and correct:

a.	Consolidated Leverage Ratio.

Indebtedness of the Companies[6]	$ __________	(1)
Total Asset Value[7]	$ __________	(2)
Ratio of (1) to (2)	__________
Permitted Maximum	0.60 to 1.00[8]

b.	Fixed Charge Coverage Ratio. [9]

Adjusted EBITDA	$ __________	(1)
Capital Expenditures	$ __________	(2)
Subtotal (1) - (2)	$ __________	(3)
Debt Service	$ __________	(4)
Preferred Dividends	$ __________	(5)
Subtotal (4) + (5)	$ __________	(6)
Ratio of (3) to (6)	__________
Required Minimum	1.50 to 1.00

[6]

Adjusted by deducting therefrom an amount equal to the lesser of (i) total Indebtedness of the Companies that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation and (ii) Unrestricted Cash of the Companies.

[7]	Adjusted by deducting therefrom the amount by which total Indebtedness is adjusted.
[8]	As of the last day of the four consecutive fiscal quarters immediately following any Material Acquisition, such ratio may exceed 0.60 to 1.0 so long as it does not exceed 0.65 to 1.00.
[9]	Calculated for the four fiscal quarters ending on the date of determination.

Exhibit B

723827592 14450188

c.	Unencumbered Debt Service Coverage Ratio.[10]

NOI of Unencumbered Properties (see Schedule 3)[11]	$ __________	(1)
Management fees of the Companies less related expenses [12]	$ __________	(2)
Allowed Unconsolidated Affiliate Earnings[13]	$ __________	(3)
Subtotal of (1) + (2) + (3)	$ __________	(4)
Amount by which (2) + (3) exceeds 40% of (4)	$ __________	(5)
Unencumbered NOI (Subtotal of (4) – (5))	$ __________	(6)
Unencumbered Capital Expenditures[14]	$ __________	(7)
Subtotal (6) - (7)	$ __________	(8)
Unencumbered Debt Service	$ __________	(9)
Ratio of (8) to (9)	__________
Required Minimum	1.50 to 1.00

d.	Secured Indebtedness.

Secured Debt of the Companies	$ __________
Total Asset Value	$ __________
Percentage of Secured Debt over Total Asset Value	__________%
Maximum Permitted	40%

e.	Restricted Payments.

Funds from Operations	$ __________	(1)
95% of (1)	$ __________	(2)
Amount of Restricted Payments required to be paid in order for Prologis to eliminate its REIT taxable income and/or to maintain its status as a REIT	$ __________	(3)
Permitted Maximum (greater of (2) and (3))	$ __________	(4)[15]
Aggregate cash dividends and other cash distributions	$ __________ (not to exceed (4) if an Event of Default under Section 12.1.1 of the Credit Agreement exists)

Date: ________________________

[10]	Calculated for the four fiscal quarters ending on the date of determination.
[11]	Not subject to any Lien (other than Permitted Liens).
[12]	Not subject to any Lien (other than Permitted Liens).
[13]	Not subject to any Lien (other than Permitted Liens).
[14]	Except for Unencumbered Properties where the tenant is responsible for capital expenditures.
[15]	Excluding Restricted Payments otherwise permitted by Section 11.3 of the Agreement.

Exhibit B

723827592 14450188

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 3
to the Compliance Certificate ($ in 000’s)

Detailed Calculation of NOI of Unencumbered Properties

Exhibit B

723827592 14450188

EXHIBIT C

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the respective meanings given to them in the Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in the Annex attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Agreement and any document or instrument delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective Tranches identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: ______________________________ [and is an Affiliate of [identify Lender]16]

3.	Borrower(s): ______________________________

4.	Administrative Agent: Bank of America, N.A., as the Administrative Agent under the Agreement

5.

Agreement: Amended and Restated Senior Term Loan Agreement, dated as of May 4, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Prologis, L.P. (“Prologis”), certain Affiliate Borrowers from time to time party thereto, Prologis, Inc., as guarantor, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

6.	Assigned Interest:

[16]	Select as applicable.

Exhibit C

723827592 14450188

Tranche Assigned	Aggregate Amount of Commitment/Loans for all APPLICABLE TRANCHE Lenders	Amount of Commitment/LOANS	CUSIP Number

	$________________	$________________
	$________________	$________________
	$________________	$________________

[7.	Trade Date:__________________][17]

8.	Qualifications. Annex 2 attached hereto sets forth the specific qualifications of the Assignee.

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[17]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit C

723827592 14450188

[Consented to and]18 Accepted:

BANK OF AMERICA, N.A.

By:
Name:
Title:

[Consented to:]19

[FRONTING LENDERS]

By:
Name:
Title:

PROLOGIS, L.P.

By:	Prologis, Inc., General Partner

By:
Name:
Title:

[18]	To be added only if the consent of Administrative Agent is required by the terms of the Agreement.

[19]	To be added only if the consent of Prologis and/or other parties (e.g. Fronting Lenders) is required by the terms of the Agreement.

Exhibit C

723827592 14450188

ANNEX TO ASSIGNMENT AND ASSUMPTION

PROLOGIS AMENDED AND RESTATED SENIOR TERM LOAN AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Prologis, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Prologis, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Agreement, (ii) it meets all requirements of a Qualified Institution under the Agreement (subject to receipt of such consents as may be required under the Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit C

723827592 14450188

ANNEX 2 TO ASSIGNMENT AND ASSUMPTION

PROLOGIS SENIOR GLOBAL CREDIT AGREEMENT

I. Alternative Currency Qualifications (complete for each assigned Tranche):

1.  Assignee represents and warrants to Administrative Agent that it can provide U.S. Loans in each of the following Alternative Currencies marked as “Available” under the U.S. Tranche:

Euro	Sterling	Yen
Available / Not Available	Available / Not Available	Available / Not Available

2.  Assignee represents and warrants to Administrative Agent that it can provide Euro Loans in each of the following Alternative Currencies marked as “Available” under the Euro Tranche:

Dollars	Sterling	Yen
Available / Not Available	Available / Not Available	Available / Not Available

3.  Assignee represents and warrants to Administrative Agent that it can provide Yen Loans in each of the following Alternative Currencies marked as “Available” under the Yen Tranche:

Dollars	Euro	Sterling
Available / Not Available	Available / Not Available	Available / Not Available

II.  Foreign Borrower Qualifications (complete for each assigned Tranche):

1.  Assignee represents and warrants to Administrative Agent that it can provide U.S. Loans in each of the following jurisdictions marked as “Available” under the U.S. Tranche without the imposition of any withholding tax:

The Netherlands	Japan
Available / Not Available	Available / Not Available

2.  Assignee represents and warrants to Administrative Agent that it can provide Euro Loans in each of the following jurisdictions marked as “Available” under the Euro Tranche without the imposition of any withholding tax:

United States	Japan
Available / Not Available	Available / Not Available

Exhibit C

723827592 14450188

3.  Assignee represents and warrants to Administrative Agent that it can provide Yen Loans in each of the following jurisdictions marked as “Available” under the Yen Tranche without the imposition of any withholding tax:

United States	The Netherlands
Available / Not Available	Available / Not Available

III.  Yen Lender Representation Regarding ABR Rate Loans:

[select one:]

[1.  Assignee represents and warrants to Administrative Agent that it is an institution from which a Borrower may borrow ABR Rate Loans under the Yen Tranche.]

[1.  Assignee represents and warrants to Administrative Agent that it is not an institution from which a Borrower may borrow ABR Rate Loans under the Yen Tranche.]

IV.Non-Qualified Japan Lender:

[select one:]

[1.  Assignee represents and warrants to Administrative Agent that it is a Non-Qualified Japan Lender.]

[1.  Assignee represents and warrants to Administrative Agent that it is Not a Non-Qualified Japan Lender.]

Exhibit C

723827592 14450188

EXHIBIT D

FORM OF BORROWER ACCESSION AGREEMENT

Date:  ___________, _____

To:Bank of America, N.A., Administrative Agent

Reference is made to the Amended and Restated Senior Term Loan Agreement, dated as of May 4, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Prologis, L.P. (“Prologis”), certain Affiliate Borrowers from time to time party thereto, Prologis, Inc., as guarantor, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

Prologis and [_________________] (“Eligible Affiliate”) agree as follows:

1.	The terms defined in the Credit Agreement shall, unless otherwise defined herein, have the same meanings in this Borrower Accession Agreement (this “Agreement”).

2.

Subject to satisfaction of the conditions precedent set forth in Section 6.12 of the Credit Agreement, Eligible Affiliate shall become an Affiliate Borrower under the [____________________] Tranche(s).

3.	Eligible Affiliate is a [type of entity] duly organized under the laws of [name of relevant jurisdiction] and is not a Sanctioned Person.

4.	Eligible Affiliate confirms that it has received from Prologis a true and up-to-date copy of the Credit Agreement.

5.

Eligible Affiliate undertakes, upon its becoming a Borrower, to perform all the obligations expressed to be undertaken under the Credit Agreement by an Affiliate Borrower and agrees that it shall be bound by the Credit Agreement in all respects as if it had been an original party thereto as an Affiliate Borrower.

6.	Prologis:

(a)

confirms that the representations and warranties of a continuing nature contained in the Credit Agreement are true and correct in all material respects, with the same force and effect as though made on the date hereof (unless they speak to a different date or are based on facts which have changed by transactions contemplated or permitted by the Credit Agreement); and

(b)	confirms that no Default or Event of Default is continuing or would occur as a result of Eligible Affiliate becoming an Affiliate Borrower.

7.	Eligible Affiliate makes the representations and warranties set out in Article IX of the Credit Agreement (to the extent applicable thereto).

Exhibit D

723827592 14450188

8.	Administrative details for Eligible Affiliate are as follows:

Address:

Fax No.:

9.	This Agreement shall be governed by New York law.

PROLOGIS, L.P.

By:	Prologis, Inc., General Partner

By:
Name:
Title:

PROLOGIS, INC.

By:
Name:
Title:

[NEW AFFILIATE BORROWER]

By:
Name:
Title:

Exhibit D

723827592 14450188

EXHIBIT E

JOINDER AGREEMENT

Reference is made to the Amended and Restated Senior Term Loan Agreement, dated as of May 4, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Prologis, L.P. (“Prologis”), certain Affiliate Borrowers from time to time party thereto, Prologis, Inc., as guarantor, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

Pursuant to Section 6.14 of the Agreement, the undersigned hereby agrees that it shall be a party to the Agreement as a “Subsequent  Lender” under the [         ] Tranche(s) ([each an/the] “Applicable Tranche”) and shall have the rights and obligations of a Lender under the Loan Documents.

The undersigned (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Joinder Agreement and to consummate the transactions contemplated hereby and to become a Subsequent Lender under the Agreement, (ii) it meets all requirements of a Lender under the Agreement (subject to receipt of such consents as may be required under the Agreement) and under [each/the] Applicable Tranche, (iii) it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (iv) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Agreement, duly completed and executed by the undersigned; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

This Joinder Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Joinder Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Joinder Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.  This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows.]

Exhibit E

723827592 14450188

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the ______ day of __________, 20____.

SUBSEQUENT LENDER [NAME OF SUBSEQUENT LENDER]

By:
Name:
Title:

Exhibit E

723827592 14450188

EXHIBIT F

INCREASE CERTIFICATE

Reference is made to the Amended and Restated Senior Term Loan Agreement, dated as of May 4, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Prologis, L.P. (“Prologis”), certain Affiliate Borrowers from time to time party thereto, Prologis, Inc., as guarantor, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

Pursuant to Section 6.14 of the Agreement, the undersigned hereby agrees and consents to an increase in its Commitment.  After giving effect to such increase, the Commitment of the undersigned will equal the Dollar Equivalent of _____________.

This Increase Certificate shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Increase Certificate may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Increase Certificate by telecopy shall be effective as delivery of a manually executed counterpart of this Increase Certificate.  This Increase Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows.]

Exhibit F

723827592 14450188

IN WITNESS WHEREOF, the undersigned has executed this Increase Certificate as of the ______ day of __________, 20____.

INCREASING LENDER [NAME OF INCREASING LENDER]

By:
Name:
Title:

Exhibit F

723827592 14450188